     As Filed with the Securities and Exchange Commission on August 24, 1998
                          Commission File No. 333-____
                ------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -----------------

                          FUTURELINK DISTRIBUTION CORP.
             (Exact name of registrant as specified in its charter)

                               603-7 Avenue S.W.
                                   Suite 550
                         Calgary, Alberta CANADA T2P 2T5
                                 (403) 543-5511
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

        Colorado                       7371                    95-3895211
     (State or other             (Primary Standard          (I.R.S. Employer
     jurisdiction of        Industrial Classification    Identification Number)
     incorporation or              Code Number)
      organization)

                               -----------------

                                 CAMERON CHELL
                             CHIEF EXECUTIVE OFFICER
                          FUTURELINK DISTRIBUTION CORP.
                          603-7 Avenue S.W., Suite 550
                         Calgary, Alberta CANADA T2P 2T5
                                 (403) 543-5511
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
        Title of Each                                         Proposed Maximum         Proposed Maximum
    Class of Securities                 Amount To           Offering Price Per        Aggregate Offering            Amount of
      To Be Registered               Be Registered             Security (1)                  Price              Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Bialik    4,250,000 Shares of              $1.00                  $ 4,250,000
Exchangeable Shares               Common Stock                                                                      $ 1253.75

Common Stock Underlying  10%      9,615,385 Shares of              $1.00                  $ 9,615,385               $ 2836.54
Convertible Debentures,           Common Stock
Principal  Amount $5,000,000

Common Stock Underlying           1,041,667 Shares of              $0.96                  $ 1,000,000               $  295.00
Thomson, Kernaghan Warrants       Common Stock
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             14,907,052 Shares of             $                      $14,865,385               $4,385.29
                                  Common Stock
====================================================================================================================================

(1)  Calculated pursuant to Rule 457(c) and (g).

(2) Based on the average closing bid and asked price of the Registrant's Common Stock on August 18, 1998, on the NASD OTC Bulletin Board.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                          FUTURELINK DISTRIBUTION CORP.

                              CROSS REFERENCE SHEET

                   ITEM NUMBER AND HEADING IN                                                   LOCATION
                FORM SB-2 REGISTRATION STATEMENT                                             IN PROSPECTUS
        ----------------------------------------------------        -------------------------------------------------------------
1.      Front of the Registration Statement and Outside
        Front Cover Page of Prospectus......................        Facing Page and Outside Front Cover Page of Prospectus

2.      Inside Front and Outside Back Cover Pages of
        Prospectus .........................................        Inside Front Cover and Outside Back Cover Pages of Prospectus

3.      Summary Information and Risk Factors................        Prospectus Summary; Risk Factors

4.      Use of Proceeds.....................................        Use of Proceeds

5.      Determination of Offering Price.....................        Not Applicable

6.      Dilution............................................        Not Applicable

7.      Selling Security Holders............................        Selling Security Holders

8.      Plan of Distribution................................        Plan of Distribution

9.      Legal Proceedings...................................        Business

10.     Directors, Executive Officers, Promoters and
        Control Persons.....................................        Management; Certain Transactions; Risk Factors

11.     Security Ownership of Certain Beneficial Owners and         Security Ownership of Certain Beneficial Owners and Management
        Management..........................................

12.     Description of Securities...........................        Description of Securities

13.     Interest of Named Experts and Counsel...............        Experts

14      Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities......................        Not Applicable

15      Organization Within Last Five Years.................        The Company; Business

16      Description of Business.............................        Business; Prospectus Summary; Risk Factors; Management's
                                                                    Discussion and Analysis

17      Management's Discussion and Analysis or Plan of
        Operations..........................................        Management's Discussion and Analysis

18      Description of Property ............................        Business

19      Certain Relationships and Related Transactions......        Certain Relationships and Related Transactions

20      Market for Common Equity and Related Stockholder
        Matters ............................................        Market for Common Equity and Related Stockholder Matters;
                                                                    Description of Securities

21      Executive Compensation..............................        Management; Executive Compensation

22      Financial Statements................................        Financial Statements

23      Changes in and Disagreements With Accountants on
        Accounting and Financial Disclosure.................        Not Applicable

PROSPECTUS                                                       August 24, 1998

                          FUTURELINK DISTRIBUTION CORP.
     4,250,000 SHARES OF COMMON STOCK UNDERLYING BIALIK EXCHANGEABLE SHARES 9,615,384 SHARES OF COMMON STOCK UNDERLYING $5,000,000 CONVERTIBLE DEBENTURES
     1,041,667 SHARES OF COMMON STOCK UNDERLYING THOMSON KERNAGHAN WARRANTS

This Prospectus relates to (i) 4,250,000 shares of common stock underlying Exchangeable Shares issued to Don and Olivia Bialik in FutureLink Distribution Corp., a Colorado corporation ("Futurelink USA") (The "Bialik Exchangeable Shares") (ii) 9,615,384 shares of common stock of Futurelink USA issuable upon exercise of a 10% Convertible Debenture with a US$5,000,000 principal amount held by Thomson Kernaghan & Co., Ltd. ("Convertible Debenture") and (iii) 1,041,667 warrants ("Warrants") to purchase 1,041,667 shares of common stock of Futurelink USA, issued to Thomson Kernaghan & Co., Ltd. The securities issued to the Bialiks' and to Thomson Kernaghan were issued in Reg S transactions by Futurelink USA on August 21, 1998. See "Selling Security Holder" and "Plan of Distribution".

The Exchangeable Shares issued to Don and Olivia Bialik, allows Futurelink USA to, issue 4,250,000 shares of Futurelink USA common stock in consideration for exchange of the Exchangeable Shares. The Convertible Debenture issued allows Thomson Kernaghan & Co., Ltd. to convert to common shares of Futurelink USA at a conversion price equal to the lesser of $0.75 cents per share or the average closing bid price on the OTC Bulletin Board for the Futurelink USA common shares in the three trading days prior to the date of notice of conversion, which must be on or before August 14, 2001. The 1,041,667 warrants issued to Thomson Kernaghan & Co., Ltd. are at an exercise price $0.96 per share expiring August 14, 2001.

Don and Olivia Bialik and Thomson Kernaghan & Co. Ltd.(the "Selling Security Holders") may be deemed underwriters within the meaning of the 1933 Act, with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

Futurelink USA will not receive any proceeds upon the exercise of the conversion rights by Don and Olivia Bialik. In the event, that all the Thomson Kernaghan Warrants and Debenture conversion features are exercised, Futurelink USA will receive gross proceeds not to exceed $1,000,000. Futurelink USA will have already received the proceeds from the initial placement of the Debenture in the amount of up to $5,000,000. See "Selling Security Holders", "Plan of Distribution" and "Use of Proceeds". The Company will pay all of the expenses of this prospectus estimated at approximately $50,000.

FutureLink USA's Common Stock is traded on the NASD OTC Bulletin Board under the symbol FLNK, and last traded at $0.93 on August 20, 1998.

                                 -------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR INFORMATION REGARDING CERTAIN RISKS RELATING TO THE COMPANY, SEE "RISK FACTORS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

FutureLink USA has filed with the Commission a registration statement under the Securities Act with respect to the Securities registered hereby. This Prospectus omits certain information contained in said registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the registration statement, including the exhibits thereto. Statements contained herein concerning the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to such contract or other document filed with the Commission as an exhibit to the registration statement, or otherwise, each such statement being qualified in all respects by such reference. The registration statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and at the Commission's web site.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this Prospectus. Except where otherwise indicated, all share and per share data and information included in this Prospectus relating to the number of shares of Common Stock assume no exercise of (i) the Warrants, (ii) the options available for grant under Futurelink USA's Stock Option Plan or (iii) the Bialik Reserved Shares.

                                   THE COMPANY

                           DESCRIPTION OF THE COMPANY

                         FUTURELINK DISTRIBUTION CORP.
                  (A COLORADO CORPORATION) ("FUTURELINK USA")

FutureLink USA is a holding/investment company with a 100% interest in FutureLink Acquisition Corp. (an Alberta corporation) and a 46.229% interest in FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta") which is located in Calgary, Alberta. FutureLink USA, with certain exceptions, is in the process of acquiring the remaining issued and outstanding securities of FutureLink Alberta.

FutureLink USA's management believes that strategic acquisitions could tremendously enhance FutureLink USA's growth and profitability over the next several years. On August 3, 1998, FutureLink USA entered into an agreement with FutureLink Alberta ("FutureLink Alberta Acquisition Agreement"), which provides that, subject to regulatory approval and certain exceptions, FutureLink USA will acquire all of the FutureLink Alberta Securities in consideration of the issuance of FutureLink USA Common Shares to the FutureLink Alberta Security holders on a one-for-one basis for each such security. Management of FutureLink Alberta is identical to that of FutureLink USA and certain security holders of FutureLink Alberta are also security holders of FutureLink USA.

In addition, by agreement among FutureLink Alberta, FutureLink USA, Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation ("RMC") and SysGold Ltd. dated August 4, 1998, as amended by agreement dated August 21, 1998, FutureLink USA has agreed to acquire all of the issued and outstanding shares of RMC which in turn owns all of the issued and outstanding shares of SysGold Ltd. and SysGold Inc.(the "SysGold Acquisition Agreement"). SysGold has approx. 60 employees and annual sales of CDN$10 million. RMC has total liabilities of approx. CDN$1,800,000. The consideration is CDN$8,685,000 payable by CDN$3,000,000 cash on closing (scheduled for August 21, 1998), CDN$685,000 by a promissory note payable within 90 days, and partly by the issuance of 4,250,000 Riverview Management Corporation shares exchangeable into 4,250,000 FutureLink USA Common Shares (attributed value $0.85/share).

FutureLink USA has entered into a Debenture Acquisition Agreement dated August 14, 1998 with Thompson Kernaghan & Co., Ltd. an Ontario corporation ("TK"). Pursuant to this agreement TK has purchased from FutureLink USA up to $5,000,000 of a 10% convertible debenture ("Debenture") and $1,000,000 in a series of warrants in FutureLink USA.

FUTURELINK DISTRIBUTION CORP. (AN ALBERTA CORPORATION) ("FUTURELINK ALBERTA")

FutureLink Alberta is the world's first computer utility company. It is dedicated to providing small to medium sized businesses (50-1000 seats) with the most efficient and cost effective system for the delivery of computer hardware, software and electronic content at an attractive cost for installation, administration and maintenance. It is FutureLink Alberta's objective to make computer use as affordable and convenient to use as the telephone.

FutureLink USA's shareholders have approved the transactions contemplated thereby, including, subject to regulatory approval, the acquisition of all of the FutureLink Alberta Securities by FutureLink USA in consideration for the FutureLink USA Common Shares, as may be adjusted in certain events. FutureLink Alberta's key technology platform to deliver its computing model is the thin client computing. A thin client is a computer that has a central processing unit (CPU), a keyboard, a mouse and a monitor that is connected to a network. Thin clients have no hard drive, floppy disks or CD-ROM drives nor any moving parts thus greatly reducing operating and maintenance costs. The thin client is connected to a network that delivers any software application to any desktop from a server. The thin client is designed to eliminate the need for constant computer upgrades, reduce the initial capital investment of buying PCs and reduce the time and money spent on computer maintenance.

FutureLink Alberta is offering its WATCH(TM) service as an integrated information technology outsourcing service to the mid-market (companies with 50
- 1000 seats).

RIVERVIEW MANAGEMENT CORPORATION. ("RMC")

RMC is a holding/investment company with operating, wholly owned subsidiaries known as SysGold Ltd.("SysGold") and SysGold Inc. In 1992, RMC commenced providing information technology (IT) outsourcing services in the Calgary, Alberta vicinity through SysGold. SysGold has seen their revenues grow from approximately CDN$200,000 in their first year of operation to approximately CDN$9.5 million in their 1997 fiscal year. SysGold's clients come in a range of sizes, industry sectors and growth stages. SysGold helps its clients use information technology to enhance business, create efficiencies and drive performance.

SysGold specializes in providing technical computing services to companies with diverse and complex technology requirements. Over the past 6 years, they have grown from having one client to over 90, from servicing 40 users to over 3500, and from staffing four professionals to over 70. Many of their clients are in the energy business. Others are in such industries as legal, advertising, and construction.

SysGold is a total solution provider that supplies integrated business and IT solutions in the areas of management consulting, land and land systems, accounting, software development and infrastructure management. SysGold strives to understand its clients' organizational processes and information requirements and provides a full suite of information management services.

                                  THE OFFERING

Common Stock Offered Hereby                                   14,907,052 shares
Common Stock Outstanding as of August 21, 1998                15,499,303 shares
NASD OTC Bulletin Board Symbol                                      FLNK

                             SUMMARY FINANCIAL DATA

A.        PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The summary pro forma financial data in the table are derived from the pro forma consolidated financial statements and related notes thereto of Futurelink USA. The data should be read in conjunction with the pro forma consolidated financial statements and the related notice contained elsewhere herein.

      SUMMARY OF SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (1)

                                                  Six Months            Year Ended
                                                 Ended June 30,         December 31
                                                  (Unaudited)           (Unaudited)
                                                     1998                   1997
                                                 --------------         -----------
Statement of Income Data:

Revenues                                          $ 5,360,575           $ 6,665,460
Total operating expenses                          $ 6,572,265           $ 8,146,598
Loss from operations                              $(1,211,691)          $(1,481,138)
Net loss                                          $(1,382,115)          $(2,225,912)

Balance Sheet Data:

Current assets                                    $ 1,079,449           $   774,411
Working capital                                   $  (567,035)          $(1,035,555)
Total assets                                      $ 9,535,407           $ 8,534,625
Total liabilities                                 $ 4,449,549           $ 4,213,176
Stockholders' equity                              $ 5,084,858           $ 4,321,449

Note:

(1) The pro forma financial statements as at June 30, 1998, as at December 31, 1997, for the six months ended June 30, 1998 and for the year ended December 31, 1997 give effect to the acquisition of all the outstanding shares in FutureLink Alberta and all the outstanding shares of RMC as if the effective dates of these transactions were December 31, 1997/June 30, 1998, for the balance sheet data and January 1, 1997/January 1, 1998 for the income statement data.

B. FUTURELINK DISTRIBUTION CORP., A COLORADO CORPORATION

  The summary financial data in the table are derived from the consolidated financial statements and related notes thereto of Futurelink USA. The data should be read in conjunction with the consolidated financial statements and the related notice contained elsewhere herein.

             SUMMARY OF SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                   Six Months               Years Ended December 31,
                                  Ended June 30,         ------------------------------
                                   (Unaudited)           (Audited)          (Unaudited)
                                      1998                  1997               1996
                                   -----------           ---------          -----------
Statement of Income Data:

Revenues                           $         0           $       0           $       0
Total operating expenses           $    71,076           $ 122,049           $   6,864
Loss from operations               $   (71,076)          $(122,049)          $  (6,864)
Net loss                           $  (482,392)          $(737,049)          $  (6,864)
Net loss per common share          $     (0.25)          $   (1.65)          $   (2.75)

Balance Sheet Data:

Current assets                     $         0           $       0           $       0
Working capital                    $   (24,981)          $ (23,932)          $  (6,873)
Total assets                       $ 1,269,259           $       0           $ 515,000
Total liabilities                  $   529,783           $  23,932           $  11,377
Stockholders' equity               $   739,476           $ (23,932)          $ 503,623

                           FORWARD-LOOKING STATEMENTS

When included in this Prospectus, the words "expects," "intends,""anticipates," "plans," "projects" and "estimates," and analogous or similar expressions are intended to identify forward-looking statements. Such statements, which include statements contained in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. For a discussion of certain of such risks, see "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus. Futurelink USA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Futurelink USA expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THE PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT. THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF FUTURELINK USA PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. FUTURELINK USA ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN.

RISKS CONCERNING FUTURELINK USA

FutureLink USA has a significant subsidiary, FutureLink Alberta and is in the process of acquiring 100% of Riverview Management Corporation.

Limited Control and Influence on Futurelink USA. The current officers and directors, including the controlling beneficial shareholders of Futurelink USA in the aggregate, directly or beneficially, currently own approximately 34% of the total outstanding Common Stock. As a result, these individuals will probably be able to elect a majority of Futurelink USA's directors and thereby control the management policies of Futurelink USA, as well as determine the outcome of corporate actions requiring shareholder approval by majority action, regardless of how other shareholders of Futurelink USA, may vote. Such ownership of Common Stock may have the effect of delaying, deferring or preventing a change in control of Futurelink USA and may adversely affect the voting rights of holders of Common Stock.

Limitation of Liability of Directors. As permitted by the Colorado Business Corporation Act, Futurelink USA has Articles of Incorporation, as amended, eliminates, with certain exceptions, the personal liability of its directors to Futurelink USA and its shareholders for monetary damages as a result of a breach of fiduciary duty. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of his fiduciary duty. The Colorado Business Corporation Act provides that a corporation has the power to (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by such parties if specified standards of conduct are met: and (ii) purchase and maintain insurance on behalf of any of the foregoing parties against liabilities incurred by such parties in the foregoing capacities. The Bylaws of Futurelink USA provide for indemnification of its officers and directors against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been officers or directors of Futurelink USA; except in relation to matters as to which any such director or officer is adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. However, such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

Solvency of FutureLink USA. FutureLink USA has incurred significant losses. FutureLink USA is subject to a lawsuit as described under "Legal Proceedings". FutureLink USA may require additional financing in order to carry on its business. There can be no assurance that such financing will be available or, if available, will be upon terms satisfactory to FutureLink USA.

Dependence on Key Personnel. The success of Futurelink USA is highly dependent on the efforts and abilities of its directors, officers and employees. The unexpected loss or departure of any of FutureLink USA's key directors, officers or employees could be detrimental to the future operations of FutureLink USA. The success of FutureLink USA's business will depend, in part, upon FutureLink USA's ability to attract and retain qualified personnel as they are needed. There can be no assurance that FutureLink USA will be able to engage the services of such personnel or retain its current personnel.

Dividends and Cash Flow. FutureLink USA has a limited history and currently does not have any operating business. The Corporation has no present intention to pay dividends to the holders of its FutureLink USA Common Shares.

Risks Related to Possible Acquisitions. Futurelink USA may expand its operations through the acquisition of additional businesses. There can be no assurance that Futurelink USA will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses into Futurelink USA without substantial expenses, delays or other operational or financial problems. Further, acquisitions may involve a number of special risks or effects, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets and other one-time or ongoing acquisition related expenses, some or all of which could have a material adverse effect on Futurelink USA business, operating results and financial condition. Client satisfaction or performance problems of a single acquired firm could have a material adverse impact on the reputation of Futurelink USA as a whole. In addition, there can be no assurance that the acquired businesses, if any, will achieve anticipated revenues and earnings. The failure of Futurelink USA to arrange its acquisition strategy successfully could have a material adverse effect upon Futurelink USA's business, operating results and financial condition. Limited Trading History of FutureLink USA Common Shares; Stock Price Volatility. Between January 1, 1998 and August 3, 1998, the closing sale price has ranged from a low of $0.57 per share to a high of $4.34 per share. The market price of the FutureLink USA Common Shares could continue to fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, adverse circumstances affecting the introduction of market acceptance of new products and services offered by Futurelink USA, announcements of new products and services by competitors, changes in the IT environment, changes in earnings estimates by analysts, changes in accounting principles, sales of FutureLink USA Common Shares by existing holders, loss of key personnel and other factors. The market price for the FutureLink USA Common Shares may also be affected by Futurelink USA's ability to meet analysts' expectations, and any failure to meet such expectations, even if minor, could have a material adverse effect on the market price of FutureLink USA Common Shares. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against Futurelink USA could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect upon Futurelink USA's business, operating results and financial condition.

RISKS CONCERNING FUTURELINK ALBERTA

Creditworthiness of Clients. The value of FutureLink Alberta's computer equipment, software, and intellectual property thereto may depend on the credit and financial stability of FutureLink Alberta's customers. FutureLink Alberta's projected income would be adversely affected if a significant number of customers were unable to meet their obligations to FutureLink Alberta or if FutureLink Alberta were unable to continue to collect its accounts receivables. In the event of default by customers, FutureLink Alberta may experience delays in enforcing its rights as a vendor and may incur substantial costs in protecting its investment.

Start-Up Company. The business of FutureLink Alberta should be considered highly speculative due to its present stage of development. FutureLink Alberta does not have a history of earnings nor has it sufficiently diversified such that it can mitigate the risks associated with its planned activities. FutureLink Alberta has limited cash and other assets and a limited business history. Securityholders must rely solely upon the ability, expertise, judgement, discretion, integrity and good faith of FutureLink Alberta's management in all aspects of the development and implementation of FutureLink Alberta's business strategy.

Speculative Nature of Computer Business. The acquisition and management of computer services may result in a failure to produce income or revenue. Moreover, the industry is subject to significant risk factors including changes in general economic conditions, competition from other properties, the failure of customer to meet their obligations and other operating costs

Competition. The market for IT services is very competitive because of the large number of competitors and the rapidly changing environment. Primary competitors include participants from a variety of market segments, including "Big Six" accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than FutureLink Alberta. In addition, FutureLink Alberta competes with its client's internal resources, particularly where these resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on FutureLink Alberta. There can be no assurances that FutureLink Alberta will compete successfully with its existing competitors or with any new competitors.

Tradename A number of U.S. International Companies currently use all or a portion of the name "FutureLink" in connection with products or services in similar industries as that engaged in by the Company. While the Company is attempting to qualify under a trademark its name throughout the U.S. in Canada, significant issues may be present as to the ability to widely use the name in connection with the products or services to be rendered by the Company.

Rapid Technological Change; Dependance on New Solutions. FutureLink Alberta's success will depend in part on its ability to develop IT solutions that keep pace with continuing changes in IT, evolving industry standards and changing client preferences. There can be no assurance that FutureLink Alberta will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, FutureLink Alberta will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render FutureLink Alberta's services uncompetitive or obsolete. FutureLink Alberta's failure to address these developments could have a material adverse effect on FutureLink Alberta's business, operating results and financial conditions.

Attraction and Retention of Employees. FutureLink Alberta's business involves the delivery of professional services and is labor-intensive. FutureLink Alberta's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that FutureLink Alberta will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. FutureLink Alberta has historically experienced turnover rates which it believes are consistent with industry norms. An increase in this rate could have a material adverse effect on FutureLink Alberta's business, operating results and financial condition, including its ability to secure and complete engagements.

Project Risks. Many of FutureLink Alberta's engagements involve projects that are critical to the operations of its clients' businesses and provide benefits that may be difficult to quantify. FutureLink Alberta's failure or inability to meet a client's expectations in the performance of its services could result in a material adverse change to the client's operations and therefore could give rise to claims against FutureLink Alberta or damage FutureLink Alberta's reputation, adversely affecting its business, operating results and financial condition.

Fixed-Bid Projects. FutureLink Alberta undertakes many projects billed on a fixed-bid basis, which is distinguishable from the company's other method of billing on a time and materials basis. The failure of the company to complete such projects within budget would expose the company to risks associated with cost overruns, which could have a material adverse effect on FutureLink Alberta's business, operating results and financial condition.

Dividends. Since incorporation, FutureLink Alberta has not paid any dividends on its outstanding FutureLink Alberta Common Shares and has no present intention to pay dividends thereon.

RISKS CONCERNING RIVERVIEW MANAGEMENT CORPORATION

RMC purchased a 33% minority interest in its subsidiary SysGold Ltd. from a minority shareholder for a purchase price of CDN$315,000 on July 24, 1998. The buy out was based on an effective evaluation dated April 30, 1996. At that date, the valuation for 100% of SysGold Ltd. was approximately CDN$950,000. The acquisition by FutureLink USA values SysGold Ltd. at CDN$8,000,000 on an arms length basis. FutureLink USA believes this to be a reasonable valuation at the current time and substantially higher than the valuation of SysGold Ltd. at April 30, 1996. The reasons for the increased valuation over the past 28 months are primarily as follows:

      a) SysGold's revenues have increased from approximately CDN$3 million for the year ended October 31, 1995 to approximately CDN$9.7 million for the year ended October 31, 1997,

      b) SysGold's employee/consultant base (one of its key assets) has increased from approximately 30 at the end of fiscal 1995 to a current of 75,

      c) SysGold currently has a strong management team, excellent reputation, blue ship client base and proven technology service delivery platform.

Creditworthiness of Clients. The value of SysGold's computer equipment, software, and intellectual property thereto may depend on the credit and financial stability of SysGold's customers. SysGold's projected income would be adversely affected if a significant number of customers were unable to meet their obligations to SysGold or if SysGold were unable to continue to collect its accounts receivables. In the event of default by customers, SysGold may experience delays in enforcing its rights as a vendor and may incur substantial costs in protecting its investment.

Speculative Nature of Computer Business. The acquisition and management of computer services may result in a failure to produce income or revenue. Moreover, the industry is subject to significant risk factors including changes in general economic conditions, competition from other properties, the failure of customer to meet their obligations and other operating costs.

Competition. The market for IT services is very competitive because of the large number of competitors and the rapidly changing environment. Primary competitors include participants from a variety of market segments, including "Big Six" accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than SysGold. In addition, SysGold competes with its clients internal resources, particularly where these resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on SysGold. These can be no assurances that SysGold will compete successfully with its existing competitors or with any new competitors.

Rapid Technological Change; Dependence on New Solutions. SysGold's success will depend in part on its ability to develop IT solutions that keep pace with continuing changes in IT, evolving industry standards and changing client preferences. There can be no assurance that SysGold will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, SysGold will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render SysGold's services uncompetitive or obsolete. SysGold's failure to address these developments could have a material adverse effect on SysGold's business, operating results and financial conditions.

Attraction and Retention of Employees. SysGold's business involves the deliver of professional services and is labor-intensive. SysGold's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that SysGold will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. SysGold has historically experienced turnover rates which it believes are consistent with industry norms. An increase in this rate could have a material adverse effect on SysGold's business, operating results and financial condition, including its ability to secure and complete engagements.

Project Risks. Many of SysGold's engagements involve projects that are critical to the operations of its clients' businesses and provide benefits that may be difficult to quantify. SysGold's failure or inability to meet a client's expectations in the performance of its services could result in a material adverse change to the client's operations and therefore could give rise to claims against SysGold or damage SysGold's reputation, adversely affecting its business, operating results and financial condition.

Fixed-Bid Projects. SysGold undertakes many projects billed on a fixed-bid basis, which is distinguishable from the company's other method of billing on a time and materials basis. The failure of the company to complete such projects within budget would expose the company to risks associated with cost overruns, which could have a material adverse effect on SysGold's business, operating results and financial condition.

RISKS CONCERNING THE SECURITIES OF FUTURELINK USA

Possible Volatility of Securities Prices. The Stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. The market prices of the securities of many publicly-traded companies in the computer industry have in the past been and can be expected in the future to be especially volatile. Factors such as Futurelink USA's operating results, announcements by Futurelink USA or its competitors concerning technological innovations, new products or systems may have a significant impact on the market price of the Company's securities.

Risks of Low-Priced or Penny Stock. The common stock of Futurelink USA is traded on the NASD OTC Bulletin Board. As such it is subject to Rule 15(g)-(9) under the 1934 Act. Such Rule may adversely effects the ability of purchasers in this Offering to sell of the securities acquire hereby in the secondary market.

Rule 15g-9 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission defines a penny stock to be any equity security that has a market price of less than $5.00 per share (exclusive of commissions), subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

In addition, trading in the Common Stock would be covered by Rules 15g-1 through 15g-6 under the 1934 Act for non-Nasdaq and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from these rules if the market price is at least $5.00 per share.

No Dividends Anticipated on Common Stock. FutureLink USA has not paid any dividends on its Common Stock to date. FutureLink USA does not currently intend to declare or pay any dividends on its Common Stock in the foreseeable future, but plans to retain earnings, if any, for development and expansion of its business operations.

Current Prospectus and State Registration Required to Exercise Warrants. The purchasers of the Warrants will only be able to exercise the Warrants if: (i) a current Registration Statement under the 1933 Act relating to the Common Stock is qualified for sale or exempt from qualification under the 1933 Act and; (ii) such Common Stock is qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants reside. Although FutureLink USA will use its best efforts to maintain the effectiveness of the current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants, there can be no assurance FutureLink USA will be able to continue to do so. The value of the Warrants may be greatly reduced if a current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants reside.

                                 USE OF PROCEEDS

With the exception of the exercise price of the Warrants, FutureLink USA will not receive any proceeds from the sale of securities offered hereby. It is currently anticipated that the net proceeds from the exercise of the Warrants, estimated at $1,000,000 will be added to the general funds of FutureLink USA and used for working capital and other general corporate purposes. FutureLink USA will pay all the expenses of this Prospectus, estimated to be approximately $50,000.

     MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

FUTURELINK USA

The common stock of FutureLink USA commenced quotation on the OTC Bulletin Board under the symbol "FLNK" in late 1995. Until the third quarter of 1995 no substantial public trading market had developed for the common stock of FutureLink USA.

                NASD OTC Bulletin Board            Symbols
                     Common Stock                   FLNK

FutureLink USA has not paid any dividends on its Common Stock since its inception and has no current plans to pay dividends on the Common Stock in the foreseeable future. In addition, FutureLink USA's ability to pay cash dividends is restricted by FutureLink USA's current credit facilities, and future borrowings may contain similar restrictions. The Company intends to reinvest future earnings, if any, in the development and expansion of its business. Any future determination to pay dividends on the Common Stock will depend upon FutureLink USA's results of operations, financial condition and capital requirements and such other factors deemed relevant by FutureLink USA's Board of Directors.

The closing price of the Common Stock of FutureLink USA as reported on the NASD OTC Bulletin Board Issues on August 18, 1998, by brokers making a market, was $1.00.

As of August 19, 1998, there were approximately 252 beneficial holders of the common stock of the Company.

FutureLink USA's Common Stock is traded on the Nasdaq OTC Bulletin Board under the symbol FLNK. The following table summarizes the trading activity of FutureLink USA from January 1998.

                             Price Range
                         --------------------           Trading        Share Value
                         High            Low            Volume            NOTE 1
                         ----            ----          ----------      -----------
January, 1998            3.56            1.75          1,294,400       $3,849,893
February, 1998           3.50            2.90            714,100        2,241,748
March, 1998              4.12            2.75          1,834,300        6,253,275
April, 1998              4.34            3.06          5,333,400       14,219,948
May, 1998                4.00            1.37          7,575,200       19,470,561
June 1-5, 1998           1.31            1.00          1,001,300        1,044,374
June 8-12, 1998          1.25            1.03            572,000          632,511
June 15-19, 1998         1.02            0.73          1,763,500        1,407,873
June 22-26, 1998         1.03            0.08            688,200          583,900
June28-July 3, 1998      0.81            0.66            744,000          518,001
July 6-10, 1998          0.64            0.57            978,700          599,967
July 13-17, 1998         1.68            0.72          2,724,100        3,510,358
July 20-29, 1998         1.25            1.00          1,033,000        2,092,682
                                                      ----------      -----------
Totals                                                25,586,200      $56,425,091
                                                      ==========      ===========

----------

Note 1) Calculated by mutiplying the average daily price reported by Bloomberg by the daily volume. This is only an estimate of the true share values traded. This method would tend to overstate the true share value.

On July 31, 1998 the high and low prices of FutureLink USA's Common Stock were $1.10 and $.94 per share, respectively. As of July 31, 1997 there were approximately 252 holders of record of FutureLink USA Common Stock.

FutureLink USA has not declared or paid any cash dividends on its Common Stock and does not intend to declare or pay any cash dividends in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the FutureLink USA's earnings, if any, its capital requirements and financial condition, and such other factors as the Board of Directors may consider.

FUTURELINK ALBERTA

There is no market for the securities of FutureLink Alberta to be acquired pursuant to the FutureLink Alberta Acquisition Agreement.

RIVERVIEW MANAGEMENT CORPORATION

There is no market for the securities of RMC, SysGold Ltd. or SysGold Inc.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with FutureLink USA's consolidated financial statements and the related notes thereto and the other financial information included elsewhere in this Prospectus. When used in the following discussions, the words "believes", "anticipates", "intends", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected, including, but not limited to, those set forth in "Risk Factors." readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.

FUTURELINK USA

JUNE 30, 1998 VS. JUNE 30, 1997

On January 20, 1998, Core Ventures, Inc.(now known as FutureLink Distribution Corp.) acquired a 46% interest in FutureLink Alberta.

FutureLink Alberta is the world's first computing utility and specializes in providing IT services to mid-sized companies. FutureLink USA accounts for its investment in FutureLink Alberta using the equity method for accounting for investments.

In the six months ended June 30, 1998, FutureLink USA incurred $71,076 of administration expenses in administering its 46% investment in FutureLink Alberta. In addition, FutureLink USA recorded an increase on its share capital of $60,200 related to the forgiveness of a loan to the company by a shareholder. FutureLink USA's equity in FutureLink Alberta losses during this period was $411,316.

FutureLink USA has no revenues or expenses in the similar period in 1997.

Liquidity and Capital Resources

FutureLink USA raised $1,351,602 in equity and advances from shareholders. FutureLink USA has invested $1,680,515 in FutureLink Alberta in advances and purchases of FutureLink Alberta shares. As at June 30, 1998, the company's investment in FutureLink Alberta had a book value (net of its equity loss) of $1,269,259. FutureLink USA had liabilities of $529,783 representing accounts payable and advances from shareholders of $504,802. The $504,802 advance was converted to equity in July 1998.

FISCAL 1997 VS. FISCAL 1996

For the year ended December 31, 1997, revenues were $0 compared to $0 in the year ended December 31, 1996, as FutureLink USA had no active operations.

Operating expenses increased from $115,189 to $122,049 as FutureLink USA unsuccessfully attempted to acquire the operations of Printscan Technologies Inc.

Share capital income increased $39,494 as a result of the forgiveness of a loan from a shareholder.

Other non-operation losses in 1997 included the write-off of mining assets recorded on the balance sheet at a book value of $515,000 and a loss of a non-refundable deposit of $100,000 related to the failed attempt to acquire the assets of Printscan.

Liquidity and Capital Resources

In 1997, FutureLink USA raised $170,000 from the issuance of common shares. These funds were used to pay operating administration expenses and the non-refundable deposit in the failed attempt to acquire the assets of Printscan. At the end of 1997, FutureLink USA had no recorded assets and current account payables were $23,932.

1996

FutureLink USA has been an inactive company for a number of years. In 1996, FutureLink USA incurred nominal administrative expenses of $6,864 in maintaining the FutureLink USA legal entity.

Liquidity and Capital Resources
FutureLink USA received shareholder advances of $3,602 in 1996 and ended the year with mining assets with a book value of $515,000 and liabilities (accounts payable and shareholder advances) of $11,377.

FUTURELINK ALBERTA

JUNE 30, 1998 VS. JUNE 30, 1997

In January 1998, FutureLink USA acquired a significant interest in FutureLink Alberta with plans to acquire the rest of FutureLink Alberta later in 1998 via a takeover bid to minority shareholders. During the first six months of 1998, FutureLink Alberta launched its information technology services business focused on distributed thin client technology.

In the six months ended June 30, 1998, FutureLink Alberta recognized revenues of CDN$30,675 from information technology services and hardware/software sales. Operating expenses were CDN$1,096,052 in the six months ended June 30, 1998, versus CDN$160,775 of operating expenses in the six months ended June 30, 1997.

The tremendous increase in operating expenses in 1998 vs. 1997 can be attributed to an increase in office premises, administration, marketing and technical management, marketing efforts and the addition of employees in conjunction with the launch of FutureLink Alberta's IT services business. In addition, in July 1998 FutureLink Alberta discontinued its web page development activities and sold its interest in the business to NextClick Ltd. in exchange for equity. This equity was recorded at CDN$1.00 in its books and records.

As at June 30, 1998, FutureLink Alberta has signed significant multi-year IT service contracts with revenues to be recognized over the next 3-5 years.

Liquidity and Capital Resources
During the six months ended June 30, 1998, FutureLink Alberta raised CDN$2,193,198 of financing which included CDN$333,775 of common share equity financing and CDN$1,859,423 of shareholder advances from FutureLink USA. The financing helped fund CDN$1,492,710 of operating activities and CDN$370,173 of capital asset investments. As of June 30, 1998, FutureLink Alberta had CDN$232,971 of cash, CDN$143,703 of net working capital, capital assets of CDN$515,050 and long-term liabilities of CDN$1,891,401 (including shareholder loans and capital leases.).

FISCAL 1997 VS. FISCAL 1996

During the fiscal 1997 year, there was a shift in FutureLink Alberta's business as the interactive cafe initiative was discontinued in favor of distribution of computing services to businesses via thin client networks.

In 1997, FutureLink Alberta had nominal interest income of CDN$4,820 versus CDN$2,752 in 1996. FutureLink Alberta had operating expenses of CDN$805,568, with consulting expenses of CDN$401,320 being the major category of expense. Operating expenses in 1997 increase tremendously from 1996 levels of CDN$200,845 as the company increased its development expenditures with respect to the distribution of information technology services and ceased its interactive cafe development expenditures. FutureLink Alberta's discontinued web page development activities had a net loss of CDN$14,179 in 1997.

Liquidity and Capital Resources
In fiscal 1997, FutureLink Alberta raised CDN$593,454 of equity and debt financing to help fund operating activities of CDN$392,897 (net of working capital decrease) and capital asset purchases of CDN$279,523. At December 31, 1997, FutureLink Alberta had cash of CDN$10,886, a working capital deficit of CDN$413,508 and capital assets of CDN$239,330. In addition, FutureLink Alberta had long term debt obligations (including capital leases) of CDN$106,753.

FISCAL 1996

FutureLink Alberta commenced operations as 689936 Alberta Ltd. In March 1996 FutureLink Alberta was initially focused on developing a chain of internet cafes focused on exposing and distributing new information technology to consumers.

From the date of commencement of operations to December 31, 1996, FutureLink Alberta had nominal interest income of CDN$2,752 and incurred CDN$200,845 of operating expenses in developing the interactive cafe business model. CDN$109,625 of the expenses were for consultants who assisted the company in developing its business model and planning its internet cafes.

Liquidity and Capital Resources
In 1996, FutureLink Alberta raised CDN$370,329 in equity financing. In addition to funding CDN$269,817 of operations, the company loaned CDN$104,500 to a company owned by a director. The loan was repaid in 1997. As of December 31, 1996, FutureLink Alberta had CDN$89,852 of cash, CDN$104,500 of notes receivables and CDN$10,545 of other assets. The company had CDN$40,458 of trade payables and accrued liabilities as of December 31, 1996.

RIVERVIEW MANAGEMENT CORPORATION

8 MONTHS ENDED JUNE 30, 1998  COMPARED TO 8 MONTHS ENDED JUNE 30, 1997

For the 8 months ended June 30, 1998, revenues increased CDN$2,351,872 (43%) to CDN$7,844,545 from CDN$5,492,673 recorded in the 8 months ended June 30, 1997. This increase resulted from several factors. The number of major clients increased by 13 (29%) to 58 from 45. The number of staff increased by 28 (58%) to 76 from 48.

Hardware and software sales increased by CDN$982,497 (37%) to CDN$4,232,998 from CDN$2,863,237 for the same period in the previous fiscal year. Cost of goods sold rose proportionately by CDN$911,046 (38%) to CDN$3,314,946 from CDN$2,403,900.

The major cost of system consulting revenue - system consultant salaries, benefits, and contract costs increased by CDN$1,283,238 (58%) to CDN$3,500,311 from CDN$2,217,073. This greater than proportional increase in staffing costs rose from competitive pressure on staff salaries.

General and administrative expenses increased by CDN$332,435 (76%) to CDN$769,665 (9.8% of revenue) from CDN$437,230 (8.0% of revenue) in the prior year. This increase in overhead costs occurred because we had to add supervisory, purchasing and administrative staff to handle our larger number of consultants. Advertising and Promotional costs went up by CDN$33,380 (64%) to CDN$85,851 (1.1% of revenue) from CDN$52,471 (1.0% of revenue) for the same period.

After provision for income taxes, SysGold recorded a decrease in profit of CDN$33,668 to CDN$143,716 for the 8 months ended June 30, 1998, compared to CDN$177,384 for the 8 months ended June 30, 1997.

FISCAL YEAR 1997 AS COMPARED TO FISCAL YEAR 1996

For the year ended October 31, 1997, revenues increased CDN$4,233,532 (80%) to CDN$9,520,789 from CDN$5,287,257 recorded in the year ended October 31, 1996. This increase resulted from several factors. The number of major clients increased by 9 (22%) to 49 from 40. The number of staff increased by 21 (60%) to 58 from 35. SysGold's client base spent more on expansion of their management information systems in 1997 compared to 1996.

Hardware and software sales increased by CDN$1,961,878 (66%) to CDN$4,929,610 from CDN$2,967,732 the previous fiscal year. Cost of goods sold rose proportionately by CDN$1,776,779 (65%) to CDN$4,500,816 from CDN$2,724,037.

The major cost of system consulting revenue - system consultant salaries, benefits, and contract costs increased by CDN$1,921,208 (100%) to CDN$3,835,563 from CDN$1,914,355. This greater than proportional increase in staffing costs arose mainly from competitive pressure on staff salaries, prior to revenue contract renewal dates with clients.

Advertising and Promotional costs went up by CDN$55,467 (130%) to CDN$97,897 (1.0% of revenue) from CDN$42,430 (0.8% of revenue) the previous fiscal year. This low marketing cost basically reflected SysGold's policy of obtaining new customers by reference from our staff and clients.

General and administrative expenses increased by CDN$217,975 (39%) to CDN$773,921 (8.1% of revenue) from CDN$555,946 (10.5% of revenue) in the prior year. This increase in overhead costs occurred generally because SysGold added supervisory, purchasing and administrative staff to handle its larger number of consultants. As well, a favorable tenant sub-lease ended and RMC moved, incurring increased rent costs of CDN$48,000, additional furniture rent and lease costs of CDN$28,000, and telephone cost of CDN$11,000.

After provision for income taxes, the Company recorded an increase in profit of CDN$114,635 (430%) to CDN$141,311 for the year ended October 31, 1997, compared to CDN$26,676 for the year ended October 31, 1996.

                                    BUSINESS

FUTURELINK USA

FutureLink USA is a holding/investment company with a 100% interest in FutureLink Acquisition Corp. (an Alberta corporation) and a 46.229% interest in FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta") which is located in Calgary, Alberta. FutureLink USA, with certain exception, is in the process of acquiring the remaining issued and outstanding securities of FutureLink Alberta.

FutureLink USA was incorporated under the Colorado Corporation Code on April 4, 1955 under the name of Cortez Uranium and Mining Co. On February 25, 1957, its name changed to Core Oil, Inc. On June 16, 1983, its name changed to Core Mineral Recoveries, Inc. On July 20, 1997, its name changed to Core Ventures, Inc. On February 17, 1998, its name changed to FutureLink Distribution Corp. In conjunction with these name changes, the Corporation has undertaken a number of changes to its authorized capital. Upon incorporation, the authorized capital was 10,000,000 shares with a par value of $0.01. On June 16, 1983, the authorized capital was altered to authorize the issuance of 15,000,000 shares with a par value of $0.01/share. On October 7, 1986, the authorized capital was altered to authorize the issuance of 30,000,000 shares with a par value of $0.01/share. On July 20, 1997, the articles were amended to provide for a par value of $0.001/share. On July 20, 1997, FutureLink USA effected a 200:1 reverse split. On December 2, 1997, FutureLink USA effected a 30:1 reverse split. On January 20, 1998, the articles were amended to authorize the issuance of 100,000,000 common shares with a par value of $0.0001/share and 5,000,000 preferred shares with no par value.

The principal executive office of FutureLink USA is located at Suite 550 - 603 - 7th Avenue S.W. Calgary, Alberta, T2P 2T5. The contact telephone number is (403) 543 - 5511. The registered and records office of the Company is located at 5025 South Federal Boulevard, Englewood, Colorado, 80110.

All references herein are in US dollars unless otherwise referenced. At this date, the Canadian dollar equals .6521 cents US.

STRATEGIC ACQUISITIONS

FutureLink USA's management believes that strategic acquisitions could tremendously enhance FutureLink USA's growth and profitability over the next several years/

On August 3, 1998, FutureLink USA entered into an agreement with FutureLink Alberta ("FutureLink Alberta Acquisition Agreement"), which provides that, subject to regulatory approval and certain exceptions, FutureLink USA will acquire all of the FutureLink Alberta Securities in consideration of the issuance of FutureLink USA Common Shares to the FutureLink Alberta Security holders on a one-for-one basis for each such security. Management of FutureLink Alberta is identical to that of FutureLink USA and certain security holders of FutureLink Alberta are also security holders of FutureLink USA.

A.    SysGold
By agreement among FutureLink Alberta, FutureLink USA, Donald A. Bialik, Olivia
B. Bialik, Bialik Family Trust, Riverview Management Corporation ("RMC") and SysGold Ltd. dated August 4, 1998, as amended by agreement dated August 21, 1998, FutureLink USA has agreed to acquire all of the issued and outstanding shares of RMC which in turn owns all of the issued and outstanding shares of SysGold Ltd. and SysGold Inc.(the "SysGold Acquisition Agreement"). SysGold has approx. 60 employees and annual sales of CDN$10 million. RMC has total liabilities of approx. CDN$1,800,000. The consideration is CDN$8,685,000 payable by CDN$3,000,000 cash on closing (scheduled for August 21, 1998), CDN$685,000 by a promissory note payable within 90 days, and partly by the issuance of 4,250,000 restricted FutureLink USA Common Shares (attributed value $0.85/share). The SysGold Acquisition Agreement will be amended prior to closing. SysGold Inc. will be added as a party. Donald A. Bialik will be subject to an employment agreement which would pay him a significant salary/year, plus a performance bonus and stock options totalling 250,000 FutureLink USA Common Shares at a price to be agreed upon. The deposit of CDN$100,000 has been paid and may become non-refundable in certain circumstances. The transaction is an arms length transaction and numerous condition precedents must be satisfied prior to closing.

B.    Thomson Kernaghan
FutureLink USA has entered into a Debenture Acquisition Agreement dated August 14, 1998 with Thompson Kernaghan & Co., Ltd. an Ontario corporation ("TK"). Pursuant to this agreement TK has purchased from FutureLink USA up to $5,000,000 of a 10% convertible debenture ("Debenture") and $1,000,000 in a series of warrants in FutureLink USA.

The purchase price for the Debenture shall be payable in a series of the closings. The initial closing scheduled for August 21, 1998 provides FutureLink USA with $2,250,000 U.S. to be utilized by the Company primarily for the acquisition of stock in Sysgold, Ltd., as described below. The initial closing is subject to certain financial requirements of Sysgold, the filing of a 1933 Act Registration Statement to cover conversion of the common shares underlying the Debenture as described below and an opinion of FutureLink USA counsel.

Additional closings at the rate of no more than one per month and in the amount $500,000 per month are subsequently scheduled. Subsequent closings are conditioned upon effectiveness of the FutureLink USA 1933 Act and 1934 Act Registrations maintenance of, minimum bid prices and daily volume requirements.

On the initial funding date, TK shall receive a 10% commission on all payments made for the Debenture, and $1,000,000 principal amount of a series of warrants of FutureLink USA exercisable at a per share price equal to $0.96 per share).

In addition, FutureLink USA will be depositing into escrow a total of 11,000,000 shares of common stock, 10,657,052 shares of which shall be registered pursuant to a Form SB-2 Registration Statement with the Securities and Exchange Commission, as the common stock underlying the Debenture, and the Warrants issued to TK.

The Debenture is all due and payable on August 21, 2001 provided that TK shall have the right, at its option beginning on the 30th day after the initial funding date to convert in $100,000 increments or multiples thereof the principal amount to common shares of the Company at a conversion price equal to the lower of 78% of the average closing bid price of the FutureLink USA common stock on the principal market for the common stock for the three trading days immediately preceding the date of notice of conversion, or the three trading days prior to the initial closing date. If the price of the common stock of FutureLink USA has substantially diminished for the three trading days prior to notice of conversion, the number of shares of common stock issuable upon conversion could exceed the amount registered hereunder.

The Warrants to purchase common stock consist of two separate warrants, one for $250,000 face amount and the other for $750,000 face amount both issued to TK in consideration for its execution and funding under the Debenture Purchase Agreement. The warrants are exercisable on or after August 21, 1998 through and including August 21, 2001 at an exercise price equal to $0.96 per share. Therefore, the total number of shares of the common stock underlying the warrants that are registered pursuant to the Form SB-2 registration statement equal 1,041,667 shares of common stock.

FutureLink USA plans to acquire other IT service companies in the USA and Canada. These purchases would provide FutureLink USA with the following:
- a blue chip client base which gives FutureLink USA customer references for sales proposals
- quality management and client service delivery personnel critical to success in the IT services sector
-       bases for entry into new geographic and industry markets
- additional sources of potential revenues from customer sales of additional IT.

FutureLink USA's general acquisition criteria are:
1. IT service companies in the outsourcing, network management, application development and maintenance and Y2K consulting fields,
2.      target is located in Canada or the United States,
3.      target has strong customer base and valuable existing service contracts,
4. target has talented management and client service delivery teams that can integrate into FutureLink USA's service organization,

PATENTS AND TRADEMARKS

FutureLink USA currently has no patents or trademarks pending or in place.

ENVIRONMENTAL MATTERS

FutureLink USA believes it is in material compliance with all relevant federal, state, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

RESEARCH AND DEVELOPMENT

During each of the last two Fiscal Years FutureLink USA did not expend in excess of Ten Thousand Dollars ($10,000) on research and development of products. During Fiscal Year 1997, FutureLink USA did not capitalize research, development or engineering costs, and such costs were expensed during the period of their occurrence.

GOVERNMENTAL MATTERS

Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for the principal products/services of FutureLink USA , nor does

FutureLink USA know of any existing or probable governmental regulations affecting FutureLink USA's activities.

INSURANCE

FutureLink USA maintains a $2,000,000 directors and officers liability insurance policy. It currently does not, however, maintain commercial liability insurance policy, a product liability insurance policy or an errors and omissions policy to cover the sale of its services. There can be no assurance that its insurance will be adequate to cover future claims or that FutureLink USA will be able to maintain adequate liability insurance at commercially reasonable rates.

EMPLOYEES

FutureLink USA currently has no full-time employees and does not foresee acquiring employees any time in the near future. Directors and officers are not paid a salary.

DESCRIPTION OF PROPERTY

FutureLink USA does not currently own or lease property of any sort.

LEGAL PROCEEDINGS

FutureLink USA is aware of the following lawsuits:

1. Midland Walwyn Capital Inc. has commenced in Supreme Court of Ontario an action against Core Ventures, Inc. (now known as FutureLink USA), Abecorn Enterprises Limited, Alixe Cormick, Venture Law Corporation, and Raymond Kompani. Midland Walwyn Capital Inc. is seeking judgement in the amount of CDN$500,000 against all defendants. The action against Core Ventures, Inc. alleges fraudulent misrepresentation, negligent misrepresentation, intentional or negligent interference with contractual relations. The action was commenced in October 1997. Core Ventures, Inc. has filed a defence. The action relates to a share sale transaction between Abecorn Enterprises Limited and Raymond Kompani. Raymond Kompani apparently failed to pay Abecorn Enterprises Limited for 50,000 FutureLink USA Common Shares. Alixe Cormick acted as solicitor for Abecorn Enterprises Limited and Core Ventures, Inc. Alixe Cormick requested the General Securities Transfer Agency, Inc. to cancel share certificate #3190 in the amount of 50,000 FutureLink USA Common Shares standing in the name of Abecorn Enterprises Limited. The General Securities Transfer Agency, Inc. cancelled share certificate #3190. Raymond Kompani deposited share certificate #3190 with Midland Walwyn Capital Inc. Midland Walwyn Capital Inc. proceeded to sell 50,000 FutureLink Common Shares on behalf of Raymond Kompani. When Midland Walwyn Capital Inc. sent share certificate #3190 to the Depository Trust Company (clearing house), the clearing house advised Midland Walwyn Capital Inc. that the shares had been cancelled by the transfer agent for Core Ventures, Inc. Midland Walwyn Capital Inc. had paid the net sale proceeds to Raymond Kompani before they were advised by Depository Trust Company of the problem. Midland Walwyn Capital Inc. was required to repurchase 50,000 FutureLink USA Common Shares on the market. The cost was $325,000. Midland Walwyn Capital Inc. demanded the repayment of the funds from Raymond Kompani. Raymond Kompani has not repaid the monies to Midland Walwyn Capital Inc. Midland Walwyn Capital Inc. is suing to recover its losses.

2. US Bankruptcy Proceedings. FutureLink USA is aware that on April 4, 1995, Core Mineral Recoveries, Inc. voluntarily filed a petition under Chapter 11 of the US Bankruptcy Code (95-70091) seeking protection from its creditors. FutureLink USA was not discharged in bankruptcy. The petition was dismissed thereby not compromising any of the creditors. The outstanding debts should not exceed $100,000 and therefore should not be considered material. FutureLink USA is investigating the extent of the obligations and whether or not any lawsuits or judgements against FutureLink USA exist. It was a term of the January 20, 1998 share acquisition agreement that there were no debts in FutureLink USA. FutureLink USA is investigating what recourse it may have relating to this representation.

FUTURELINK ALBERTA

FutureLink Alberta is the world's first computer utility company. It is dedicated to providing small to medium sized businesses (50-1000 seats) with the most efficient and cost effective system for the delivery of computer hardware, software and electronic content at an attractive cost for installation, administration and maintenance. It is FutureLink Alberta's objective to make computer use as affordable and convenient to use as the telephone.

FutureLink USA's shareholders have approved the transactions contemplated thereby, including, subject to regulatory approval, the acquisition of all of the FutureLink Alberta Securities by FutureLink USA in consideration for the FutureLink USA Common Shares, as may be adjusted in certain events.

The obligations of FutureLink USA to complete the transaction are conditional upon, among other things, the following:

(a) no action, suit or proceeding shall have been threatened or taken before or by any federal, provincial, municipal or other governmental department, commission, bureau, agency or instrumentality in Canada or elsewhere outstanding, pending or threatened by or against FutureLink Alberta at law or in equity;

(b) there shall not have occurred any material change, change of material fact or any development that could result in a material or change of a material fact in the business, operations or affairs of FutureLink Alberta;

(c) FutureLink Alberta shall have no liabilities (absolute, contingent, accrued or otherwise) at the time of closing of the Offer other than those disclosed in the most recent financial statements of FutureLink Alberta presented to FutureLink USA and as otherwise disclosed to FutureLink USA in writing; and

(d) all necessary steps and proceedings shall have been taken to allow the FutureLink Alberta Securities to be transferred from the FutureLink Alberta Securityholders to FutureLink USA and vest in FutureLink USA good and marketable title to the FutureLink Alberta Securities free and clear of all liens, claims, charges, security interests, mortgages and encumbrances.

FutureLink Alberta's key technology platform to deliver its computing model is the thin client computing. A thin client is a computer that has a central processing unit (CPU), a keyboard, a mouse and a monitor that is connected to a network. Thin clients have no hard drive, floppy disks or CD-ROM drives nor any moving parts thus greatly reducing operating and maintenance costs. The thin client is connected to a network that delivers any software application to any desktop from a server. The thin client is designed to eliminate the need for constant computer upgrades, reduce the initial capital investment of buying PCs and reduce the time and money spent on computer maintenance.

Since 1995, FutureLink Alberta has been engaged in the development of its own thin client service: Wide Area Thin Client Hook-up (WATCH(TM)). For a monthly fee of approximately $200 per desktop (depending on the number of desktops and applications required) FutureLink Alberta's customers will receive:

1.      access to common business software applications including Microsoft
        Office;

2. access to a secured Internet or Intranet connection and all the necessary software;

3.      the ability to use existing proprietary applications and databases;

4. security enabled workstations for each employee including monitor, mouse, keyboard and thin client network computer; and

5. system management and support including installation, software upgrades, help desk and technical support.

FutureLink Alberta is offering its WATCH(TM) service as an integrated information technology outsourcing service to the mid-market (companies with 50
- 1000 seats).

SERVICES

FutureLink Alberta is the first company to take the next step in information technology (IT) delivery and services: the outsourcing of small and mid-sized company's computer networks (those companies with between 20 and 500 computer users or seats) through the use of the thin client computers. FutureLink Alberta will deliver this service by subscription (the customer signs a service agreement) over highly secure, remote wide area networks (WAN) to its clients. In addition, FutureLink Alberta will ally itself with value added resellers
(VARs) who will incorporate or bundle FutureLink Alberta's products and service into their own, thus allowing FutureLink Alberta to quickly enter and capture lucrative vertical industry markets such as oil and gas, independent insurance brokerage companies and automobile dealerships.

FutureLink Alberta sells its service for a monthly rental fee (based on a three or five year service contract) of approximately $200 per desktop under the brand name of WATCH(TM) (Wide Area Thin Client Hook-up). FutureLink Alberta 's WATCH(TM) system includes:
-       application software,
-       Internet services,
-       industry and company specific software,
- customer premise equipment and operating software (the thin client, a keyboard, mouse, monitor, network printer, the necessary connections, and operating program(s)),
- access to FutureLink Alberta's server farmer via bandwidth connectivity, and
-       installation, training, network maintenance and support.

Applications Software

FutureLink Alberta will offer its customers access to the following high-use software programs as part of FutureLink Alberta's service contract price:
Microsoft Office 97 (Word, Excel and PowerPoint) and either Netscape Navigator or Microsoft's Internet Explorer Web Browser. It should be noted that these programs are just a sample of the available programs.

Internet Services

FutureLink Alberta will offer customers seamless integration and access to the Internet, and a secured Intranet environment due to FutureLink Alberta's extensive use of firewalls designed to prevent unauthorized access to the customer's network. For additional charges, FutureLink Alberta will provide its customers with a Web site(s) and/or the ability to conduct electronic commerce (e-commerce) over the Internet.

Industry and Company Specific Software

In certain industries, customers use industry specific or proprietary software programs to conduct business, as an example, in the insurance industry many brokers use Agency Manager. FutureLink Alberta's WATCH(TM) service will provide users with access to industry specific software, as well as their existing proprietary applications and databases. However, it should be noted that these custom or industry specific applications must first be tested to ensure proper operation in the thin client environment.

Customer Premise Equipment and Software

FutureLink Alberta is using Citrix Systems Software as its' primary network operating system, WYSE Technologies as the main Thin Client hardware supplier, and Network Computing Devices Inc. (NCD) as an additional source for Thin Client hardware.

Citrix Systems, Inc. is the pace-setter and a world leader in Thin-Client/Server software solutions. Their award winning WinFrame(R) and MetaFrame(TM) software, based on the innovative ICA(R) and MultiWin(TM) technologies, provides access to virtually any application, across any type of network connection to any type of client.

The Wyse(R) Winterm (TM) thin-client family delivers the broadest range of innovative, cost-effective terminals for accessing 32-bit Windows(R)-, Java(TM)-, and browser-based applications. Winterm thin clients combine the ease of management and inherent security of a terminal environment with the application and performance capabilities of desktop PCs. Wyse was named the worldwide leader in unit shipments for the thin client/enterprise NC market segments in 1997 according to a newly released report by industry analyst firm International Data Corporation (IDC).

NCD was founded in 1988 and since then has shipped more than 500,000 thin clients to various companies including Federal Express, Barclays' Bank and the University of Washington.

FutureLink Alberta's Server Farm

Many of FutureLink Alberta's thin clients will be connected to a server facility. A server facility consists of many servers linked together that act as the central nervous system of the network, in that they store and receive all the programs or data that the thin clients execute. It is through the servers that FutureLink Alberta will perform all the network maintenance and hardware upgrade functions, thus eliminating the time and cost of upgrading applications on each individual computer. The client to server ratio is highly variable, depending on the resource requirements of the applications, the performance requirements of the user, and the fundamental processing power of the server itself. The use of multiple servers permits dynamic load balancing and assures maximum performance for all users.

FutureLink Alberta connects its server farm to its customers on-site thin clients via the best available high capacity data transmission service (ie. phone line, fiber optic network, coaxial cable network, ADSL (Asymmetric Digital Subscriber Lines), ATM (Asynchronous Transfer Mode) in the customer's area. ADSL and ATM are high-speed lines that are dedicated for data transmission.

Network Maintenance and Support

FutureLink Alberta will initially provide its customers with technical support five days a week (Monday to Friday) for ten hours a day, a so-called 5 X 10 system. The support will include installation and upgrade of software, daily maintenance and back-up of the network and the customers' files (tape, mirrored or redundant storage) and an emergency four-hour battery power back-up system, with the goal of providing 99.9% up-time reliability.

In addition, FutureLink Alberta will provide its customers with:
- Year 2000 (Y2K) compliant general business application software. Y2K is a serious problem for most companies that use computers, especially if the company uses a legacy computer operating system (pre 1985 software). When computer programmers were first designing programs, they decided that in order to save space on the computer's memory (because it was expensive), they only allowed two digits to express dates. The accidental outcome of this shortcut is that computer programs will recognize January 1, 2000 as January 1, 1900. This problem could have dramatic effects on corporate and government payroll and accounts payable and receivable programs. It has been estimated that the Y2K problem will cause 50% of all companies (with more than 20 networked computer users) to reshape and/or delay major IT deployment decisions and will consume 15% to 20% of the company's IT budget (The Gartner Group Report: Future, September 22, 1997, page 7);
- security enabled workstations for each employee, allowing access to only the appropriate or approved programs.

It should be noted that:

- the cost of the data transmission service is not included in the $200 a month rental fee. The connection is leased from the telecom, cable or satellite provider and is managed by FutureLink Alberta;

- the customer requires a minimum of a 56 kps baud rate per station to allow the user to receive information from FutureLink Alberta's remote server. An example: a customer that has 10 thin clients would therefore requires a 560 kps data transmission pipeline. Bandwidth costs are highly variable, depending on local infrastructure and competition. These costs are dropping rapidly in many jurisdictions as cable television companies and independent providers compete with telephone companies for this new and lucrative business; and
- through the use of FutureLink Alberta's WATCH(TM) program, companies may be able to integrate a company's multiple locations under one system.

Prior to installing any equipment for a client, FutureLink Alberta would first conduct a needs analysis of the customer's computing and software requirements. The needs analysis consists of:
- determining what are the requirements of the customer (Y2K software compliance, data security, reducing the cost of managing a computer network, etc.),
- evaluating the customer's hardware and software needs and how they are being addressed, and
- conducting a cost/benefit analysis to demonstrate the economic viability of FutureLink Alberta's service in comparison to other options.

INDUSTRY SUMMARY

The information technology ("IT") industry encompasses everything from mainframe computers to personal computers ("PCs") to the Internet to computer service companies. As such, the IT industry is in a constant state of evolution. At present, the industry is undergoing three main revolutions:
1.      the shift to a networked computer environment,
2. the desire of organizations to reduce their cost of operating and maintaining their IT departments thereby increasing their operating efficiencies, and
3. the ability to conduct business electronically without regard to distance via the Internet or an Intranet (an internal or corporate Internet).

The Networked Computer

Companies have shifted their computational resources away from mainframes, developed in the 1960s, which required a legion of programmers and technicians to manage the system. The problem with the mainframes of the 1960s was that they used proprietary software and were difficult to manage, maintain and customize. The advent of the desktop personal computers (PCs) in the 1980s changed the dynamics of the computer industry, for it allowed individual users to create, manage and distribute information throughout an organization. In the 1990s, companies realized that by harnessing the power of individual PCs together to form a network computing environment they could further streamline operations while at the same time increase the communication capabilities of the users. The networked computer or PC environment refers to having PCs connected to servers (high-powered PCs, workstations or mainframe computers), which act as information gatekeepers and route data over a local or wide area network (LAN or WAN). The servers also maintain the databases that provide information to the PCs.

IT Outsourcing

In the 1980s, organizations, as part of their drive to cut costs to become more competitive, started to view their IT department as a cost center that should be managed for cost efficiency and effectiveness. One of the ways that companies optimized this cost was by outsourcing all or part of their IT functions to a third party. Outsourcing refers to the process by which a company transfers their computer hardware and software and their management information systems
(MIS) department to a third party who then manages it for up to a ten-year period for a preset fee. As part of the outsourcing process, the third party may buy the company's hardware and software and then supplies it back to the company via a services agreement. According to International Data Corp, (IDC) of Framingham, Mass., outsourcing is a $84 billion world-wide industry and this market is projected to grow to over $120 billion by 2001. Part of the reason for the explosive growth in IT outsourcing is that companies are realizing that they can:

- receive better IT products or service than the company could normally afford,
- receive a cash infusion. Normally when a company outsources its IT department, there is a sale of assets (computer hardware and software and the customers IT personnel) from the customer to the service provider,
-       concentrate their resources on their core products and services, and
- increase return on their assets -- by outsourcing they can take their IT assets off the balance sheet.

The Internet

The Internet is changing the dynamics of how business is conducted. Through the use of electronic or Internet commerce (e-commerce) businesses can increase their purchasing options, expand their geographic territory, and reduce their delivery time while decreasing their costs. A case in point, Dell Computers of Austin, TX, is selling over $4 million a day of computers over the Internet, up from $750,000 a day just a year ago. According to market research firm Jupiter Communications Co., e-commerce could balloon to $37.5 billion by 2002, up from $2.6 billion in 1997. However most of these benefits (network PCs, IT outsourcing and the Internet) are generally unavailable to small companies (those with between 20 to 500 computer users) for they may not have:
- the financial resources to keep upgrading their computer's processing and storage capacity to accommodate the larger and slower application software,
- the corporate data security knowledge or backup storage technology that is necessary in a networked PC environment,
- calculated the true cost and time required to maintain their network. It has been estimated that the yearly cost of maintaining and upgrading a networked PC environment ranges from $7,000 to $12,000 per unit,
- the opportunity to outsource their IT department to traditional outsourcers, as most outsourcing companies cater to larger corporations (those with 1,000 plus seats), and
- the ability or resources to purchase and install the latest Internet software & hardware technology.

COMPETITION

Status Quo (the networked PC)

A market researcher, Computer Intelligence, recently conducted a survey of 319 technology decision-makers at large U.S. companies and found that 42% of them had no plans to evaluate or adopt thin clients in the next year. However, 51% of those same respondents were not familiar with thin clients. The status quo is FutureLink Alberta 's biggest roadblock to success, in that:
-       companies may be reluctant to try new technology,
- it will upset chief information officers (CIOs) at some companies, who will view FutureLink Alberta's product and service as a threat to their department,
- employees may resist the fact that FutureLink Alberta's products have no storage devices or CD-ROMs, and
- businesses have started to cut the costs of managing a PC network by tightening up their computer management, maintenance and administration practices (for example, by restricting users access to floppy disks), using automated management tools and the standardization among PC platforms and end-user configurations. These businesses may feel that they can better manage their IT costs than an IT outsourcing company.

Computer Outsourcing Companies

The computer outsourcing market in the United States alone is estimated to have generated over $30 billion in revenue in 1997. The four largest firms are IBM, EDS, GE Capital Services and Computer Sciences Corp. These companies take over the complete management and administration of large corporate IT networks (1,000+ computer users) or government agency computer needs.

IBM Global Service is the world's largest information technology service company with 1997 revenue of approximately $26 billion. IBM's 110,000 service employees serve customers in 164 countries providing business and information technology consulting, systems integration, application development, product-specific support and managed network services to Fortune 500 companies.

EDS is the world's second largest global information service provider with 1997 revenue of $15.2 billion. EDS' 110,000 employees serve 9,000 customers in 44 countries, providing business and information technology consulting, systems integration, application development, product-specific support and managed network services to Fortune 500 companies and governments. It should be noted that EDS and Bell South have recently formed a new alliance to develop and market network solutions to mid-size companies. The new company is to be called MNS Alliance and will target companies with 500 to 10,000 employees. MNS will provide companies with an integrated telecommunication and IT (software and hardware) management solution.

GE's IT Solutions is one of the leading global desktop service providers with 1997 revenue of $10 billion. IT Solutions provides desktop and client server products, operating and application software, local and wide area network design, and IT consulting service to government and commercial customers in over 20 countries.

Computer Sciences Corporation is a world leader in IT management with 1997 revenues of $6.3 billion of which $1.2 billion is derived from outsourcing contracts. CSC's 44,000 employees serve clients from 600 offices world-wide providing customers with management consulting, information systems consulting and integration, and operation support.

None of the mainstream outsourcers are considered to be direct competition for FutureLink Alberta as FutureLink Alberta is addressing a mid-market niche that other IT outsourcers are not focusing on, and are deploying a leading edge thin client technology platform.

COMPETITIVE ANALYSIS

FutureLink Alberta's network computing model: the delivery of data and applications by subscription over highly-secure, remote WANs to thin client desktop computers.

FutureLink Alberta's Competitive Advantages
- Less expensive to operate than a networked PC. According to the Gartner Group of Stamford, CT, the five-year cost of owning a PC with Windows
        3.1 is $44,250. The cost would be $38,900 for Windows 95 and $38,400 for Windows NT (Byte Magazine, April 1997 issue). This is compared with FutureLink Alberta's cost of $200 per WATCH(TM) station per month over a five-year period or $12,000 in total.
- PC users often try to solve technical problems themselves -- which sometimes makes the problems worse, interferes with their real jobs, and lowers their productivity. In fact, users refer only one problem out of 10 to a help desk. With FutureLink Alberta's off-site troubleshooting, the customer is ensured that a professional corrects the problem.
- Its products and services provide intruder security through state-of-the-art firewalls, mirrored (duplicated) servers and databases, and sophisticated data access permissions. This level of protection is usually only available in Fortune 500 companies and government agencies
- It removes management's requirement to continually upgrade their PCs to handle the latest software programs as all hardware upgrades occur on FutureLink's server.
- FutureLink Alberta's target market is companies with 20-1000 users, where there is little competition from other IT service companies.

FutureLink Alberta's Challenges
- FutureLink Alberta is a new company with a new method of distributing computer services and applications. FutureLink must develop a brand name and reference customer base to increase its market penetration.
- WATCH(TM) may not be appropriate for people who require extensive amount of local processing power or those users who use many different computer peripherals.
- WATCH(TM) works most effectively with software programs that are Windows NT compliant.

INDUSTRY ANALYSIS

Thin Client Computer Environment

The thin client computing model is just in its infancy. Even though the products have been available for nearly ten years, they have been directed at very narrow market segments. Their broader application potential is just now coming to light. The boisterous debate surrounding JAVA has brought the thin client option to the forefront and the eventual success of JAVA will cause this market to explode. Leading computer market research firms have come up with a wide variety of estimates regarding thin client penetration and adoption.
- International Data Corp, (IDC) estimates that about 300,000 thin clients will be shipped in 1998 and 7 million units by the year 2000.
- Dataquest (San Jose, CA) estimates that 2.5 million thin client computers will be shipped by the year 2000.
- The Gartner Group predicts that by the year 2000, 20 - 30% of all computers, or 18 million units, will be thin clients.
- Zona Research Inc. predicts that the thin client market will grow from approximately 1.7 million in 1997 to over 6.7 million in 2000 for the commercial market and up to 70 million units for the consumer marketplace.

IT Outsourcing Market

According to IDC of Framingham, Mass., computer outsourcing has a $84 billion world-wide market and this market is projected to grow to over $120 billion by 2001. However, according to EDS, the market for managed network services or IT outsourcing in the United States is expected to generate $36 billion in revenue in 1998 and $70 billion by the year 2000.

FutureLink Alberta has estimated that there are 25 million desktops in Canada and the United States in companies that have 50 - 1000 employees. The IT outsourced service market opportunity for small to mid sized businesses in North America is $60 billion a year (assuming each seat was outsourced at $200 per seat per month). This market niche is virtually virgin as most IT outsourcers focus on companies with 1000+ seats.

MARKETING STRATEGY

FutureLink Alberta is the first company to take the next step in information technology delivery and services -- the outsourcing of a company's computer network and delivering the software applications by subscription over a highly-secure, remote wide area networks (WAN) to a mainstream corporate client base via thin client desktop computers. It is the objective of FutureLink Alberta to create a new model of network computing services that has the cost and convenience of a telephone and will be the dominant player in this market.

FutureLink Alberta has chosen Calgary as its first market due to its proximity to the advanced telecommunication infrastructure that Telus, Shaw Cable and MetroNet have installed in the downtown core. Over the next 18 months, FutureLink Alberta will expand its service offering to other cities in Western Canada and the United States.

FutureLink Alberta will initially target:
1.      companies with between 20 and 1000 users,
2. industries where the giants have chosen to outsource their IT departments (ie: the oil and gas sector), thus giving a frame of reference for mid-sized industry players,
3. marketing alliances with niche telecom service providers targeting the business market, and
4. strategic alliances with value added resellers (VARs) of applications and services.

FutureLink Alberta will initially target these market segments because of the following:

These industries use a few standard software programs. The key factor is that these users rarely need new applications. Most industry segments will need some standard word processor and spreadsheet package. Then there are typically a few industry specific software packages that dominate each market segment. There is seldom a need for a broad range of software offerings

Users share desktops. The old business model of full-time employees and one person per office is giving way to a workplace with part-time employees, independent contractors, temporary workers, and telecommuters. It makes little sense to reserve a full-blown PC for everyone who might need occasional use of a computer at the office. Because thin clients are stateless, employees can share them and enjoy their own personalized working environment while sharing desktops.

Services remote users who are difficult to support. If a PC breaks down at a remote location (ie. an oil field), MIS must either send someone to fix the problem or talk the user through the repairs. Because thin clients lack extras such as persistent storage, there are lower failure risks. With a true hardware failure, MIS can easily replace a stateless client with a new machine because there's no local software or data files to restore.

Jobs revolve around remote data instead of local data. An order-entry person who spends the day checking data in a centralized database and filling in electronic forms is well served by a simple, foolproof machine. So is a factory foreman who needs to view the latest engineering drawings in a database. These jobs are highly specific and network-centric, so the workers aren't sacrificing flexibility by switching to a network-centric device.

Security is paramount. Conventional desktop and laptop PCs can be security nightmares because they store everything locally and users have virtually unrestricted access to local storage. Every loss, theft, virus attack, breakdown, or break-in is potentially catastrophic if it endangers strategic data. Thin clients that store everything on a server are generally safer because server closets are more physically secure and professionals regularly back up the servers.

Companies need replacements for older, text-based terminals. Analysts estimate that there are 30 million to 50 million dumb terminals (refers to terminals that allowed only text-based information processing with all information being processed by the company's mainframe). The insurance and the health care industry continue to use dumb terminals for most of their data entry staff. Today's thin clients can use the same legacy programs and data that these dumb terminals use, yet they provide a graphic user interface (GUI), as well as access to the Internet and corporate Intranets.

In addition, FutureLink Alberta will target companies that do not have a Chief Information or Technology Officer. FutureLink Alberta plans to target the Owner/Chief Executive Officer or the Chief Financial or Operating Officers of these small to mid-size companies because they can understand the cost benefit of outsourcing of their MIS department, and the MIS department may not be powerful enough to resist the change.

The key to the sales of services is an impressive client reference list. FutureLink Alberta is starting to generate a reference base through its initial clients and also plans to build its client base and reputation via strategic acquisitions of IT outsourcing and other information technology firms with solid client bases, product and service offerings, and outstanding reputations.

It should be noted that FutureLink Alberta will not initially target companies whose users need a lot of local processing power, frequently need to install new software, or use a variety of peripherals.

SALES STRATEGY

FutureLink Alberta's sales strategy is to educate the customer on the benefits of outsourcing their IT department by using the WATCH(TM) service. As part of the sales process, FutureLink Alberta will emphasize to its customers:
- Total Cost of Ownership (TCO). FutureLink Alberta's WATCH(TM) program is less expensive than even a well managed networked PC environment,
- the relief in not having their hardware become obsolete, as all hardware upgrades are done on FutureLink Alberta's

        Server,
- state-of-the-art data security, back-up and encryption technology that FutureLink Alberta provides which ensures that the customer's data is secure against unwanted internal or external threats,
- the removal of all the problems associated with the computer administration and support functions, and the customer receives extensive
- customer service and support, including 5 days a week, 10 hours a day on-line support.

FutureLink Alberta will sell its services through two sources:
- FutureLink Alberta will hire sales representatives experienced in selling information technology services or computer outsourcing services.
- FutureLink Alberta will form strategic alliance partnerships (SAPs) within specific sectors. SAPs will be companies that offer a product or service that can be easily integrated into the WATCH(TM) program. The SAPs must create a win-win situation for FutureLink Alberta, the partner and their customers. For example, FutureLink Alberta is forming a strategic alliance partnership with several companies, including Sales Force Automation Inc. ("SFAC") of Calgary, AB. SFAC provides training and sale force automation programs that increase sales, decrease employee turnover and provide management with better employee reporting tools. SFAC will market WATCH(TM) as the technology platform of choice to use in conjunction with implementing SFAC's sales force and data management automation tools. SFAC has strong industry contacts in industries including automobile dealerships, financial, investment, communications and high technology.

ADVERTISING AND PROMOTION STRATEGY

FutureLink Alberta's advertising strategy is to place ads in vertical and business publications that are read by its targeted industries (oil and gas, insurance, hotels, etc). In addition, it will run direct marketing campaigns and will advertise extensively over the Internet.

STRATEGIC GROWTH OPPORTUNITIES

This business plan and its projections are based on internal growth via sales of computer utility IT services to small to medium sized businesses.

FutureLink Alberta is in discussions with several large customers concerning outsourced IT services agreements using thin client technology and other technology platforms. The opportunities are in such sectors as hospitality and e-commerce in the office stationery sector.

In particular, FutureLink Alberta has been awarded the Information Technology Services contract for Willson Stationers Ltd., a major Western Canadian retail chain. Under the terms of the agreement, FutureLink will be responsible for the design, implementation and management of Willson's complete network systems and functions at all stores and the head office. The installation will involve more than 175 computing stations and will provide FutureLink with contracted revenues of approximately CAN$4,000,000 ($2,700,000) over the term of the contract.

Willson Stationers Ltd., founded in 1890, is one of the most widely recognized and respected business names in Western Canada. Today, Willson's operates 25 retail outlets and four telemarketing/commercial sales offices in six cities, as well as a distribution centre and custom products division.

Each of the other large strategic initiatives involves potential multi-million dollar IT services contracts, and the closing of even one of these deals significantly enhances FutureLink Alberta's reputation, revenue base, revenue backlog and income.

TRADEMARKS

Although FutureLink Alberta's business has not depended on trademark or patent protection, it recognizes the increasing value of its various trade names, trademarks, and technical innovations. FutureLink Alberta has applied for federal trademark registration of the names "FutureLink", "Flink", "FutureServe", "Wide Area Thin Client Hook-up", "W.A.T.C.H." and of our two logos in both Canada and the United States. In addition, FutureLink Alberta may seek patents on its inventions in the future. FutureLink Alberta's ability to compete may be enhanced by its ability to protect its proprietary information, including the issuance of patents and trademarks. The process of seeking patent protection can be expensive and can consume significant management resources. FutureLink Alberta believes that patents may strengthen its negotiating position with respect to future disputes that may arise regarding its technology and processes. However, it believes that its continued success depends primarily on such factors as the technological skills and innovative abilities of its personnel rather than on any patents that it may obtain. In addition, there can be no assurance that patents will issue from pending or future applications or that any patents that are issued will provide meaningful protection or other commercial advantage to FutureLink Alberta.

ENVIRONMENTAL MATTERS

FutureLink Alberta believes it is in material compliance with all relevant federal, provincial, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

RESEARCH AND DEVELOPMENT

During each of the last two Fiscal Years FutureLink Alberta did not expend in excess of Ten Thousand Dollars ($10,000) on research and development of products. During Fiscal Year 1997, FutureLink Alberta did not capitalize research, development or engineering costs, and such costs were expensed during the period of their occurrence.

GOVERNMENTAL MATTERS

Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for the principal products/services of FutureLink Alberta , nor does FutureLink Alberta know of any existing or probable governmental regulations affecting FutureLink Alberta's activities.

INSURANCE

FutureLink Alberta maintains a $2,000,000 commercial liability insurance policy, and an employee health insurance policy. It currently does not, however, maintain either a product liability insurance policy or an errors and omissions policy to cover the sale of its services. There can be no assurance that it's insurance will be adequate to cover future product liability claims or that FutureLink Alberta will be able to maintain adequate liability insurance at commercially reasonable rates.

EMPLOYEES

As of August 19, 1998, FutureLink Alberta employed a total of 14 persons. Of these employees, 2 are involved in sales and marketing, 7 in corporate and general administration, and 5 in operations. FutureLink Alberta has experienced no work stoppages and is not a party to a collective bargaining agreement. It believes that it maintains good relations with its employees.

HISTORY

FutureLink Alberta was incorporated as a private company under the Business Corporations Act (Alberta) on March 28, 1996 as 689936 Alberta Ltd. It's name was then changed to Coffee.Com Interactive Cafe Corp., on June 19, 1996. Coffee.com was established to provide "Internet cafe" services to the Calgary market but after a short period of study, it abandoned this concept in favour of providing network computing from remote servers to small to medium size businesses and residential markets. On November 17, 1997, the company changed its name to FutureLink Distribution Corp. to reflect this change.

FutureLink Alberta currently operates out of 7,000 square feet of leased premises located at: 550, 603-7 Avenue SW, Calgary, Alberta, T2P 2T5, telephone: (403) 543-5511, fax: (403) 543-5510, www.futurelink.net

DESCRIPTION OF PROPERTY

FutureLink Alberta maintains offices and a computer centre in a facility of approximately 6,970 square feet in Calgary, Alberta under a lease that expires April 30, 2002. This lease has an aggregate minimum annual rental payments of approximately CDN$61,440 plus operating expenses and is subject to escalation.

FutureLink Alberta generally leases its equipment under standard commercial leases, in some cases with purchase options which the company exercises from time to time. FutureLink Alberta's equipment is generally covered by standard commercial maintenance agreements.

FutureLink Alberta believes its current facilities are in good condition but will not be sufficient to accommodate its expected volume of business once it acquires RMC. The companies are actively searching for alternate lease space.

LEGAL PROCEEDINGS

The following sets out the lawsuits against FutureLink Alberta:

1. 554495 Alberta Ltd. commenced an action against Coffee.com Interactive Cafe Corp. (now known as FutureLink Alberta) in October 1997 in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action # 9701-15514. The action relates to a purported lease agreement with respect to space in Calgary. The Plaintiff seeks judgement an amount in excess of CDN$285,000. FutureLink Alberta has defended and counterclaimed. The parties are proceeding to discovery of corporate officers.

2. Palmer Jarvis Inc. commenced an action against FutureLink Alberta in June 1998 in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action # 9801-07637. The action relates to a claim for unpaid public relations and marketing services of approx. CDN$34,000. FutureLink Alberta disputes the claim.

RIVERVIEW MANAGEMENT CORPORATION

RMC is a holding/investment company with an operating, wholly owned subsidiaries known as SysGold Ltd.("SysGold") and SysGold Inc.

In 1992, RMC commenced providing information technology (IT) outsourcing services in the Calgary, Alberta vicinity through SysGold. SysGold has seen their revenues grow from approximately CDN$200,000 in their first year of operation to approximately CDN$9.5 million in their 1997 fiscal year. Their clients come in a range of sizes, industry sectors and growth stages. SysGold helps its clients use information technology to enhance business, create efficiencies and drive performance.

SysGold specializes in providing technical computing services to companies with diverse and complex technology requirements. Over the past 6 years, they have grown from having one client to over 90, from servicing 40 users to over 3500, and from staffing four professionals to over 70. Many of their clients are in the energy business. Others are in such industries as legal, advertising, and construction.

SysGold is a total solution provider that supplies integrated business and IT solutions in the areas of management consulting, land and land systems, accounting, software development and infrastructure management. SysGold strives to understand its clients' organizational processes and information requirements and provides a full suite of information management services.

THE COMPUTER OUTSOURCING INDUSTRY

The outsourcing of computer service, whereby a client company obtains all or part of its information processing requirements (including systems design, software and hardware, communications, training, maintenance, and support) from an information technology provider such as SysGold, continues to be a growing trend. SysGold believes that it is generally significantly more cost-effective and efficient for its clients to outsource information processing services to SysGold than it would be to provide equivalent services for themselves by hiring or contracting for service and support personnel.

Outsourcing provides clients with the following benefits:
- The refocus of personnel, financial and technological resources on core business and client related activities.
-       Access to highly skilled personnel and technology resources.
- Access to experienced resources to perform selected information processing functions.
-       Reduction of operating costs.

BUSINESS STRATEGY

SysGold's objective is to provide a comprehensive computer outsourcing alternative to meet all or part of its clients' information technology requirements. SysGold's strategy includes the following key elements:

Industry Specific Outsourcing Services SysGold develops and acquires industry-specific outsourcing applications and services, so that SysGold 's in-depth knowledge of a particular industry can then be applied to servicing multiple clients in that field. SysGold currently provides outsourcing services to approximately 90 clients, many of which are in the oil and gas sector.

Customer Service and Support SysGold believes that close attention to customer service and support has been, and will continue to be, crucial to its success. SysGold provides a high degree of customer service and support, including customized training and rapid response to customer needs. SysGold has served several clients since its inception in 1992. Because of its attention to customer service, SysGold's client relationships have tended to be longer term.

Service Flexibility SysGold attempts to maximize utilization of its services by offering a wide range of services to each client.

System Optimization SysGold's technical expertise is in networks, PC's, AS/400s, NetWare, Windows, Windows 95 and NT. Their strength lies in their Total Quality Management approach to system improvement. While many people can "optimize" a single PC, SysGold is strongest at optimizing a "fleet" of PC's. The process of optimization includes work and data flow analysis, user training and support, and strong implementation of standards.

Facilities Management (Outsourcing) In most sites, SysGold can save money and improve the service to users. They have the technical and management experience to "outsource" the entire IT function, or any part of it. They can supply full-time, part-time, or variable staffing as an organization's needs change. The most significant economy from outsourcing is reducing duplicated effort. For example, they will convert many sites to Windows NT in the coming year, but only do the research once.

Network Design and Installation SysGold designs simple, effective networks. They get installed on time, within budget, and with a minimum of disruption to existing systems. Installation is followed by training and support to help users quickly become efficient.

Application Design, Development and Implementation SysGold's technical expertise is in software development, including the latest Internet / Intranet / Extranet tools. Their strength is in the Total Quality Management approach to software development. They design simple, effective applications that meet client expectations.

Training SysGold provides in-house, hands-on training for groups of up to 8 people at a time. They cover the most popular user software such as the individual products in Microsoft Office and Lotus Smartsuite, as well as specialized training on specific other packages. This type of training is cheaper and more effective than sending your staff out to a training service. Users learn on their own PC, on their own network, and print to the exact network printer they use everyday.

Hardware and Software Procurement Services Most of SysGold's clients ask them to procure their hardware and software for them. As a service to their clients, they have set themselves up as a re-seller, enabling them to purchase at wholesale prices. They sell hardware and software to their clients at a rate of cost plus 10%. This allows them to cover their procurement, administrative and handling and usually results in a savings over the street price for their clients that can add up to thousands of dollars per year of value.

Information Technology Planning SysGold provides technology planning services to a range of clients. The objective is to help clients determine their technology needs, select the appropriate technologies, and implement and use these technologies in ways that add value to their business operations.

Customer and Billing Arrangements SysGold has over ninety clients. They range in size from three users to four hundred. The needs of their clients are diverse. Some large clients contract to have several SysGold employees on-site all of the time. Other smaller clients utilize SysGold resources on a "on call" hourly basis. The service commitments SysGold makes vary from client to client, depending on client needs and their ability to meet them.

SysGolds' contractual and working relationships are flexible. Their responsibility can be for total systems management, or limited to a specific system. Contracts are tailored to suit the needs of a particular client. Billing is generally done on a cost plus model based on a per hour rat, based on a flat monthly fee, or per-user-per-month. Contracts can be multi-year, or month to month.

STRENGTHS

SysGold's mission is to be the best company at delivering outsourced information systems services to small and mid-sized companies. The following factors give SysGold a competitive advantage over its competitors:
- SysGold strives to understand its clients' business as well as the technology which supports it. SysGold establishes a long term partnership with its clients.
- SysGold has an eager service attitude that starts at the executive level. Senior management is actively involved with customers.
- SysGold has an eager service attitude that starts at the executive level. Senior management is actively involved with customers.
- SysGold is vendor-neutral. SysGold has no vested interest in pushing particular products and is free to help clients choose products best suited to their needs.
- SysGold focuses on providing outsourcing services. For example, they don't sell hardware and software to anyone outside of their existing client base.
- SysGold has experience managing many IT systems. Their 60+ professionals support 3500 users on a daily basis.
- SysGold leverages knowledge they gain from other clients. Experience gained from one client benefits all of their clients.

COMPUTER OUTSOURCING MARKET OVERVIEW

According to IDC of Framingham, Mass., computer outsourcing has a $84 billion world-wide market and this market is projected to grow to over $120 billion by 2001. However, according to EDS, the market for managed network services or IT outsourcing in the United States is expected to generate $36 billion in revenue in 1998 and $70 billion by the year 2000.

The computer outsourcing market in the United States alone is estimated to have generated over $30 billion in revenue in 1997. The four largest firms are IBM, EDS, GE Capital Services and Computer Sciences Corp. These companies take over the complete management and administration of large corporate IT networks (1,000+ computer users) or government agency computer needs.

IBM Global Service is the world's largest information technology service company with 1997 revenue of approximately $26 billion. IBM's 110,000 service employees serve customers in 164 countries providing business and information technology consulting, systems integration, application development, product-specific support and managed network services to Fortune 500 companies.

EDS is the world's second largest global information service provider with 1997 revenue of $15.2 billion. EDS' 110,000 employees serve 9,000 customers in 44 countries, providing business and information technology consulting, systems integration, application development, product-specific support and managed network services to Fortune 500 companies and governments. It should be noted that EDS and Bell South have recently formed a new alliance to develop and market network solutions to mid-size companies. The new company is to be called MNS Alliance and will target companies with 500 to 10,000 employees. MNS will provide companies with an integrated telecommunication and IT (software and hardware) management solution.

GE's IT Solutions is one of the leading global desktop service providers with 1997 revenue of $10 billion. IT Solutions provides desktop and client server products, operating and application software, local and wide area network design, and IT consulting service to government and commercial customers in over 20 countries.

Computer Sciences Corporation is a world leader in IT management with 1997 revenues of $6.3 billion of which $1.2 billion is derived from outsourcing contracts. CSC's 44,000 employees serve clients from 600 offices world-wide providing customers with management consulting, information systems consulting and integration, and operation support.

None of the mainstream outsourcers are considered to be direct competition for SysGold as SysGold is addressing small to medium sized clients that other IT outsourcers, other than FutureLink Alberta, are not focusing on, and are deploying a leading edge thin client technology platform.

ENVIRONMENTAL MATTERS

RMC believes it is in material compliance with all relevant federal, provincial, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

RESEARCH AND DEVELOPMENT

During each of the last two Fiscal Years RMC did not expend in excess of Ten Thousand Dollars ($10,000) on research and development of products. During Fiscal Year 1997, RMC did not capitalize research, development or engineering costs, and such costs were expensed during the period of their occurrence.

GOVERNMENTAL MATTERS

Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for the principal products/services of RMC , nor does RMC know of any existing or probable governmental regulations affecting RMC's activities.

EMPLOYEES

As of August 19, 1998, SysGold employed a total of 61 persons. SysGold has experienced no work stoppages and is not a party to a collective bargaining agreement. It believes that it maintains good relations with its employees.

INSURANCE

SysGold maintains insurance coverage that management believes is reasonable, including business interruption insurance to fund its operation in the event of catastrophic damage to any of its operation centres and insurance for the loss and reconstruction of its computer systems. SysGold also maintains extensive data backup procedures to protect both client and company data.

DESCRIPTION OF PROPERTY

SysGold maintains offices in a facility of approximately 5,888 square feet in Calgary, Alberta under a lease that expires January 31, 2002. This lease has an aggregate minimum annual rental payments of approximately CDN$43,831 plus operating expenses and is subject to escalation.

SysGold generally leases its equipment under standard commercial leases, in some cases with purchase options which the company exercises from time to time. The company's equipment is generally covered by standard commercial maintenance agreements.

SysGold believes its current facilities are in good condition but will not be sufficient to accommodate its expected volume of business once it is acquired by FutureLink USA. The companies are actively searching for alternate lease space.

LEGAL PROCEEDINGS

A Statement of Claim was issued by TAP Consulting Ltd. On August 19, 1998 naming SysGold Ltd. As a defendant. The suit alleges that SysGold Ltd. wrongfully terminated a management services contract dated January 19, 1991 between SysGold Ltd. and TAP Consulting Ltd. without cause or reasonable notice.

SysGold Ltd. believes it has a sustainable defence to the action and intends to vigorously defend it and to file a counterclaim.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

FUTURELINK USA

To the knowledge of management, no one person or entity owns 10% or more of the issued and outstanding FutureLink USA Common Shares, as at August 19, 1998, both before and after giving effect to the FutureLink Alberta Acquisition. If FutureLink USA concludes the SysGold Acquisition Agreement, Donald A. Bialik, Olivia B. Bialik and their related family trust would collectively own more than 10% of the issued and outstanding shares of FutureLink USA on a non diluted basis and a fully diluted basis. Further if FutureLink USA concludes the SysGold Acquisition Agreement the proposed lender may own more than 10% of the issued and outstanding FutureLink USA Common Shares on an non diluted basis and on a fully diluted basis.

The directors and officers of FutureLink USA, and their associates and affiliates, as a group, beneficially own, directly or indirectly 2,213,750 FutureLink USA Common Shares or 13.3% of the outstanding FutureLink USA Common Shares. In addition to the foregoing, if the directors and officers of FutureLink USA were to exercise the options to purchase 2,275,000 FutureLink USA Common Shares issuable or exercise of all outstanding stock options, such individuals, as a group, would beneficially own, directly or indirectly, 4,488,750 FutureLink USA Common Shares, representing approximately 23.7% of the outstanding FutureLink USA Common Shares on a fully diluted basis.

After giving effect to the FutureLink Alberta Acquisition, the directors and officers of FutureLink USA, and their associates and affiliates, as a group, will beneficially own, directly or indirectly, 2,238,750 FutureLink USA

Common Shares or 12.1% of the outstanding FutureLink USA Common Shares. In addition to the foregoing, if the directors and officers of FutureLink USA exercise all outstanding stock options, such individuals as a group, would own, directly or indirectly, 4,513,750 FutureLink USA Common Shares, representing approximately 21.8% of the FutureLink USA Common Shares on a fully diluted basis.

After giving effect to the SysGold Acquisition Agreement and assuming 100% of FutureLink Alberta pursuant to the FutureLink Alberta Acquisition Agreement, the directors and officers of FutureLink USA, and their associates and affiliates, as a group, will beneficially own, directly or indirectly, 6,488,750 FutureLink USA Common Shares or 25.3% of the outstanding FutureLink USA Common Shares. In addition to the foregoing, if the directors and officers of FutureLink USA exercise all outstanding stock options, such individuals as a group, would own, directly or indirectly, 9,013,750 FutureLink USA Common Shares, representing approximately 32% of the FutureLink USA Common Shares on a fully diluted basis.

FUTURELINK ALBERTA

As at the date hereof, no person or company owns of record, or is known by FutureLink Alberta to own beneficially, directly or indirectly, or to exercise control or direction over 10% or more of the FutureLink Alberta Common Shares except as set forth below.


Name and                                   Type of Ownership          Number of             Percentage
Municipality of Residence                                               Shares               of Class
FutureLink USA,                              Beneficial and            1,540,000                46%
Colorado, U.S.A.                               of Record


RIVERVIEW MANAGEMENT CORPORATION

From 1993 to early August 1998, RMC's capital structure was as follows:

                OWNER                                        # OF SHARES
                -----                                        -----------
                Don Bialik                                   100 Class A
                                                         5 Class D Preferred
                Olivia Bialik                                100 Class B
                                                              5 Class D
                Bialik Family Trust                          100 Class C


Between August 7, 1998 and August 20, 1998, Don Bialik and Family entered into a series of transactions (capital reorganization) in contemplation of RMC's acquisition by FutureLink Acquisition Corp.

As of August 20, 1998, RMC's capital structure is as follows:

                OWNER                                        # OF SHARES                   VALUE(CDN)
                -----                                        -----------                   ----------
                Don Bialik                            500,000 Class J Preferred             $500,000
                                                     2,168,334 Class K Preferred           $2,168,334
                                                          100 Class B Common                $342,500
                Olivia Bialik                         500,000 Class J Preferred             $500,000
                                                     3,831,666 Class K Preferred           $3,831,666
                                                          100 Class B Common                $342,500
                Bialik Family Trust                  1,000,000 Class J Preferred           $1,000,000
                                                                                           ----------
                Total                                                                      $8,685,000


It is expected that RMC's capital structure will be further reorganized in advance and as part of the acquisition of RMC by FutureLink Acquisition Corp.

                                   MANAGEMENT

FUTURELINK USA

            Name                  Age                          Position Held
            ----                  ---                          -------------
Cameron B. Chell                  29       Chairman of the Board and Chief Executive Officer
Don Bialik                        42       President
Raghunath Kilambi                 32       Director, V.P.-Corporate Finance and Chief Financial Officer,
                                           Corporate Secretary
Linda M. Murray                   32       Assistant Corporate Secretary
Philip Ladouceur                  57       Director
Robert Kubbernus                  39       Director
F. Bryson Farrill                 71       Director
Robert H. Kohn                    41       Director


The following is a brief description of the background of the key management and directors of FutureLink USA:

CAMERON CHELL - CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT - Mr. Chell's primary responsibility has been to assemble a leading edge professional technology and business team to implement the FutureLink Alberta and FutureLink USA business plans. His secondary responsibility is to seek financing for FutureLink Alberta and FutureLink USA. Mr. Chell has helped build several technology companies over the past 10 years. He is a Vice President of JAWS Technologies Inc., an internet based encryption technology company. (OTC - BB symbol JAWZ) He is also a principal of the investment banking firm of Chell McNeill Inc. From 1994 to May 1997 Mr. Chell was employed as a registered representative of a brokerage firm in Calgary, Alberta. Prior to 1994, Mr. Chell was self employed in computer sales and other non related positions.

DON BIALIK - PRESIDENT - Mr. Don Bialik, B.Sc., P.Eng., MBA, has assumed the role of President of FutureLink. His focus will be on the opening and integration of new markets and acquisitions. Mr. Bialik is a highly respected, successful entrepreneur and the founder of SysGold. With 15 years in the Information Systems business, he is a pioneer in the outsourcing sector. Mr. Bialik offers clients 10 years of specific information systems expertise.

RAGHU KILAMBI - DIRECTOR/VICE PRESIDENT OF CORPORATE FINANCE, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY - Mr. Kilambi has been Chief Financial Officer of FutureLink USA since March 1998. As President of New Economy Capital Inc., Mr. Kilambi has raised significant equity and debt financing for Canadian and US public and private high technology corporations. Previously, Mr. Kilambi was the Director, Financial Services and Taxation and Corporate Secretary for Canada Starch Company Inc., a CDN$400 million subsidiary in the US multinational Bestfoods group of companies. Mr. Kilambi graduated from McGill University with a Bachelor of Finance and Accounting. Mr. Kilambi is a Chartered Accountant. Mr. Kilambi is also a director of Advanced Vision Systems Corp. (ASE:AVD).

LINDA M. MURRAY - ASSISTANT CORPORATE SECRETARY - Ms. Murray has extensive experience in the hospitality industry and administration of companies which are reporting issuers in Canada and the United States.

PHILIP LADOUCEUR - DIRECTOR - Mr. Ladouceur has served MetroNet as a director since October 1996 and was President of MetroNet from October 1996 to October 1997. When Mr. Ladouceur joined MetroNet, the company was a local Calgary telecom concern. He has led the company through equity and debt financings of more than CDN$2 billion as well as the company's initial public offering on the NASDAQ and Toronto Stock Exchanges. Also, Mr. Ladouceur guided the company through its recent acquisition of Rogers Communications' Telecom business, a transaction valued at over CDN$1 billion. MetroNet has now become a major national presence and the largest competitive local exchange carrier in Canada. Prior to joining MetroNet, Mr. Ladouceur was Executive Vice President, Operations at Bell Canada International Inc., from February 1995 to October 1996 where he led key restructuring efforts and the formation of a major joint venture with IBM Canada. From October 1992 to February 1995, Mr. Ladouceur was the founding President and Chief Executive Officer of ISM Information Systems Management (Alberta) Ltd., ("ISM") a Canadian computer and network management outsourcing company. Under Mr. Ladouceur's direction, ISM grew to CDN$75 million in revenue on an annual basis, and over 700 employees in a two-year period from start-up. Mr. Ladouceur founded and, from June 1990 to October 1992, was the Managing Director of HDL Capital Corporation, a Toronto-based merchant bank that specializes in business turnarounds, management buyouts, and financing for medium and small businesses in the telecommunications, technology, software, and retail sectors. From 1986 to 1989, Mr. Ladouceur was Senior Vice President, Finance, Chief Financial Officer and a director of Rogers Communications Inc., one of the largest cable, cellular and broadcasting companies in North America. While there, he oversaw the completion of over CDN$3 billion in public and private financings. Additionally, Mr. Ladouceur is currently serving as the Chairman of the Competitive Telecommunications Association of Canada.

ROBERT KUBBERNUS - DIRECTOR - Prior to 1992, Mr. Kubbernus was the Chief Financial Officer of Bankers Capital Group. His responsibilities included the development of new products and markets as well as overseeing the financial controls of the corporation. Since 1992, Mr. Kubbernus has been the President of Bankton Financial Corporation, which specializes in the placement of debt instruments with institutional and private lenders. Bankton Financial Corporation is also involved in corporate restructuring and planning. Mr. Kubbernus is the President of JAWS Technologies, Inc. (OTC - BB symbol JAWZ).

F. BRYSON FARRILL - DIRECTOR - Until 1989 Mr. Farrill had various positions with Scotia McLeod and McLeod Young Wier including acting in the capacity as the former Chairman of Scotia McLeod (USA) Inc. and McLeod Young Weir Ltd. Mr. Farrill brings to FutureLink USA more than 30 years of equity, fixed income and corporate finance experience in North America and Europe. He is the President and Chairman of Solar Pharmaceuticals Ltd. (VSE.SLR) and Director of Panther Resources Ltd. (OTC-BB - PATHR), Devine Entertainment Inc. (TSE-BBD), and Home Life Inc. (OTC-BB-HLMF).

ROBERT KOHN - DIRECTOR - Mr. Kohn has a Bachelor's degree in Business Administration from California State University in Northridge. Mr. Kohn has a law degree from Loyola Law School in Los Angeles. From 1983 to 1985 he worked as corporate counsel to Ashton-Tate Corporation, a developer and marketer of personal computer software. From October 1985 to March 1987 Mr. Kohn was associate general counsel for Candel Corporation, a developer of software for IBM mainframes. From March of 1987 to September 1996, Mr. Kohn was a Senior Vice-President of Borland International, Inc. (now Inprise Corp.), a developer and marketer of personal computer software (Inprise Corp. trades on NASDAQ-National Board INPR). From October 1996 to December 1997, Mr. Kohn was Vice President of Business Development and General Counsel of Pretty Good Privacy, Inc. a data encryption company. From January 1998 to present Mr. Kohn has been the Chairman of GoodNoise Corporation (OTC-BB symbol GDNO), an internet record company. Mr. Kohn is also an Adjunct Professor of Law and Business Organisations of the Monterey College of Law.

FUTURELINK ALBERTA


         Name                     Age                     Position Held
         ----                     ---                     -------------
Cameron B. Chell                  29       Chairman of the Board and Chief Executive Officer
Don Bialik                        42       President
Raghunath Kilambi                 32       Director, V.P.-Corporate Finance and Chief Financial Officer,
                                           Corporate Secretary
Linda M. Murray                   32       Assistant Corporate Secretary
Philip Ladouceur                  57       Director
Robert Kubbernus                  39       Director
F. Bryson Farrill                 71       Director


RIVERVIEW MANAGEMENT CORPORATION

         Name                     Age              Position Held
         ----                     ---              -------------
Don Bialik                        42        Director, President
Olivia Bialik                     42        Director, Vice-President

DON BIALIK - DIRECTOR, PRESIDENT - Mr. Don Bialik, B.Sc., P.Eng., MBA, has assumed the role of President of FutureLink. His focus will be on the opening and integration of new markets and acquisitions. Mr. Bialik is a highly respected, successful entrepreneur and the founder of SysGold. With 15 years in the Information Systems business, he is a pioneer in the outsourcing sector. Mr. Bialik offers clients 10 years of specific information systems expertise.

OLIVIA BIALIK - DIRECTOR - VICE-PRESIDENT - Mrs. Bialik's main focus for the last five years has been as Director and Vice-President of both Riverview Management Corporation and SysGold Ltd.


                             EXECUTIVE COMPENSATION

FUTURELINK USA

CASH

The following table sets forth compensation in respect of the only two senior officers of FutureLink USA for the fiscal year ended December 31, 1997 and the fiscal period from January 1, 1998 to July 31, 1998:


                                                        Annual Compensation                  Long Term
                                                                                             Compensation
                                                 --------------------------------------------------------
                                                                                              Securities
                                                                                Other           Under
Name and                                                                       Annual           Options         All Other
Principal                        Period        Salary           Bonus       Compensation        Granted        Compensation
Position                          Ended          ($)             ($)             ($)              (#)              ($)
                                 ------        ------           -----       ------------        -------        ------------
C.E.O.                            1997           Nil             Nil             Nil              Nil              Nil
Chell, Cameron                    1998           Nil             Nil             Nil              500,000          Nil

Vice President                    1997           Nil             Nil             Nil              Nil              Nil
Kilambi, Raghunath                1998           Nil             Nil             Nil              500,000          Nil


FutureLink USA pays its non-employee directors an honorarium of $250.00 per board meeting at which they are in physical attendance. FutureLink USA may reimburse expenses incurred due to their attendance at such meetings. No other payments have been made to directors. The directors are eligible to receive stock options under the FutureLink USA's stock option plan.

FutureLink USA has adopted a stock option plan (the "FutureLink USA's Stock Option Plan") for senior officers, directors and full-time employees of the Corporation, which does not restrict the number of options which may be granted. The number of options and the exercise price of all options is set by the board of directors of FutureLink USA, or a committee thereof, at the time of grant.

FUTURELINK USA STOCK OPTION PLAN

The following table sets forth options to purchase FutureLink USA Common Shares which are outstanding under the Plan as of the date hereof:


---------------------------------------------------------------------------------------------------------
                                             OPTION GRANTS
---------------------------------------------------------------------------------------------------------
     NAME OF OPTIONEE          EXERCISE PRICE    VESTING AMOUNT         VEST DATE            EXPIRE DATE
---------------------------------------------------------------------------------------------------------
Cameron Chell                      $0.76              250,000            29-Jun-98             29-Jun-01
                                                      250,000            29-Jun-99             29-Jun-01
Raghunath Kilambi                  $0.76              250,000            29-Jun-98             29-Jun-01
                                                      250,000            29-Jun-99             29-Jun-01
Gayle Howard                       $0.76               87,500            29-Jun-98             29-Jun-01
                                                       87,500            29-Jun-99             29-Jun-01
James Brecht                       $0.76               50,000            29-Dec-98             29-Jun-01
                                                       50,000            29-Jun-99             29-Jun-01
Dave Bolink                        $0.76               50,000            29-Dec-98             29-Jun-01
                                                       50,000            29-Jun-99             29-Jun-01
Linda M. Murray                    $0.76               25,000            29-Jun-98             29-Jun-01
                                                       25,000            29-Dec-98             29-Jun-01
                                                       25,000            29-Jun-99             29-Jun-01
Jason Cornick                      $0.76               25,000            29-Jun-98             29-Jun-01
                                                       25,000            29-Dec-98             29-Jun-01
                                                       25,000            29-Jun-99             29-Jun-01
Jeff Doepker                       $0.76               25,000            29-Dec-98             29-Jun-01
                                                       25,000            29-Jun-99             29-Jun-01
Scott Lambert                      $0.76               25,000            29-Jun-98             29-Jun-01
                                                       25,000            29-Dec-98             29-Jun-01
                                                       25,000            29-Jun-99             29-Jun-01
Marjorie Martin                    $0.76               25,000            29-Dec-98             29-Jun-01
                                                       25,000            29-Jun-99             29-Jun-01
Connie Turnbull                    $0.76               15,000            29-Dec-98             29-Jun-01
                                                       15,000            29-Jun-99             29-Jun-01
Bryson Farrill                     $0.76              125,000            29-Jun-98             29-Jun-01
                                                      125,000            29-Jun-99             29-Jun-01
Robert H. Kohn                     $0.76              100,000            29-Jun-98             29-Jun-01
                                                      100,000            29-Jun-99             29-Jun-01
Robert Kubbernus                   $0.76              125,000            29-Jun-98             29-Jun-01
                                                      125,000            29-Jun-99             29-Jun-01
Phillip Ladouceur                  $0.76              250,000         July 16, 1998            29-Jun-01
                                                      250,000            16-Jul-99             29-Jun-01
Henry Bilideau                     $1.17               25,000             5-Jan-99              5-Aug-01
                                                       25,000             5-Aug-99              5-Aug-01
Carl Fransen                       $1.17               12,500             5-Jan-99              5-Aug-01
                                                       12,500             5-Aug-99              5-Aug-01
Colin Curwen                       $1.17               37,500             5-Jan-99              5-Aug-01
                                                       37,500             5-Aug-99              5-Aug-01
Christopher McNeill                $1.17               37,500             5-Jan-99              5-Aug-01
                                                       37,500             5-Aug-99              5-Aug-01
Glenn Lachowiez                    $1.17               12,500             5-Jan-99              5-Aug-01

                                                       12,500             5-Aug-99              5-Aug-01
Troy Cleland                       $1.17               12,500             5-Jan-99              5-Aug-01
                                                       12,500             5-Aug-99              5-Aug-01
Katrina Cohrs                      $1.17               25,000             5-Jan-99              5-Aug-01
                                                       25,000             5-Aug-99              5-Aug-01
Don Bialik(1)                      $1.17              125,000             5-Aug-98              5-Aug-01
                                                      125,000             5-Aug-99              5-Aug-01
Doug Evans(1)                      $1.17               62,500             5-Jan-99              5-Aug-01
                                                       62,500             5-Aug-99              5-Aug-01
Bill Arnett(1)                     $1.17               75,000             5-Jan-99              5-Aug-01
                                                       75,000             5-Aug-99              5-Aug-01

Note:

        (1) Issuance of options is contingent on the Closing of the SysGold Acquisition Agreement.

BOARD COMMITTEES

The Compensation Committee currently consists of Messrs. Farrill, Kohn and Kubbernus. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of FutureLink USA and FutureLink Alberta. The Audit Committee consists of Messrs. Kohn, Kubbernus and Farrill.

FUTURELINK ALBERTA

Directors are not remunerated in their capacities as such. Out of pocket expenses of directors incurred pursuant to their attendance at meetings of the board of directors of FutureLink Alberta will be paid by FutureLink Alberta.

The following table sets forth compensation in respect of the three senior officers and Directors of FutureLink Alberta for the fiscal year ended December 31, 1997 and the period from January 1 to July 31, 1998.



                                                                                                  Long Term
                                                            Annual Compensation                 Compensation
                                                  ----------------------------------------------------------
                                                                                                  Securities
Name and                                                                           Other            Under
Principal                        Period                                            Annual          Options          All Other
Position                          Ended           Salary           Bonus        Compensation      Granted(2)       Compensation
                                                   ($)              ($)             ($)              (#)               ($)
--------                          -----           ------           -----        ------------      ----------       ------------
Chief Executive Officer           1997             Nil              Nil             Nil              Nil           CDN$125,000
Cameron Chell                     1998          CDN$62,500          Nil             Nil              Nil            CDN$11,916

Past President                    1997             N/A              N/A             N/A              N/A               N/A
Murray Korth                      1998          CDN$28,214          Nil             Nil              Nil            CDN$1,128

Chief Financial Officer           1997             N/A              N/A             N/A              N/A               N/A
Raghu Kilambi                     1998          CDN$37,500          Nil             Nil              Nil            CDN$7,500

Director                          1997             N/A              N/A             N/A              N/A               N/A
Philip Ladouceur                  1998             Nil          CDN$100,000         Nil              N/A               N/A

Director                          1997             N/A              N/A             N/A              N/A               N/A
Robert Kohn                       1998             Nil              Nil             Nil              Nil              $6,000

STOCK OPTION PLAN

The following table sets forth options to purchase FutureLink Alberta Class "A" Common Voting Shares which are outstanding under the Plan as of the date hereof:


                           Number of Common         Date of Grant             Exercise              Expiry Date
                          Shares Under Option                                Price Per
                                                                            Common Share
    Ali Janmohamed              120,000              Jan 1, 1998              CDN$1.00               Aug 26/98


RIVERVIEW MANAGEMENT CORPORATION

The following table sets forth compensation in respect of the senior officers of RMC for the fiscal years ended October 31 and the period from November 1, 1997 to June 30, 1998.


                                                                                   Long Term
                                                 Annual Compensation             Compensation
                                           --------------------------------------------------------
                                                                                  Securities
     Name and          Consolidated           Salary                                 Under
     Principal          Fiscal year            From                                 Options           All Other
     Position         Ending Oct. 31       SysGold Ltd.           Bonus             Granted          Compensation
     --------         --------------       ------------           -----             -------          ------------
Director, President        1996             CDN$49,150         CDN$54,300             N/A                N/A
Don Bialik                 1997             CDN$17,083         CDN$110,250            N/A                N/A
                           1998                Nil                 Nil                N/A                N/A

Director, VP               1996             CDN$61,150         CDN$54,300             N/A                N/A
Olivia Bialik              1997             CDN$53,383         CDN$76,050             N/A             CDN$2,520
                           1998             CDN$24,000             Nil                N/A                N/A

                             SELLING SECURITYHOLDERS

FUTURELINK USA
Since December 2, 1997 the following FutureLink USA Common Shares have been issued and remain outstanding (adjusted for all consolidations):


DATE                                    NUMBER                ISSUE PRICE       AGGREGATE                  CONSIDERATION
----                                   OF SHARES               PER SHARE       ISSUE PRICE                    RECEIVED
                                       ---------               ---------       -----------                    --------
December 2, 1997 (post 200:1              203,500             N/A               $1,286,737                    Services
consolidation) and post 30:1
consolidation

December 18, 1997                      10,000,000             $      0.01       $  100,000                      Cash
      SUB-TOTAL-DEC 31, 1997           10,203,500                               $1,386,737
January 20, 1998                           83,334             $      3.00       $  250,000                      Cash
January 20, 1998                        1,540,000             $      0.22       $  338,800                 Share Exchange
April 3, 1998                              68,480             $      3.75       $  256,800                      Cash
April 3, 1998                              37,333             $      3.75       $  140,000                      Cash
April 22, 1998                             46,666             $      3.00       $  140,000                      Cash
April 22, 1998                             20,000             $      3.00       $   60,000                      Cash
                                                              --------          ----------
     SUB-TOTAL - MAY 31, 1998          11,999,313(1)                            $2,572,337
July 7, 1998                            3,500,000             $      0.001      $    3,500                    Services
TOTAL- JULY 31, 1998                   15,499,313(1)                            $2,575,837


Notes:

        (1) The figures in this schedule reconcile to the audited financial statements and the records of the Corporation. The records of the transfer agent vary and are shown as the following as issued and outstanding: December 31, 1997 10,231,025; May 31, 1998 11,826,834; and
        July 20, 1998 15,499,303.




FUTURELINK ALBERTA

Since the date of incorporation of FutureLink Alberta, 3,331,275 Class "A" Common Voting Shares have been issued as follows:


                                                        CDN $ Issue Price         Aggregate Issue
Date                            Number of Shares            Per Share              Price (CDN $)          Consideration Received
----                            ----------------            ---------              -------------          ----------------------
Dec 31, 1997                             2,952,500            Various                  $732,689               Cash/Services
Jan. 5, 1998                                 2,500              $1.00                     2,500                    Cash
Jan. 13, 1998                                7,500              $1.00                     7,500                    Cash
Jan.14, 1998                                60,000              $1.00                    60,000                    Cash
Jan.16, 1998                                10,000              $1.00                    10,000                    Cash
Jan.19, 1998                                25,000              $1.00                    25,000                    Cash
Jan.20, 1998                               155,775              $1.00                   155,775                  Services
Feb.6, 1998                                 10,000              $1.00                    10,000                    Cash
Feb.10, 1998                                20,000              $1.00                    20,000                    Cash
Feb.12, 1998                                10,000              $1.00                    10,000                    Cash
Mar. 23, 1998                                5,000              $1.00                     5,000                    Cash
May 6, 1998                                 28,000              $1.00                    28,000                  Services

                                                        CDN $ Issue Price         Aggregate Issue
Date                            Number of Shares            Per Share              Price (CDN $)          Consideration Received
----                            ----------------            ---------              -------------          ----------------------
July 31, 1998                               45,000              $1.00                    45,000                    Cash
                                            ------                                       ------
                                         3,331,275                                   $1,111,464


RIVERVIEW MANAGEMENT CORPORATION

From 1993 to August 6, 1998 RMC's capital structure was as follows:


                OWNER                                        # OF SHARES                   VALUE(CDN)
                -----                                        -----------                   ----------
                Don Bialik                                   100 Class A                       $1
                                                         5 Class D Preferred                 $5,000
                Olivia Bialik                                100 Class B                       $1
                                                              5 Class D                      $5,000
                Bialik Family Trust                          100 Class C                       $1


Between August 7, 1998 and August 20, 1998, Don Bialik and Family entered into a series of transactions (capital reorganization) in contemplation of RMC's acquisition by FutureLink Acquisition Corp.

As of August 20, 1998, RMC's capital structure is as follows:


                OWNER                                        # OF SHARES                   VALUE(CDN)
                -----                                        -----------                   ----------
                Don Bialik                            500,000 Class J Preferred             $500,000
                                                     2,168,334 Class K Preferred           $2,168,334
                                                          100 Class B Common                $342,500
                Olivia Bialik                           500 Class J Preferred               $500,000
                                                     3,831,666 Class K Preferred           $3,831,666
                                                          100 Class B Common                $342,500
                Bialik Family Trust                       1,000,000 Class J                $1,000,000


It is expected that RMC's capital structure will be further reorganized in advance and as part of the acquisition of RMC by FutureLink Acquisition Corp.

                            DESCRIPTION OF SECURITIES

FUTURELINK USA

As of the date of this Registration Statement, FutureLink USA is authorized to issue: (a) 100,000,000 FutureLink USA Common Shares with par value of $.0001/share; and (b) 5,000,000 FutureLink USA Preferred Shares with no par value. There are 15,499,313 FutureLink USA Common Shares issued and outstanding as fully paid and non-assessable. As at the date hereof, FutureLink USA has reserved for issuance: (a) 3,780,000 FutureLink USA Common Shares pursuant to a stock option plan (See "FutureLink USA Stock Options"); (b) 255,813 FutureLink USA Common Shares pursuant to warrant and (c) 1,127,240 FutureLink USA Common Shares pursuant to a debt for share exchange agreement and an additional 1,127,240 FutureLink USA Common Shares pursuant to warrants granted in the same debt for share exchange agreement. There are no issued and outstanding FutureLink USA Preferred Shares.

The following is a general description of the material rights, privileges and restrictions and conditions attaching to each class of shares:

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $1.00 par value.

As of August 19, 1998, there were (i) 15,499,303 shares of Common Stock outstanding held of record by 252 stockholders.

COMMON STOCK

Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to the holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy". In the event of liquidation, dissolution or winding up of the Company, and subject to the prior distribution rights of the holders of outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Colorado, with approval by the Company's stockholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Shares.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for FUTURELINK USA is General Securities Transfer Agency, Inc. in Albuquerque, New Mexico.

FUTURELINK ALBERTA

The authorized share capital of FutureLink Alberta consists of an unlimited number of: (a) Class "A" Common Voting Shares; (b) Class "B" Common Shares; and
(c) First Preferred Shares. There are 3,331,275 issued and outstanding Class "A" Common Voting Shares as of August 19, 1998. There are no Class "B" Common Shares issued and outstanding. There are no First Preferred Shares issued and outstanding. All of the Class "A" Common Voting Shares issued and outstanding are fully paid and non-assessable.

The following is a general description of the material rights, privileges, restrictions and conditions attaching to each class of shares.

CLASS "A" COMMON VOTING SHARES OF FUTURELINK ALBERTA

Subject to the provisions of the Alberta Business Corporations Act ("ABCA"), the holders of the Class "A" Common Voting Shares are entitled to receive notice of, to attend and vote at all meetings of the shareholders of FutureLink Alberta (other than meetings of a class or series of shares other than the Class "A" Common Voting Shares as such) and are entitled to one vote for each Class "A" Common Voting Share held, except as required by law.

Subject to the payment of preferred rights attaching to any other class or series of shares of the corporation, the holders of the Class "A" Common Voting Shares are entitled to receive, if, as and when declared by the directors of FutureLink Alberta, dividends in such amount and payable on such date as may be determined from time to time by the directors of FutureLink Alberta. No dividend may be declared or paid on the Class "A" Common Voting Shares if payment of the dividend would cause the realizable value of the corporations assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of the corporation then outstanding having attached thereto a redemption or retraction right.

Subject to the preferential rights attaching to any other class or series of shares of the corporation, if any, on the liquidation, dissolution or winding-up of FutureLink Alberta, or any other distribution of the assets of FutureLink Alberta among its shareholders for the purpose of winding-up its affairs, the holders of the Class "A" Common Voting Shares shall be entitled to share, on a per share basis, the remaining property and assets of FutureLink Alberta.

CLASS "B" COMMON SHARES OF FUTURELINK ALBERTA

Subject to the provisions of the ABCA, the holders of the Class "B" Common Shares are not entitled to receive notice of, to attend and/or vote at meetings of the shareholders of FutureLink Alberta (other than meetings of a class or series of shares other than the Class "B" Common Shares as such).

Subject to the payment of preferred rights attaching to any other class or series of shares of the corporation, the holders of the Class "B" Common Shares are entitled to receive, if, as and when declared by the directors of FutureLink Alberta, dividends in such amount and payable on such date as may be determined from time to time by the directors of FutureLink Alberta. No dividend may be declared or paid on the Class "B" Common Shares if payment of the dividend would cause the realizable value of the corporations' assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of the corporation then outstanding having attached thereto a redemption or retraction right.

Subject to the preferential rights attaching to any other class or series of shares of the corporation, if any, on the liquidation, dissolution or winding-up of FutureLink Alberta, or any other distribution of the assets of FutureLink Alberta among its shareholders for the purpose of winding-up its affairs, the holders of the Class "A" Common Voting Shares shall be entitled to share, on a per share basis, the remaining property and assets of FutureLink Alberta.

FIRST PREFERRED SHARES OF FUTURELINK ALBERTA

The First Preferred Shares may be issued from time to time in one or more series in the number and with the designation, rights, privileges, restrictions and conditions as determined by the directors of FutureLink Alberta in their sole discretion. The First Preferred Shares will be entitled to preference, as to the payment of dividends and the distribution of the remaining property of FutureLink Alberta on dissolution, over the Class "A" Common Voting Shares and the Class "B" Common Shares.

RIVERVIEW MANAGEMENT CORPORATION

The authorized capital of RMC after its capital reorganization in advance of its acquisition by FutureLink Acquisition Corp. consists of:

An unlimited number of Class "A" Voting Common Shares
An unlimited number of Class "B" Voting Common Shares
An unlimited number of Class "C" Non Voting Common Shares
An unlimited number of Class "D" Non Voting Common Shares
An unlimited number of Class "E" Non Voting Common Shares
An unlimited number of Class "F" Non Voting Common Shares
An unlimited number of Class "G" Non Voting Common Shares
An unlimited number of Class "H" Non Voting Common Shares
An unlimited number of Class "I" Non Voting Common Shares

An unlimited number of Class "J" Voting Redeemable Preferred Shares
An unlimited number of Class "K" Non Voting Redeemable Preferred Shares (these would be Non Exchangeable into FutureLink USA Common Shares)
An unlimited number of Class "L" Non Voting Redeemable Preferred Shares

Immediately prior to the closing of the SysGold Acquisition Agreement, RMC would amend its articles/share provisions so as to delete the provisions relating to the existing class K non-voting Redeemable Preferred Shares substituting new share provisions for a class to be labeled as class "K" non-voting Redeemable Retractable Preferred Shares ("Bialik" Exchange Shares)

The share provisions attaching to the Bialik Exchangeable Shares are structured so that the Bialik Exchangeable Shares are at all times, as nearly as possible, the economic equivalence of FutureLink USA Common Shares and have the same voting rights as to FutureLink USA Common Shares.

Economic Equivalence is accomplished in several ways: (a) by virtue of the protections found in the Colorado Corporations Code for a separate class of shares; (b) the terms of the Support Agreement, including through covenants of FutureLink USA that:

(a) FutureLink USA will not declare or pay dividends on the FutureLink USA Common Stock unless Riverview immediately thereafter declares or pays, as the case may be, an equivalent dividend on the Class "K" Exchangeable Shares and Riverview has resources available to pay equivalent dividends on the Class "K" Exchangeable Shares;

(b) FutureLink USA will ensure that Riverview will be able to honour the redemption and retraction rights and the entitlement upon liquidation pursuant to the terms of the Class "K" Exchangeable Shares;

(c) Without the prior written approval of Riverview or the holders of Bialik Exchangeable Shares, FutureLink USA will not:

        (i) issue or distribute shares of FutureLink USA Common Shares (or securities exchangeable or convertible into or carrying rights to acquire shares of FutureLink USA) by way of stock dividend or other distribution; issue or distribute rights, options or warrants; or issue or distribute securities of any class other than FutureLink USA Common Shares) rights, options, warrants or evidences of FutureLink USA or assets of FutureLink USA unless Riverview is permitted under the applicable law to issue or distribute the economic equivalent on a per share basis such rights, options, securities, shares evidences of indebtedness or other assets simultaneously to the holders of Exchangeable shares; and Riverview does in fact issue or distribute such economic equivalent.

        (ii) subdivide, divide or change the then outstanding shares of FutureLink Common Shares into a greater number of FutureLink Common Shares; or reduce, combine or consolidate into a lessor number of shares of FutureLink Common Shares; or reclassify or otherwise change the shares of FutureLink Common Shares or affect an amalgamation, merger, reorganization or other transaction affecting the shares of FutureLink USA Common Shares unless Riverview is permitted under the applicable law to simultaneously make the same or equivalent change to, or in the rights of holders of, the Exchangeable Shares and the same or an equivalent change is in fact made.

Voting Equivalence is provided by the terms of the Articles of FutureLink USA relating to voting rights of the Trustee pursuant to the FutureLink USA Special Voting Share and the Voting Trust & Exchange Agreement which entitles the Trustee to a number of votes (in the calculation of FutureLink USA Common Share votes) equal to the number of Class "K" Exchangeable Shares outstanding from time to time that are not being held by FutureLink USA or its affiliates. Each holder of a Class "K" Exchangeable Share will have the right to instruct the Trustee as to the manner of voting thereupon.

Shareholder approval of FutureLink USA
Shareholder consent may be necessary to effectuate these restrictions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FUTURELINK USA

The only material contracts entered into by FutureLink USA since incorporation which can reasonably be regarded as presently material to FutureLink USA are as follows:

1. The FutureLink Alberta Acquisition Agreement dated August 3, 1998 between FutureLink USA and FutureLink Alberta.

2.      Option Agreements dated various dates various employees of FutureLink
        Alberta.

3. An Escrow Agreement dated January 20, 1998 among the General Securities Transfer Agency, Inc., FutureLink USA, Cameron Chell (as to 500,000 FutureLink USA Common Shares), Linda Carling (as to 490,000 FutureLink USA Common Shares), Bernie March (as to 200,000 FutureLink USA Common Shares), Colleen Rudolph (as to 250,000 FutureLink USA Common Shares) and Gerald Albert (as to 100,000 FutureLink USA Common Shares) pursuant to which an aggregate of 1,540,000 FutureLink USA Common Shares were deposited in escrow. This agreement stated that one half of the FutureLink USA Common Shares would be released on July 20, 1998 and one half would be released on January 20, 1999.

4. A share acquisition agreement dated January 20, 1998, between Core Ventures, Inc. (now known as FutureLink USA), FutureLink Alberta, Cameron Chell, Linda Carling, Colleen Rudolph, Bernie March, and Gerald Albert whereby FutureLink USA agreed to acquire 1,540,000 Class "A" Common Voting Shares of FutureLink Alberta in consideration of the issuance of 1,540,000 FutureLink USA Common Shares. The shares were issued subject to an escrow agreement. The agreement provided that 3,500,000 FutureLink USA Common Shares would be issued to various employees for the consideration of $3,500. FutureLink Alberta was added as a party for the purpose of making representations and warranties to induce FutureLink USA to enter into the agreement.

5. Indemnity agreement dated January 19, 1998 between John Anastasios Xinos and Core Ventures, Inc. whereby John Anastasios Xinos agreed to indemnify Core Ventures, Inc. for any losses suffered by Core Ventures, Inc. arising from the Midland Walwyn Capital Inc. lawsuit.

6. Agreement among FutureLink Alberta, FutureLink USA, Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation ("RMC") and SysGold Ltd. ("SysGold") dated August 4, 1998 ("SysGold Acquisition Agreement") wherein FutureLink USA has agreed to acquire all of the issued and outstanding shares of Riverview which in turn owns all of the issued and outstanding shares of SysGold. SysGold has approx. 60 employees and annual sales of CDN$10 million. SysGold has liabilities of approx. CDN$550,000. The consideration is CDN$8,685,000 payable by CDN$3,000,000 cash on closing (scheduled for August 21, 1998), CDN$685,000 by a promissory note payable within 90 days, and partly by the issuance of 4,250,000 Exchangeable shares in RMC exchangeable into shares of FutureLink USA Common Shares (attributed value $0.85/share). Donald A. Bialik will be subject to an employment agreement which would pay him a significant salary/year, plus a performance bonus and stock options totalling 250,000 FutureLink USA Common Shares at a price to be agreed upon. The deposit of CDN$100,000 has been paid and may become non-refundable in certain circumstances. The transaction is an arms length transaction and numerous condition precedents must be satisfied prior to closing. FutureLink USA has entered into a financing arrangement with Thomson Kernaghan & Co. Ltd., a Toronto investment dealer to lend up to $5,000,000 to FutureLink USA, the proceeds of which will be used to finance the SysGold Acquisition Agreement. Interest would be at the rate of 10% per annum. The loan would be convertible to FutureLink USA Common Shares at the lower of 75 cents or the bid price of FutureLink USA quoted on the OTC-BB for the 3 days trading prior to the Closing Date or the date of conversion. FutureLink USA also issued 1,041,667 warrants to the lender to purchase 1,041,667 shares at $0.96 per share.

FUTURELINK ALBERTA

Except for contracts entered into by FutureLink Alberta in the ordinary course of business or otherwise disclosed herein, the only material contracts entered into by FutureLink Alberta since incorporation which can reasonably be regarded as being material are as follows:

1.      The FutureLink Alberta Acquisition Agreement .

2. FutureLink Alberta Stock Option Plan. FutureLink Alberta has entered in various agreement with various employees for the issuance of securities of FutureLink Alberta.

3. FutureLink Alberta entered into agreement with Fundcorp Financial Inc.("Fundcorp") effective December 19, 1997. Fundcorp was obliged to use best efforts to assist FutureLink Alberta over a 60 month period in obtaining, structuring, negotiating and settling the terms of Financing Arrangements (as defined). Fundcorp was to manage the development of a FutureLink Alberta finance division and its documentation and related structure. Fundcorp was to provide management counsel and assist in placing strategic planning. In consideration, FutureLink Alberta agreed to pay Fundcorp: (a) cash payments equal to 1% of amounts provided to FutureLink Alberta from time to time pursuant to Financing Arrangements paid to Fundcorp net of any advances paid to Fundcorp; (b) cash payments equal to 1/3 of the operating profits of the FutureLink Alberta finance division; (c) cash payments of all out of pocket costs; (d) issuance of 250,000 warrants upon signing of the agreement. Each warrant entitled Fundcorp to acquire 1 freely tradeable Class "A" Common Voting Shares of FutureLink Alberta for each warrant redeemed. Fundcorp agreed not to exercise their warrants for a 12 month period from the date of the agreement unless otherwise requested by FutureLink Alberta. Provided that the agreement had not been cancelled, FutureLink Alberta also agreed to issue an additional 250,000 warrants upon the signing of the agreement. Each of these warrants entitled Fundcorp to acquire 1 Class "A" Common Voting Share of FutureLink Alberta for each warrant redeemed not freely tradeable for a 1 year period from the signing of the agreement. The price of the warrants is CDN$0.75/share. The liability pursuant to this agreement is unknown. The management of FutureLink Alberta have represented to FutureLink USA that Fundcorp has not met its obligations under the terms of the agreement and that the agreement should be cancelled along with the obligations with respect to the 500,000 warrants.

4. A share acquisition agreement dated January 20, 1998, between Core Ventures, Inc (now known as FutureLink USA), FutureLink Alberta, Cameron Chell, Linda Carling, Gerald Albert, Bernie March and Colleen Rudolph whereby FutureLink USA agreed to acquire 1,540,000 Class "A" Common Voting shares of FutureLink Alberta in consideration of the issuance of 1,540,000 FutureLink USA Common Shares. The shares were issued subject to the Escrow Agreement (January 20). The agreement provided that 3,500,000 FutureLink USA Common Shares would be issued to various employees for the par value of $3,500. FutureLink Alberta was added as a party for the purpose of making representations and warranties to induce FutureLink USA to enter into the agreement.

5. Willson Stationers Contract. Willson Stationers Ltd. signed the standard service provider agreement. The contract is material because of the potential size of the transaction and because of the relationship with Cameron Chell. Mr. Chell is the Chief Executive Officer of Willson Stationers Ltd. He also has an option to acquire 50% of the issued and outstanding shares in Willson Stationers Ltd.

6. JAWS Technologies, Inc. Contract. JAWS Technologies Inc. has signed the standard service provider agreement. The contract value is approx. CDN$3,000 per month. It is material because of the interest of Cameron Chell and Robert Kubbernus. Both are officers and shareholders. Robert Kubbernus is a director.

Cameron Chell, Chairman of the Board and Chief Executive Officer of the Alberta corporation, has personally guaranteed repayment of certain of the FutureLink Alberta obligations. As of May 31, 1998, Mr. Chell has personally guaranteed capital lease obligations of FutureLink Alberta totaling approximately CDN$41,000.

During the 1996 fiscal year, FutureLink Alberta lent CDN$100,000.00 to 695116 Alberta Ltd. so that it may handle a business transaction on behalf of FutureLink Alberta. Cameron Chell is a principal in the numbered company. This transaction never occurred and the debt was repaid in the 1997 fiscal year.

Cameron Chell also lent FutureLink Alberta approximately CDN$282,000.00 either personally or through his numbered company (679132 Alberta Ltd.) during 1997 which was a combination of loans and salary deferment on an interest-free basis. These loans have been repaid in 1998.

RIVERVIEW MANAGEMENT CORPORATION

Both the directors of RMC, Don and Olivia Bialik, have personally guaranteed leases of SysGold Ltd., a subsidiary of RMC. On October 31, 1997, the leases which the directors have personally guaranteed are reflected in the lease obligation balance of CDN$88,124 on the October 31, 1997 statements (Nil at October 31, 1996). The June 30, 1998 financial statements reflect the aforementioned capital leases at a total lease obligation of CDN$67,071.

The directors of the corporation have also personally guaranteed the operating line of credit of SysGold Ltd., a subsidiary of RMC. The line of credit outstanding at October 31, 1996, 1997 and June 1998 was CDN$24,580, CDN$17,962 and CDN$240,929 respectively.

The directors also have loaned certain amounts to the consolidated entity. At October 31, 1996 and October 31, 1997 these balances are nominal, however, at June 30, 1998, CDN$128,933 is owing as a result of the October 31, 1997 bonus payment.

                       ACCOUNTING AND FINANCIAL DISCLOSURE

FUTURELINK USA

Due to the lack of activity for numerous years, FutureLink USA did not engage the services of an accounting firm. We are not currently aware of any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which this firm may have had with their past auditors.

In May, 1998 FutureLink USA engaged Ernst & Young as their independent chartered accountants, to audit the financial statements of the year ended December 31, 1997. Ernst & Young reported without reservation on those financial statements.

FUTURELINK ALBERTA

FutureLink Alberta retained Halpin Anthony Owen & Mayer(HAOM) since its incorporation in March of 1996. During the term of HAOM's engagement, there were no disagreements on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of HAOM, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

FutureLink Alberta has recently engaged Ernst & Young to become their independent auditors replacing HAOM.

RIVERVIEW MANAGEMENT CORPORATION

RMC and SysGold Ltd. retained Buchanan Barry & Co. as accountants and then auditors since 1993. During the term of Buchanan Barry's engagement there were no disagreements on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Buchanan Barry, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

                              PLAN OF DISTRIBUTION

The Selling Securityholders (or pledges, donees, transferees or successors in interest) may sell all or a portion of the respective Selling Securityholders' Securities held by them from time to time while the registration statement of which this Prospectus is a part remains effective. The aggregate proceeds to the Selling Securityholders from the sale of the respective Selling Securityholders' Securities offered by the Selling Securityholders hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the Selling Securityholders will sell any or all of the Selling Securityholders' Securities offered hereby.

The Selling Securityholders' Securities may be sold by the Selling Securityholders in transactions on the NASDAQ Bulletin Board, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices or through the writing of options on the Selling Securityholders' Securities. The Selling Securityholders may elect to engage a broker or dealer to effect sales in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the Selling Securityholders' Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Securityholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such Selling Securityholders' Securities, from such purchaser). Broker-dealers may agree with the Selling Securityholders to sell a specified number of such Selling Securityholders' Securities at a stipulated price per Selling Securityholder's Security, and to the extent that such broker-dealer is unable to do so, acting as agent for the Selling Securityholders to purchase as principal any unsold Selling Securityholders' Securities at the price required to fulfill the broker-dealer commitment to the Selling Securityholders. Broker-dealers who acquire Selling Securityholders' Securities as principal may thereafter resell such Selling Securityholders' Securities from time to time in transactions (which may involve crosses and block transaction and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Selling Securityholders' Securities commissions as described above.

The Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in sales of the Selling Securityholders' Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agent and any profit on the resale of the Selling Securityholders' Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

FutureLink USA will pay all expenses incidental to this offering and sale of the Selling Securityholders' Securities to the public other than selling commissions and fees.

The Selling Securityholders have been advised that during the time they are engaged in "distribution" (as defined under Regulation M under the Securities Exchange Act of 1934, as amended) of the securities covered by this Prospectus, they must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant thereto: (i) shall not engage in any stabilization activity in connection with FutureLink USA's securities; and (ii) shall not bid for or purchase any securities of FutureLink USA or attempt to include any person to purchase any of FutureLink USA's securities other than as permitted under the Securities Exchange Act of 1934, as amended. Any Selling Securityholders who are "affiliated purchasers" of FutureLink USA, as defined in Regulation M, have been further advised that they and their affiliates must coordinate their sales under this Prospectus and otherwise with FutureLink USA and any other "affiliated purchasers" of FutureLink USA for purposes of Regulation M. The Selling Securityholders must also furnish each broker through which Selling Securityholders' Securities are sold copies of this Prospectus.

                                  LEGAL OPINION

The validity of certain of the Securities offered hereby will be passed upon for FutureLink USA by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California.

                                     EXPERTS

The audited Financial Statements of FutureLink USA included in this Prospectus as at December 31, 1997 and for the year then ended have been audited by Ernst & Young, Independent Chartered Accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

The audited Financial Statements of FutureLink Alberta included in this Prospectus as at December 31, 1996 and December 31, 1997 and the periods from March 28, 1996 to December 31, 1996 and from January 1, 1997 to December 31, 1997 have been audited by Halpin Anthony Owen Mayer, Independent Chartered Accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

The audited Financial Statements of RMC included in this Prospectus as at October 31, 1996 and October 31, 1997 and for the years then ended have been audited by Buchanan Barry & Co., Independent Chartered Accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS


                                                  Description                                           Pages
                                                  -----------                                           -----
1.     FutureLink USA Unaudited Pro Forma Consolidated Statement of Income for
       year ended December 31, 1997 and Unaudited Pro Forma Consolidated Balance Sheet as
       at December 31, 1997  ............................................................                F-1

2.     FutureLink USA Unaudited Pro Forma Consolidated Statement of Income for
       six months ended June 30, 1998 and Unaudited Pro Forma Consolidated Balance Sheet
       as at June 30, 1998  .............................................................                F-6

3.     FutureLink USA Unaudited June 30, 1998 Financial Statements, Audited
       December 31, 1997 Financial Statements and Unaudited December 31, 1996
       Financial Statements  ............................................................                F-11

4.     FutureLink Alberta Unaudited June 30, 1998 Financial Statements, Audited
       December 31, 1997 and December 31, 1996 Financial Statements  ....................                F-22

5.     RMC Unaudited June 30, 1998 and 1997 Financial Statements  .......................                F-31

6.     RMC Audited October 31, 1997 and 1996 Financial Statements  ......................                F-39

                          FUTURELINK DISTRIBUTION CORP.


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          (All amounts stated in $U.S.)


                                December 31, 1997


                                                                                                                    FutureLink
                                                                                    Riverview                            USA
                                        FutureLink   FutureLink     Pro Forma       Management       Pro Forma       Pro Forma
                                           USA        Alberta      Adjustments      Corporation     Adjustments     Consolidated
                                            $            $            $                 $                $              $
                                        ----------   ----------   -------------      ----------     ------------   -------------
ASSETS
CURRENT
Cash                                            --        7,617   (2.2)(100,000)         26,542     (2.3)150,777        (240,064)
                                                                                                   (2.4)(325,000)
Accounts receivable                             --       37,172              --         955,528               --         992,699
Inventory                                       --           --              --           8,168               --           8,168
Prepaid expenses                                --        7,302              --           6,305               --          13,608
                                        ----------   ----------   -------------      ----------     ------------   -------------
                                                --       52,091        (100,000)        996,543         (174,223)        774,411

Goodwill                                                     --    (2.1)929,040              --   (2.3)6,091,699       7,445,739
                                                --                 (2.2)100,000                   (2.4)  325,000
Capital assets                                  --      167,469              --         141,924               --         309,393
Incorporation costs                             --          420              --              --               --             420
Deposits                                        --           --              --           4,662               --           4,662
                                        ----------   ----------      ----------      ----------       ----------      ----------

                                                --      219,980         929,040       1,143,129        6,242,476       8,534,625
                                        ==========   ==========      ==========      ==========       ==========      ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued                23,932      253,012              --         916,932               --       1,193,876
   liabilities
Current portion of capital leases               --       21,602              --          22,966               --          44,568
Loan payable                                    --           --              --          23,639               --          23,639
Promissory note payable                         --           --              --              --     (2.3)479,323         479,323
Shareholder loans                               --           --              --           1,735               --           1,735
Notes payable                                   --       66,825              --              --               --          66,825
                                        ----------   ----------      ----------      ----------       ----------      ----------
                                            23,932      341,439              --         965,272          479,323       1,809,966
                                        ----------   ----------      ----------      ----------       ----------      ----------

DUE TO STOCKHOLDERS                             --       61,259              --              --               --          61,259
                                        ----------   ----------      ----------      ----------       ----------      ----------

OBLIGATIONS UNDER CAPITAL LEASES                --       13,441              --          38,698               --          52,139
                                        ----------   ----------      ----------      ----------       ----------      ----------

CONVERTIBLE DEBENTURE                           --           --              --              --   (2.3)2,250,000       2,250,000
                                        ----------   ----------      ----------      ----------       ----------      ----------

MINORITY INTEREST                               --           --              --          39,812               --          39,812
                                        ----------   ----------      ----------      ----------       ----------      ----------

STOCKHOLDERS' EQUITY
Share capital                                1,020      512,693   (2.1)(512,693)             28         (2.3)(28)      4,346,401
                                                                   (2.1)732,881                   (2.3)3,612,500
Capital in excess of par                 1,425,211           --              --              --               --       1,425,211
Deficit                                 (1,450,163)    (708,852)   (2.1)708,852          99,319     (2.3)(99,319)     (1,450,163)
                                        ----------   ----------      ----------      ----------       ----------      ----------
                                           (23,932)    (196,159)        929,040          99,347        3,513,153       4,321,449
                                        ----------   ----------      ----------      ----------       ----------      ----------

                                                --      219,980         929,040       1,143,129        6,242,476       8,534,625
                                        ==========   ==========      ==========      ==========       ==========      ==========



See accompanying notes to the unaudited pro forma consolidated financial statements

                          FUTURELINK DISTRIBUTION CORP.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          (All amounts stated in $U.S.)

                          Year ended December 31, 1997


                                                                                                               FutureLink
                                                                                  Riverview                       USA
                                       FutureLink   FutureLink      Pro Forma    Management     Pro Forma      Pro Forma
                                           USA        Alberta      Adjustments   Corporation   Adjustments     Consolidated
                                            $           $               $            $               $             $
                                       ----------   ----------   --------------  ----------   --------------   ----------
REVENUE                                        --        4,820            3,373   6,662,087               --    6,665,460
                                       ----------   ----------   --------------  ----------   --------------   ----------

EXPENSES
Salaries and employee benefits                 --       48,946               --   2,052,751               --    2,101,698
Staff development                              --           --               --     120,253               --      120,253
Consulting                                     --      280,820               --     631,150               --      911,970
Travel                                         --       13,293               --      14,734               --       28,027
Accounting and legal fees                 109,992        9,818               --      60,870               --      180,681
Hardware and software purchases                --           --               --   3,149,406               --    3,149,406
Advertising and promotion                      --       21,057               --      68,503               --       89,560
Depreciation and amortization                  --       34,084     (3.1)102,904      51,604     (3.2)641,670      831,261
Office                                     12,057       22,438               --     133,515               --      168,010
Rent                                           --       25,078               --      70,628               --       95,706
Equipment rental                               --       20,780               --       8,901               --       29,680
Internet                                       --       13,961               --          --               --       13,961
Architectural and design fees                  --       47,922               --          --               --       47,922
Automotive                                     --           --               --      26,492               --       26,492
Other                                          --       24,492                       54,547                        79,039
Interest on long term debt                     --           --               --          --     (3.3)272,932      272,932
                                       ----------   ----------   --------------  ----------   --------------   ----------
                                          122,049      563,689               --   6,443,354               --    8,146,598
                                       ----------   ----------   --------------  ----------   --------------   ----------

LOSS BEFORE DISCONTINUED OPERATIONS      (122,049)    (560,316)              --     218,733               --   (1,481,138)

LOSS FROM DISCONTINUED OPERATIONS              --       (9,922)              --          --               --       (9,922)
                                       ----------   ----------   --------------  ----------   --------------   ----------

LOSS FROM OPERATIONS                     (122,049)    (570,238)              --     218,733               --   (1,491,059)

WRITE-OFF MINING RELATED ASSETS          (515,000)          --               --          --               --     (515,000)

LOSS ON NON-REFUNDABLE DEPOSIT           (100,000)          --               --          --               --     (515,000)
                                       ----------   ----------   --------------  ----------   --------------   ----------

LOSS FOR THE YEAR BEFORE INCOME TAXES    (737,049)    (570,238)              --     218,733               --   (2,106,059)

INCOME TAXES                                   --           --               --     (94,409)              --      (94,409)
                                       ----------   ----------   --------------  ----------   --------------   ----------

                                         (737,049)    (570,238)              --     124,324               --   (2,200,469)

MINORITY INTEREST                              --           --               --     (24,443)              --      (25,443)
                                       ----------   ----------   --------------  ----------   --------------   ----------

NET EARNINGS (LOSS) FOR THE YEAR         (737,049)    (570,238)              --      98,881               --   (2,225,912)
                                       ==========   ==========   ==============  ==========   ==============   ==========


See accompanying notes to the unaudited pro forma consolidated financial statements

                          FUTURELINK DISTRIBUTION CORP.


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)


                                December 31, 1997





1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the audited financial statements as at December 31, 1997 and for the year then ended of FutureLink Distribution Corp. (a Colorado corporation) ("FutureLink USA") and FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta"), and from the audited financial statements as at October 31, 1997 and for the year then ended of Riverview Management Corporation ("Riverview") together with other information available to the companies. In the opinion of the management of FutureLink USA, these pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with accounting principles generally accepted in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

      These pro forma consolidated financial statements should be read in conjunction with the audited financial statements of the companies included elsewhere in this registration document.

2. The pro forma consolidated balance sheet at December 31, 1997 gives effect to the following assumptions and transactions, all of which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement as if the effective dates of those agreements were December 31, 1997:

      2.1 The acquisition of all of the outstanding common shares of FutureLink Alberta in exchange for an equal number of common shares of FutureLink USA. This acquisition has been reflected as though the initial acquisition of 1,540,000 common shares and the subsequent acquisition of all the remaining common shares at a later date both occurred on December 31, 1997.

            The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. Based on an independent valuation report dated March 1998 that attributed a value of $0.22 to common shares of FutureLink Alberta, the total value ascribed to the investment was $732,881. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                   Purchase
                                                   Allocation
                                                       $
                                                   --------
                    Net liabilities acquired       (196,159)
                    Goodwill                        929,040
                                                   --------

                    Purchase price                  732,881
                                                   ========

                          FUTURELINK DISTRIBUTION CORP.


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)


                                December 31, 1997




      2.2 The allocation to goodwill of the estimated costs of the acquisition described in 2.1 above, in the amount of $100,000 financed through bank credit facilities of FutureLink USA.

      2.3 The acquisition of all of the outstanding common shares of Riverview for cash consideration of $3,000,000 Canadian, as well as a promissory note for $685,000 Canadian and 4,250,000 common shares of FutureLink USA with an ascribed value of $3,612,500 U.S.

            The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                      Purchase
                                                     Allocation
                                                          $
                                                     ---------
                    Net assets acquired                 99,347
                    Goodwill                         6,091,699
                                                     ---------

                    Purchase price                   6,191,046
                                                     =========

                    Consideration:
                    Promissory note payable            479,323
                    10% convertible debenture*       2,099,223
                    Common shares of FutureLink USA  3,612,500
                                                     ---------

                    Total consideration              6,191,046
                                                     =========

            *the proceeds from the debenture will be drawn in an initial amount of $2,250,000, with the excess cash being held by FutureLink USA for general use.

      2.4 The allocation to goodwill of the estimated costs of the acquisition described in 2.3 above, in the amount of $325,000 financed through bank credit facilities of FutureLink USA.

                          FUTURELINK DISTRIBUTION CORP.


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)


                                December 31, 1997


3. The pro forma consolidated statement of income for the year ended December 31, 1997 gives effect to the acquisitions by FutureLink USA as described in 2.1 and 2.3 above which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement, as if the transactions had occurred January 1, 1997. The following adjustments are reflected:

      3.1 The amortization of Goodwill attributable to the allocation of the purchase price of FutureLink Alberta in excess of the carrying value of the net assets acquired, (see 2.1 and 2.2 above) calculated on a straight-line basis over a period of 10 years.

      3.2 The amortization of Goodwill attributable to the allocation of the purchase price of Riverview in excess of the carrying value of the net assets acquired, (see 2.3 and 2.4 above) calculated on a straight-line basis over a period of 10 years.

      3.3 The inclusion of interest expense on the convertible debenture for one year, at an annual rate of 10%.

4. The amounts shown in these pro forma consolidated financial statements for FutureLink Alberta and for Riverview have been translated into United States dollars from Canadian dollars at a rate of $1 US equal to $1.4291 Canadian.

                          FUTURELINK DISTRIBUTION CORP.


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          (All amounts stated in $U.S.)


                                  June 30, 1998


                                                                                                                     FutureLink
                                                                                     Riverview                           USA
                                         FutureLink   FutureLink     Pro Forma       Management     Pro Forma         Pro Forma
                                             USA        Alberta      Adjustments    Corporation     Adjustments      Consolidated
                                              $            $             $              $               $                 $
                                         ----------   ----------   --------------   ----------   --------------      ----------
ASSETS
CURRENT
Cash                                             --      158,581    (2.2)(100,000)          --     (2.3)207,933         (58,486)
                                                                                                  (2.4)(325,000)
Accounts receivable                              --       51,110               --    1,028,028               --       1,079,138
Inventory                                        --        2,480               --       12,961               --          15,441
Prepaid expenses                                 --       32,653               --       10,704               --          43,357
                                         ----------   ----------   --------------   ----------   --------------      ----------
                                                 --      244,823         (100,000)   1,051,693         (117,067)      1,079,449

Goodwill                                         --           --   (2.1)1,575,228           --   (2.3)5,957,683       7,957,911
                                                                     (2.2)100,000                  (2.4)325,000
Capital assets                                   --      350,589               --      140,615               --         491,203
Investment                                1,269,259           --  (2.1)(1,269,259)          --               --              --
Discontinued operations                          --            1               --           --               --               1
Incorporation costs                              --          272               --           --               --             272
Deposits                                         --           --               --        5,570               --           5,570
                                         ----------   ----------   --------------   ----------   --------------      ----------
                                          2,269,259      595,685          305,969    1,197,878        6,165,616       9,534,407
                                         ==========   ==========   ==============   ==========   ==============      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank indebtedness                                --           --               --      118,524               --         118,524
Accounts payable and accrued                 24,981       83,759               --      748,873               --         857,613
   liabilities
Current portion of capital leases                --       29,187               --       33,913               --          63,100
Loan payable                                     --           --               --       19,152               --          19,152
Promissory note payable                          --           --               --           --     (2.3)466,272         466,272
Shareholder loans                                --           --               --       87,763               --          87,763
Notes payable                                    --       34,060               --           --               --          34,060
                                         ----------   ----------   --------------   ----------   --------------      ----------
                                             24,981      147,006               --    1,008,225          466,272       1,646,484
                                         ----------   ----------   --------------   ----------   --------------      ----------

DUE TO STOCKHOLDERS                         504,802       10,338               --           --               --         515,140
                                         ----------   ----------   --------------   ----------   --------------      ----------

OBLIGATIONS UNDER CAPITAL LEASES                 --       11,429               --       11,742               --          23,171
                                         ----------   ----------   --------------   ----------   --------------      ----------

DUE TO FUTURELINK USA                            --    1,265,689  (2.1)(1,265,689)          --               --              --
                                         ----------   ----------   --------------   ----------   --------------      ----------

CONVERTIBLE DEBENTURE                            --           --               --           --   (2.3)2,250,000       2,250,000
                                         ----------   ----------   --------------   ----------   --------------      ----------

MINORITY INTEREST                                --           --               --       14,755               --          14,755
                                         ----------   ----------   --------------   ----------   --------------      ----------

STOCKHOLDERS' EQUITY
Share capital                                 1,200      725,930    (2.1)(725,930)          27         (2.3)(27)      4,346,581
                                                                     (2.1)732,881                (2.3)3,612,500
Capital in excess of par                  2,670,831           --               --           --               --       2,670,831
Deficit                                  (1,932,555)  (1,564,707)  (2.1)1,564,707      163,129    (2.3)(163,129)     (1,932,555)
                                         ----------   ----------   --------------   ----------   --------------      ----------
                                            739,476     (838,777)       1,571,658      163,156        3,449,344       5,084,858
                                         ----------   ----------   --------------   ----------   --------------      ----------
                                          1,269,259      595,685          305,969    1,197,878        6,165,616       9,534,407
                                         ==========   ==========   ==============   ==========   ==============      ==========



See accompanying notes to the unaudited pro forma consolidated financial statements

                          FUTURELINK DISTRIBUTION CORP.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          (All amounts stated in $U.S.)

                         Six months ended June 30, 1998


                                                                                                               FutureLink
                                                                                  Riverview                        USA
                                       FutureLink   FutureLink     Pro Forma     Management     Pro Forma      Pro Forma
                                           USA        Alberta      Adjustments  Corporation     Adjustments    Consolidated
                                            $            $              $            $               $             $
                                       ----------   ----------   --------------  ----------   --------------   ----------
REVENUE                                        --       20,880               --   5,339,694               --    5,360,575
                                       ----------   ----------   --------------  ----------   --------------   ----------

EXPENSES
Salaries and employee benefits                 --      219,781               --   2,382,623               --    2,602,404
Staff development                              --           --               --     172,522               --      172,522
Consulting                                     --      154,316               --          --               --      154,316
Travel                                         --       52,591               --       9,541               --       62,133
Accounting and legal fees                  40,158       51,827               --      43,102               --      135,087
Hardware and software purchases                --           --               --   2,256,447               --    2,256,447
Advertising and promotion                      --       49,408               --      58,438               --      107,846
Depreciation and amortization                  --       49,034      (3.1)83,762      46,634     (3.2)314,134      493,564
Office                                     30,918       48,101               --     139,946               --      218,964
Rent                                           --       34,771               --      51,393               --       86,164
Investor relations                             --       22,229               --          --               --       22,229
Equipment rental                               --       19,578               --       4,955               --       24,533
Internet                                       --       16,754               --          --               --       16,754
Automotive                                     --           --               --      26,268               --       26,268
Other                                          --       27,681           29,542      57,223
Interest on long term debt                     --           --               --          --     (3.3)135,814      135,814
Equity in loss of an affiliate            411,316           --     (3.4)411,316          --               --           --
                                       ----------   ----------   --------------  ----------   --------------   ----------
                                          482,392      746,070               --   5,221,410               --    6,572,265
                                       ----------   ----------   --------------  ----------   --------------   ----------

LOSS BEFORE DISCONTINUED OPERATIONS      (482,392)    (752,190)              --     118,285               --   (1,211,691)

LOSS FROM DISCONTINUED OPERATIONS              --     (149,965)              --          --               --     (149,965)
                                       ----------   ----------   --------------  ----------   --------------   ----------

LOSS FOR THE YEAR BEFORE INCOME TAXES    (482,392)    (875,156)              --     118,285               --   (1,361,656)

INCOME TAXES                                   --           --               --     (44,432)              --      (44,432)
                                       ----------   ----------   --------------  ----------   --------------   ----------

                                         (482,392)    (875,156)              --      73,853               --   (1,406,088)

MINORITY INTEREST                              --           --               --      23,973               --       23,973
                                       ----------   ----------   --------------  ----------   --------------   ----------

NET EARNINGS (LOSS) FOR THE YEAR         (482,392)    (875,156)              --      97,826               --   (1,382,115)
                                       ==========   ==========   ==============  ==========   ==============   ==========



See accompanying notes to the unaudited pro forma consolidated financial statements

                          FUTURELINK DISTRIBUTION CORP.


   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)


                                  June 30, 1998




1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements as at June 30, 1998 of FutureLink Distribution Corp. (a Colorado corporation) ("FutureLink USA"), FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta") and Riverview Management Corporation ("Riverview"), and for the six month period then ended (eight month period then ended in the case of Riverview) together with other information available to the companies. In the opinion of the management of FutureLink USA, these pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with accounting principles generally accepted in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

      These pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this registration document.

2. The pro forma consolidated balance sheet at June 30, 1998 gives effect to the following assumptions and transactions, all of which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement as if the effective dates of those agreements were June 30, 1998:

      2.1 The acquisition of all of the outstanding common shares of FutureLink Alberta in exchange for an equal number of common shares of FutureLink USA. This acquisition has been reflected as though the initial acquisition of 1,540,000 common shares and the subsequent acquisition of all the remaining common shares at a later date both occurred on June 30, 1998.

            The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. Based on an independent valuation report dated March 1998 that attributed a value of $0.22 to common shares of FutureLink Alberta, the total value ascribed to the investment was $732,881. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                  Purchase
                                                 Allocation
                                                      $
                                                 ----------
                    Net liabilities acquired       (842,347)
                    Goodwill                      1,575,228
                                                 ----------

                    Purchase price                  732,881
                                                 ==========

                          FUTURELINK DISTRIBUTION CORP.


   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)


                                  June 30, 1998



      2.2 The allocation to goodwill of the estimated costs of the acquisition described in 2.1 above, in the amount of $100,000 financed through bank credit facilities of FutureLink USA.

      2.3 The acquisition of all of the outstanding common shares of Riverview for cash consideration of $3,000,000 Canadian, as well as a promissory note for $685,000 Canadian and 4,250,000 common shares of FutureLink USA with an ascribed value of $3,612,500 U.S.

            The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                      Purchase
                                                     Allocation
                                                         $
                                                     ---------
                    Net assets acquired                163,156
                    Goodwill                         5,957,683
                                                     ---------

                    Purchase price                   6,120,839
                                                     =========

                    Consideration:
                    Promissory note payable            466,272
                    10% convertible debenture*       2,042,067
                    Common shares of FutureLink USA  3,612,500
                                                     ---------

                    Total consideration              6,120,839
                                                     =========

            *the proceeds from the debenture will be drawn in an initial amount of $2,250,000, with the excess cash being held by FutureLink USA for general use.

      2.4 The allocation to goodwill of the estimated costs of the acquisition described in 2.3 above, in the amount of $325,000 financed through bank credit facilities of FutureLink USA.

                          FUTURELINK DISTRIBUTION CORP.


   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          (All amounts stated in $U.S.)


                                  June 30, 1998


3. The pro forma consolidated statement of income for the six months ended June 30, 1998 gives effect to the acquisitions by FutureLink USA as described in 2.1 and 2.3 above which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement, as if the transactions had occurred January 1, 1998. The following adjustments are reflected:

      3.1 The amortization of Goodwill attributable to the allocation of the purchase price of FutureLink Alberta in excess of the carrying value of the net assets acquired, (see 2.1 and 2.2 above) calculated on a straight-line basis over a period of 10 years.

      3.2 The amortization of Goodwill attributable to the allocation of the purchase price of Riverview in excess of the carrying value of the net assets acquired, (see 2.3 and 2.4 above) calculated on a straight-line basis over a period of 10 years.

      3.3 The inclusion of interest expense on the convertible debenture for six months, at an annual rate of 10%.

      3.4 The reversal of FutureLink USA's equity in the loss of FutureLink Alberta.

4. The amounts shown in these pro forma consolidated financial statements for FutureLink Alberta and for Riverview have been translated into United States dollars from Canadian dollars at a rate of $1 US equal to $1.4691 Canadian.

                         REPORT OF INDEPENDENT AUDITORS





To the Board of Directors and Stockholders of FUTURELINK DISTRIBUTION CORP.

We have audited the accompanying balance sheet of FUTURELINK DISTRIBUTION CORP. as at December 31, 1997 and the related statements of loss and deficit, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futurelink Distribution Corp. as at December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                   /s/ ERNST & YOUNG


Calgary, Canada
August 20, 1998                                    Chartered Accountants

FUTURELINK DISTRIBUTION CORP.


                                 BALANCE SHEETS
                          (All amounts stated in $U.S.)




                                                                                       DECEMBER 31
                                                                   JUNE 30,      -------------------------
                                                                    1998            1997           1996
                                                                  (UNAUDITED)                   (Unaudited)
                                                                      $              $               $
                                                                  ----------     ----------     ----------
CAPITAL ASSETS                                                            --             --        515,000
Investment [note 3]                                                1,269,259             --             --
                                                                  ----------     ----------     ----------

                                                                   1,269,259             --        515,000
                                                                  ==========     ==========     ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities                              24,981         23,932          6,873
                                                                  ----------     ----------     ----------
                                                                      24,981         23,932          6,873
DUE TO STOCKHOLDER [NOTE 6]                                          504,802             --          4,504
                                                                  ----------     ----------     ----------
                                                                     529,783         23,932         11,377
                                                                  ----------     ----------     ----------

STOCKHOLDERS' EQUITY
   Authorized
         5,000,000 preferred shares without par value
           100,000,000 common shares with par value of $0.0001
   Issued
          11,999,313, 10,203,500 and 2,500 common shares
          issued and outstanding at June 30, 1998 and
          December 31, 1997 and 1996, respectively [note 5]            1,200          1,020             25
Capital in excess of par [note 5]                                  2,670,831      1,425,211      1,216,712
Deficit                                                           (1,932,555)    (1,450,163)      (713,114)
                                                                  ----------     ----------     ----------
                                                                     739,476        (23,932)       503,623
                                                                  ----------     ----------     ----------

                                                                   1,269,259             --        515,000
                                                                  ==========     ==========     ==========

Contingencies [note 9]

See accompanying notes


On behalf of the Board:


                                    Director                      Director

                          FUTURELINK DISTRIBUTION CORP.


                         STATEMENTS OF LOSS AND DEFICIT
                          (All amounts stated in $U.S.)




                                                 SIX MONTHS             YEARS ENDED
                                                    ENDED               DECEMBER 31
                                                   JUNE 30        -----------------------
                                                    1998            1997           1996
                                                      $               $              $
                                                 ----------       --------       --------
                                                 (Unaudited)                   (Unaudited)
REVENUE                                                  --             --             --
                                                 ----------       --------       --------

EXPENSES
Accounting and legal                                 40,158        109,992          3,803
General and administrative                           30,918         12,057          3,061
                                                 ----------       --------       --------
                                                     71,076        122,049          6,864
                                                 ----------       --------       --------

Loss from operations                                (71,076)      (122,049)        (6,864)
                                                 ==========       ========       ========

Write-off mining related assets [note 4]                 --       (515,000)            --
Loss on non-refundable deposit [note 7]                  --       (100,000)            --
Equity in loss of affiliate [note 3]               (411,316)            --             --
                                                 ----------       --------       --------
                                                   (411,316)      (615,000)            --
                                                 ----------       --------       --------

NET  LOSS FOR THE PERIOD [NOTE 8]                  (482,392)      (737,049)        (6,864)

Deficit, beginning of  period                    (1,450,163)      (713,114)      (706,250)
                                                 ----------       --------       --------

DEFICIT, END OF PERIOD                           (1,932,555)    (1,450,163)      (713,114)
                                                 ==========       ========       ========

LOSS PER COMMON SHARE                                 (0.25)         (1.65)         (2.75)
                                                 ==========       ========       ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING     1,964,120        447,445          2,500
                                                 ==========       ========       ========


See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.


                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                          (All amounts stated in $U.S.)





                                                   COMMON STOCK         CAPITAL IN
                                            ------------------------    EXCESS OF PAR     DEFICIT
                                              SHARES             $            $              $
                                            ----------         -----      ---------     ----------
BALANCE, DECEMBER 31, 1996 AND 1995              2,500            25      1,216,712       (713,114)
   Issuance of share capital                     1,000            10          9,990             --
                                            ----------         -----      ---------     ----------
                                                 3,500            35      1,226,702       (713,114)

   Change of par value from .01 to .0001            --           (35)            35             --

   Issuance of share capital for cash       10,200,000         1,020        158,980             --
   Forgiveness of shareholder debt                  --            --         39,494             --
Net loss for the period                             --            --             --       (737,049)
                                            ----------         -----      ---------     ----------
BALANCE, DECEMBER 31, 1997                  10,203,500         1,020      1,425,211     (1,450,163)
   Issuance of share capital on
     exercise of special warrants              255,813            26        846,774             --
   Issuance of share capital under
     Share Purchase Agreement with
     Futurelink Distribution Corp.,
     an Alberta, Canada corporation          1,540,000           154        338,646             --
   Forgiveness of shareholder debt                  --            --         60,200             --
Net loss for the period                             --            --             --       (482,392)
                                            ----------         -----      ---------     ----------

BALANCE, JUNE 30, 1998                      11,999,313         1,200      2,670,831     (1,932,555)
                                            ==========         =====      =========     ==========


The above statement gives retroactive effect to a share rollback of 200 to 1 on July 20, 1997 and a rollback of 30 to 1 on December 2, 1997.

See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.


                            STATEMENTS OF CASH FLOWS
                          (All amounts stated in $U.S.)




                                                        SIX MONTHS            YEARS ENDED
                                                          ENDED               DECEMBER 31
                                                         JUNE 30        -----------------------
                                                         1998            1997             1996
                                                           $               $                $
                                                       ----------       --------         ------
                                                       (Unaudited)                     (Unaudited)
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss                                                 (482,392)      (737,049)        (6,864)
Adjustments to reconcile net loss to net cash
   provided by operating activities
     Write off mining related assets [note 4]                  --        515,000             --
     Equity in loss of affiliate                          411,316             --             --
     Loss on refundable deposit                                --        100,000             --
                                                       ----------       --------         ------
                                                          (71,076)      (122,049)        (6,864)
Changes in non-cash working capital balances
     Accounts payable and accrued liabilities               1,049         17,059          3,802
                                                       ----------       --------         ------
                                                          (70,027)      (104,990)        (3,062)
                                                       ----------       --------         ------

CASH FLOWS USED IN INVESTING ACTIVITIES
Advances to Futurelink Distribution Corp. (Alberta)
   [note 3]                                            (1,341,775)            --             --
Loss on refundable deposit                                     --       (100,000)            --
                                                       ----------       --------         ------
                                                       (1,341,775)      (100,000)            --
                                                       ----------       --------         ------

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from stockholders [note 6]                       504,802         (4,504)         3,062
Proceeds from the issuance of common stock [note 5]       846,800        170,000             --
Forgiveness of shareholder debt [note 5]                   60,200         39,494             --
                                                                                     ----------
                                                        1,411,802        204,990          3,062
                                                       ----------       --------         ------

INCREASE IN CASH                                               --             --             --
Cash, beginning of period                                      --             --             --
                                                       ----------       --------         ------

CASH, END OF PERIOD                                            --             --             --
                                                       ==========       ========         ======


See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1997 and 1996 and June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and as at and for the year ended December 31, 1996 is unaudited)



1. INCORPORATION AND OPERATIONS

The Company was formed on April 4, 1955 in the state of Colorado, USA, as Cortez Uranium and Mining Co. The company was involved in several mining related projects and had changed its name several times. On July 20, 1997, the company changed its names to Core Ventures, Inc. The company changed its name to Futurelink Distribution Corp. effective February 17, 1998.

The Company had no operations in the first six months of 1997. Accordingly comparative interim financial statements are not presented for this period.

In early 1998, the Company changed its focus to concentrate on the acquisition and development of companies in the business of information technology outsourcing. The Company currently has no sources of revenue, except indirectly through its investee, and has a deficit at June 30, 1998 of $1,932,555. Its future viability is dependent upon acquiring or developing profitable operations and securing additional financing to support these activities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States. Differences between accounting principles generally accepted in Canada and the United States would have no material impact on these financial statements.

USE OF ESTIMATES

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

INVESTMENT

The Company's investment in Futurelink Distribution Corp. (an Alberta, Canada corporation), representing a 47% interest in the outstanding common shares at June 30, 1998, is accounted for using the equity method.

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1997 and 1996 and June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and as at and for the year ended December 31, 1996 is unaudited)



INCOME TAXES

The Company records its provision for income taxes using the liability method. Under this method deferred tax assets and liabilities are recognized based on the anticipated future tax effects arising from the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

FINANCIAL INSTRUMENTS

The carrying values of financial instruments, including accounts payable and accrued liabilities, and amounts due to stockholders approximate their fair values. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company's investment is Canadian dollars. Adjustments arising from translating the investee's financial statements into United States dollars are recorded in stockholders' equity as a cumulative translation adjustment.

INTERIM FINANCIAL STATEMENTS

The interim financial statements as at and for the period ended June 30, 1998, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the results for the interim period presented. Operating results for the period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1997 and 1996 and June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and as at and for the year ended December 31, 1996 is unaudited)



3. INVESTMENT

                                                                           DECEMBER 31
                                                        JUNE 30,      -----------------------
                                                         1998           1997          1996
                                                      (UNAUDITED)                   (Unaudited)
                                                           $              $             $
                                                       ---------      ---------     ---------
Futurelink Distribution Corp. (an Alberta,
   Canada corporation)
     1,540,000 common shares (47%)                       338,800             --            --
     Advances, non-interest bearing                    1,341,775             --            --
                                                       ---------      ---------     ---------
     Equity loss                                        (411,316)            --            --
                                                                                           --

                                                       1,269,259             --            --
                                                       =========      =========     =========


On January 20, 1998 the Company issued 1,540,000 common shares in exchange for 1,540,000 common shares of Futurelink Distributions Corp., an Alberta, Canada corporation ("Futurelink Alberta") representing 48% of the issued and outstanding shares at that time. Based on an independent valuation report dated March 1998 that attributed a value of $0.22 to common shares of Futurelink Alberta, the total value ascribed to the investment was $338,800. The Company has also advanced Futurelink Alberta $1,341,775. This amount is non-interest bearing and has no repayment terms.

4. CAPITAL ASSETS


                                                                   DECEMBER 31, 1996
                                                        -----------------------------------------
                                                                       ACCUMULATED        NET BOOK
                                                         COST         DEPRECIATION         VALUE
                                                           $                $                $
                                                        -------          -------          -------
Mining concessions                                       85,000               --           85,000
Proprietary mining process                              430,000               --          430,000
                                                        -------          -------          -------

                                                        515,000               --          515,000
                                                        =======          =======          =======


During 1997 the Company wrote off these assets to their estimated net realizable value of nil. The Company is no longer in the mining business.

5. SHARE CAPITAL

On January 20, 1998 the articles of the Company were amended to increase the authorized share capital to 100,000,000 common shares and 5,000,000 preferred shares.

83,334 warrants were issued to the share subscribers who were issued shares on January 29, 1998. The warrants allow the holder to purchase additional shares at $3.00 on or before one year and $3.30 before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1997 and 1996 and June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and as at and for the year ended December 31, 1996 is unaudited)



105,813 warrants were issued to the share subscribers who were issued shares on April 3, 1998. The warrants allow the holder to purchase additional shares at $3.75 on or before one year and $4.00 before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

66,666 warrants were issued to the share subscribers who were issued shares on April 22, 1998. The warrants allow the holder to purchase additional shares at $3.25 on or before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

On January 19, 1998, the Company reserved 3,500,000 restricted common shares for the issuance to officers, directors and employees of Futurelink Alberta. These shares were issued on July, 1998.

Of the 11,999,313 shares issued at June 30, 1998, 1,341,000 are restricted and 10,658,313 are freely trading. Restricted shares held by non-affiliates of the Company must be held for at least one year. Restricted shares held by affiliates of the Company must be held for 1 to 2 years.

The 1,540,000 common shares issued to purchase a 48% investment in Futurelink Alberta, are subject to a hold period. One half of the shares given to the vendors will be released from escrow on July 20, 1998 and the balance will be released on January 20, 1999.

On June 29, 1998, the Company issued stock options to purchase 3,080,000 common shares to employees and non-employee directors with an exercise price of $0.755. These stock options were all outstanding as at June 30, 1998. The options expire on June 29, 2001.

A stockholder of the Company forgave $60,200 in 1998 and $39,494 in 1997 which he had advanced to the Company during that period.

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



December 31, 1997 and 1996 and June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and as at and for the year ended December 31, 1996 is unaudited)



6. RELATED PARTY TRANSACTIONS

During 1998, Linear Strategies Ltd., a stockholder, advanced the Company $504,802. The Company in turn advanced the money to Futurelink Alberta. Interest incurred on the loan to June 30, 1998 in the amount of $2,904 has been added to the principal amount owing. Subsequent to June 30, 1998, the loan was converted into shares and warrants.

The amount of $4,504 due to a stockholder of the Company at December 31, 1996 was non-interest bearing and had no repayment terms.

7. LOSS ON NON-REFUNDABLE DEPOSIT

During 1997, the Company made a $100,000 non-refundable deposit to purchase Printscan Technology; however, the Company did not raise sufficient funds to complete the purchase, and the deposit was forfeited.

8. INCOME TAXES

The provision for income taxes differs from the Company's statutory rate of 40 percent as follows:


                                                       SIX MONTHS                  YEAR ENDED
                                                          ENDED                    DECEMBER 31
                                                         JUNE 30           ----------------------------
                                                          1998               1997               1996
                                                            $                  $                  $
                                                        ---------          ---------          ---------
                                                       (Unaudited)                            (Unaudited)
Provision for income taxes based on net loss as           192,957            294,820              2,746
   reported

Add temporary differences not recognized
   Write-off of mining related assets                          --           (206,000)                --
   Equity in loss of affiliate                           (164,526)                --                 --
   Loss carryforwards                                     (28,431)           (88,820)            (2,746)
                                                        ---------          ---------          ---------

Provision for income taxes                                     --                 --                 --
                                                        =========          =========          =========

The Company has cumulative temporary differences related to mining operations written off in prior years and loss carryforwards which would give rise to deferred tax assets. The Company has not maintained sufficient taxation records to quantify these amounts; however, valuation allowances would reduce all such assets to zero as there is significant uncertainty as to whether the Company will generate taxable income.

9. CONTINGENCIES

A statement of claim has been filed against the Company in the amount of approximately of $350,000 plus any interest on any damages awarded, costs on a solicitor client basis and other

                         FUTURELINK DISTRIBUTION CORP.

                         NOTES TO FINANCIAL STATEMENTS

December 31, 1997 and 1996 and June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and as at and for the year ended December 31, 1996 unaudited)


damages the court may award. The statement of claim alleges that the Company made certain misrepresentations and interfered with contractual relations in respect of a sale transaction between two third parties involving the Company's common shares. It is management's position that the claim is without merit; consequently, no liability in respect of the claim has been recorded in the financial statements.

10. SUBSEQUENT EVENTS

On August 4, 1998 the Company signed a share purchase agreement which provides for the acquisition of Riverview Management Corporation, an information technology outsourcing and services firm, for cash consideration of $3,000,000 Canadian, as well as a 90 day promissory note for $685,000 Canadian and 4,250,000 common shares with an ascribed value of $3,612,500 U.S. Closing of the purchase is subject to various conditions, including obtaining third party financing for the cash portion of the purchase cost.

On August 20, 1998 the Company issued a takeover bid circular in order to complete the purchase of 100% of Futurelink Alberta through the issue of an additional 1,791,275 common shares with an ascribed value of $394,081. It is management's intention to complete the acquisition by the end of September, 1998.

                          FUTURELINK DISTRIBUTION CORP.


                                 BALANCE SHEETS
                         (all amounts stated in $ Cdn.)




                                                         JUNE 30              DECEMBER 31
                                                     -------------------------------------------
                                                        1998            1997             1996
                                                      (Unaudited)
                                                           $               $               $
                                                     ----------      ----------        --------
ASSETS
CURRENT
Cash and short term deposits                            232,971          10,886          89,852
Accounts receivable                                      75,085          53,122           8,158
Inventory                                                 3,643              --              --
Prepaid expenses and deposits                            47,971          10,436           1,669
Notes receivable [note 8]                                    --              --         104,500
                                                     ----------      ----------        --------
                                                        359,670          74,444         204,179

CAPITAL ASSETS [NOTE 3]                                 515,050         239,330           9,745

DISCONTINUED OPERATIONS [NOTE 11]                             1              --              --

INCORPORATION COSTS [NOTE 4]                                400             600             800
                                                     ----------      ----------        --------
                                                        875,121         314,374         214,724
                                                     ==========      ==========        ========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities                123,051         361,581          40,458
Current portion of capital leases [note 5]               42,879          30,871              --
Notes payable [note 8]                                   50,037          95,500              --
                                                     ----------      ----------        --------
                                                        215,967         487,952          40,458
                                                     ----------      ----------        --------

DUE TO SHAREHOLDERS [NOTE 8]                             15,188          87,545           2,030
                                                     ----------      ----------        --------

OBLIGATION UNDER CAPITAL LEASES [NOTE 5]                 16,790          19,208              --
                                                     ----------      ----------        --------

DUE TO FUTURELINK DISTRIBUTION CORP., A COLORADO
   CORPORATION  [NOTE 8]                              1,859,423              --              --
                                                     ----------      ----------        --------

SHAREHOLDERS' EQUITY
Share capital [note 7]                                1,066,464         732,689         370,329
Deficit                                              (2,298,711)     (1,013,020)       (198,093)
                                                     ----------      ----------        --------
                                                     (1,232,247)       (280,331)        172,236
                                                     ----------      ----------        --------
                                                        875,121         314,374         214,724
                                                     ==========      ==========        ========

Contingency [note 12]

See accompanying notes

Behalf of the Board:

                                                      Director        Director

                          FUTURELINK DISTRIBUTION CORP.


                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                         (all amounts stated in $ Cdn.)




                                                                                        PERIOD FROM
                                         SIX MONTHS ENDED JUNE 30       YEAR ENDED       MARCH 28 TO
                                        --------------------------     DECEMBER 31       DECEMBER 31
                                           1998            1997             1997           1996
                                       (Unaudited)      (Unaudited)
                                             $               $               $               $
                                        ----------      ----------      ----------      ----------
REVENUE
Sales                                       10,015              --              --              --
Equipment sales                             19,668              --              --              --
Interest income                                992           3,083           4,820           2,752
                                        ----------      ----------      ----------      ----------
                                            30,675           3,083           4,820           2,752
                                        ----------      ----------      ----------      ----------

EXPENSES
Salaries                                   322,881          69,950          69,949           7,716
Consulting                                 226,705          30,442         401,320         109,625
Travel                                      77,262           8,645          18,997          12,196
Accounting and legal fees                   76,139           4,794          14,031          17,172
Advertising and promotion                   72,585          12,178          30,093          11,778
Depreciation and amortization               72,036           2,849          50,138           2,145
Office                                      70,665           6,109          32,066          12,674
Rent                                        51,082           7,046          35,839           3,300
Investor relations                          32,656              --              --              --
Equipment rental                            28,762          13,074          29,696           6,569
Internet                                    24,613              --          19,952              --
Architectural and design fees                   --              --          68,485              --
Other                                       40,666           5,688          35,002          17,670
                                        ----------      ----------      ----------      ----------
                                         1,096,052         160,775         805,568         200,845
                                        ----------      ----------      ----------      ----------

LOSS BEFORE DISCONTINUED OPERATIONS     (1,065,377)       (157,692)       (800,748)       (198,093)

LOSS FROM DISCONTINUED OPERATIONS
   [NOTE 11]                              (220,314)         (6,680)        (14,179)             --
                                        ----------      ----------      ----------      ----------

NET LOSS FOR THE PERIOD                 (1,285,691)       (164,372)       (814,927)       (198,093)

DEFICIT, BEGINNING OF PERIOD            (1,013,020)       (198,093)       (198,093)             --
                                        ----------      ----------      ----------      ----------

DEFICIT, END OF PERIOD                  (2,298,711)       (362,465)     (1,013,020)       (198,093)
                                        ==========      ==========      ==========      ==========

See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.


                            STATEMENTS OF CASH FLOWS
                         (all amounts stated in $ Cdn.)



                                                                                           PERIOD FROM
                                                                            YEAR ENDED     MARCH 28 TO
                                             SIX MONTHS ENDED JUNE 30       DECEMBER 31    DECEMBER 31
                                            ----------      ----------      ----------     ----------
                                               1998             1997           1997           1996
                                           (Unaudited)      (Unaudited)
                                                $                $              $              $
                                            ----------      ----------      ----------     ----------
CASH WAS PROVIDED BY (USED FOR):

Loss before discontinued operations         (1,065,377)       (157,692)       (800,748)       (198,093)
Add items not affecting cash:
   Depreciation and amortization                72,036           2,849          50,138           2,145
                                            ----------      ----------      ----------     -----------
                                              (993,341)       (154,843)       (750,610)       (195,948)
Net change in non-cash working capital
   related to operating activities
   [note 10]                                  (339,671)        (24,483)        371,892         (73,869)
                                            ----------      ----------      ----------     -----------
Cash used for continuing operations         (1,333,012)       (179,326)       (378,718)       (269,817)
                                            ----------      ----------      ----------     -----------

Loss from discontinued operations             (220,314)         (6,680)        (14,179)             --
Add item not affecting cash:
   Loss on discontinuance                       60,616              --              --              --
                                            ----------      ----------      ----------     -----------
Cash used for discontinued operations
                                              (159,698)         (6,680)        (14,179)             --
                                            ----------      ----------      ----------     -----------
                                            (1,492,710)       (186,006)       (392,897)       (269,817)
                                            ----------      ----------      ----------     -----------

INVESTING ACTIVITIES
Purchase of capital assets                    (370,173)        (68,019)       (279,523)        (11,690)
Incorporation costs                                 --              --              --          (1,000)
                                            ----------      ----------      ----------     -----------
                                              (370,173)        (68,019)       (279,523)        (12,690)
                                            ----------      ----------      ----------     -----------

FINANCING ACTIVITIES
Proceeds from issuance of common shares        333,775         160,000         362,360         370,329
Advances from shareholders                     (72,357)         31,500          85,515           2,030
Advances from Futurelink Distribution
   Corp                                      1,859,423              --              --              --
Increase in capital lease obligation             9,590              --          50,079              --
Increase (decrease) in note payable            (45,463)             --          95,500              --
                                            ----------      ----------      ----------     -----------
                                             2,084,968         191,500         593,454         372,359
                                            ----------      ----------      ----------     -----------

INCREASE (DECREASE) IN CASH                    222,085         (62,525)        (78,966)         89,852

CASH AND SHORT TERM DEPOSITS, END OF
   PERIOD                                      232,971          27,327          10,886              --
                                            ----------      ----------      ----------     -----------

CASH, BEGINNING OF PERIOD                       10,886          89,852          89,852          89,852
                                            ==========      ==========      ==========     ===========


See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 is unaudited)



1. DESCRIPTION OF BUSINESS

The Company was incorporated under the Business Corporations Act (Alberta) on March 28, 1996 as 689936 Alberta Ltd. The name of the Company was changed to Coffee.com Interactive Cafe Corp. by articles of amendment on June 19, 1996. The name of the Company was subsequently changed to Futurelink Distribution Corp. on November 17, 1997.

The Company is in the initial stages of development. Its future viability is dependent upon management's ability to generate revenues or secure additional financing to support continued service.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Canada. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates and approximations which have been made using careful judgment. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant account policies summarized below.

CAPITAL ASSETS

Capital assets are recorded at cost. Depreciation is recorded at the following rates:

                 Furniture and fixtures         20% declining balance
                 Computer hardware              30% declining balance
                 Computer software             100% declining balance
                 Leasehold improvements          5 years straight line

One half of the normal depreciation is taken in the year of acquisition.

INCORPORATION COSTS

Incorporation costs are recorded at cost and are amortized on a straight line basis over five years.

FINANCIAL INSTRUMENTS

The carrying values of financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, notes payable, due to shareholders, note payable, and long term debt, approximate their fair values.


3. CAPITAL ASSETS

                                                     JUNE 30, 1998
                                           -------------------------------------
                                                         ACCUMULATED     NET BOOK
                                            COST        DEPRECIATION      VALUE



                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 is unaudited)






                                              $              $              $
                                           -------        -------        -------
Furniture and fixtures                      67,290          8,785         58,505
Computer hardware                          404,211         75,916        328,295
Computer software                           92,916         33,779         59,137
Leasehold improvements                      74,352          5,239         69,113
                                           -------        -------        -------
                                           638,769        123,719        515,050
                                           =======        =======        =======


                                                      DECEMBER 31, 1997
                                           -------------------------------------
                                                        ACCUMULATED      NET BOOK
                                            COST        DEPRECIATION      VALUE
                                              $              $              $
                                           -------         ------        -------
Furniture and fixtures                      33,385          4,346         29,039
Computer hardware                          226,854         35,239        191,615
Computer software                           20,830         11,284          9,546
Leasehold improvements                      10,145          1,015          9,130
                                           -------         ------        -------
                                           291,214         51,884        239,330
                                           =======         ======        =======



                                                       DECEMBER 31, 1996
                                            ------------------------------------
                                                         ACCUMULATED     NET BOOK
                                             COST       DEPRECIATION       VALUE
                                               $              $              $
                                            ------          -----          -----
Furniture and fixtures                       5,595            559          5,036
Computer hardware                            4,747            712          4,035
Computer software                            1,348            674            674
                                            ------          -----          -----
                                            11,690          1,945          9,745
                                            ======          =====          =====

Included in computer hardware at June 30, 1998 are assets under capital lease of $84,802 (December 31, 1997 - $61,069; December 31, 1996 - $Nil) and related accumulated depreciation of $18,727 (December 31, 1997 - $9,160).

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 is unaudited)




4. INCORPORATION COSTS


                                                       JUNE 30, 1998
                                             -----------------------------------
                                                         ACCUMULATED      NET BOOK
                                              COST       AMORTIZATION       VALUE
                                               $               $              $
                                             -----            ---            ---
Incorporation costs                          1,000            600            400
                                             =====            ===            ===



                                                      DECEMBER 31, 1997
                                             -----------------------------------
                                                          Accumulated     Net Book
                                             Cost       Amortization        Value
                                               $               $              $
                                             -----            ---            ---
Incorporation costs                          1,000            400            600
                                             =====            ===            ===


                                                        DECEMBER 31, 1996
                                             -----------------------------------
                                                           Accumulated     Net Book
                                             Cost         Amortization      Value
                                               $               $              $
                                             -----            ---            ---
Incorporation costs                          1,000            200            800
                                             =====            ===            ===


5. LEASE COMMITMENTS

The future minimum lease payments at June 30, 1998 under capital and operating leases are as follows:

                                                           CAPITAL      OPERATING
                                                           LEASES        LEASES
                                                             $               $
                                                           ------        -------
1998                                                       25,435         72,903
1999                                                       30,414        131,740
2000                                                        8,843        131,184
2001                                                        1,474        124,938
2002                                                          --         40,952
                                                           ------        -------

Total future minimum lease payments                        66,166        501,717
                                                                         =======
Less:  imputed interest                                    (6,497)
                                                           ------

Balance of obligations under capital lease                 59,669
Less:  current portion                                    (42,879)
                                                           ------

Long term obligation under capital lease                   16,790
                                                           ======

6. NOTES PAYABLE

The notes payable are due to 679132 Alberta Ltd., a corporation controlled by a director and officer of the Company. The notes are payable on demand on or before December 31, 1998.

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 is unaudited)



Interest accrues on the notes at the prime rate of a Canadian chartered bank plus 1%. These notes were repaid in full in July, 1998.

7. SHARE CAPITAL

AUTHORIZED:
Unlimited Class "A" common shares
Unlimited Class "B" non-voting common shares
Unlimited first preferred shares


ISSUED                                                                  Shares           $
                                                                     ----------      ----------
Class A common shares
   Balance at December 31, 1996                                       3,660,000         370,329
   Rollback of initial founder shares                                (1,400,000)           (140)
   Shares issued for cash during the year, net of issue costs of
      $5,000                                                            367,500         362,500
   Shares issued to key employees                                       325,000              --
                                                                     ----------      ----------
Balance, December 31, 1997                                            2,952,500         732,689
   Shares issued for cash                                               145,000         145,000
   Shares issued as compensation                                        188,775         188,775
                                                                     ----------      ----------
Balance, June 30, 1998                                                3,286,275       1,066,464
                                                                     ==========      ==========

At June 30, 1998, there were 165,000 (December 31, 1997 - 225,000) Class A common shares reserved for issuance on exercise of stock options, of which 45,000 were exercised subsequent to June 30, 1998. These remaining 120,000 options outstanding may be exercised at a price of $1.00 per share and expire on August 26, 1998.

8. RELATED PARTY TRANSACTIONS

At June 30, 1998, the Company had amounts due to shareholders of $15,188 (December 31, 1997 - $87,545; 1996 - $2,030).

At June 30, 1998, the Company had amounts owing to 679132 Alberta Ltd., a corporation controlled by a director and officer of the Company of $47,000 plus $3,037 of accrued interest (1997 - $95,500). This amount is due on or before December 31, 1998. Interest is accumulated at the Royal Bank of Canada prime plus 1%.

During the year, the Company received $1,859,423 of cash advances from a significant shareholder, FutureLink Distribution Corp., a Colorado corporation, which remains payable at June 30, 1998. The amount does not carry interest and has no set repayment terms. The Company has been advised by its shareholder that it does not intend to demand repayment within the next year; consequently, this amount has been classified as long-term in the financial statements.

As at December 31, 1996 there is an amount of $104,500 including accrued interest owing from a corporation controlled by a director of the Company. This amount was repaid during 1997.

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 is unaudited)


Included in accounts receivable at June 30, 1998 are amounts due from two shareholders of the Company, FutureLink Distribution Corp., a Colorado corporation, and Chell McNeill Inc. for $18,893 and $9,681 respectively (December 31, 1997 and 1996 - $Nil).

9. INCOME TAXES

As at December 31, 1997, the Company has approximately $950,000 of non-capital loss carry forwards for tax purposes. The potential future benefit of these losses has not been recognized in these financial statements. These losses expire in 2004 and 2005.

10. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES RELATED TO OPERATING ACTIVITIES



                                                                                   PERIOD FROM
                                    SIX MONTHS ENDED JUNE 30        YEAR ENDED      MARCH 28 TO
                                    ------------------------        DECEMBER 31     DECEMBER 31
                                     1998              1997            1997            1996
                                       $                $               $               $
                                    --------         -------         -------         -------
Accounts receivable                  (21,963)        (11,806)        (44,964)         (8,158)
Inventory                             (3,643)             --              --              --
Prepaid expenses and deposits        (75,535)        (25,689)         (8,767)         (1,669)
Notes receivable                          --              --         104,500        (104,500)
Accounts payable and accrued
   liabilities                      (238,530)         13,012         321,123          40,458
                                    --------         -------         -------         -------
                                    (339,671)        (24,483)        371,892         (73,869)
                                    ========         =======         =======         =======

                          FUTURELINK DISTRIBUTION CORP.


                          NOTES TO FINANCIAL STATEMENTS



June 30, 1998
(Information as at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 is unaudited)



11. DISCONTINUED OPERATIONS

Effective April 23, 1998, the Company discontinued its operations that provided Internet web page design services. The remaining assets and liabilities related to these operations have been written down to $1 resulting in a loss on discontinuance of $60,616. On July 1, 1998, the Company disposed of the discontinued operations in exchange for an investment in 50% of the common shares of NextClick Ltd. The fair market value of this investment has been estimated at $1.

During the period, revenues and results of the discontinued operations were as follows:



                                                                                PERIOD FROM
                                SIX MONTHS ENDED JUNE 30          YEAR ENDED     MARCH 28 TO
                               --------------------------         DECEMBER 31    DECEMBER 31
                                 1998               1997              1997         1996
                                  $                   $                $             $
                               --------            ------           -------      -------
Revenue                          21,190                --            22,585          --
                               ========            ======           =======      =======

Results of operations          (159,698)           (6,680)          (14,179)         --
Loss on discontinuance          (60,616)               --                --          --
                               --------            ------           -------      -------
                               (220,314)           (6,680)          (14,179)         --
                               ========            ======           =======      =======


12. CONTINGENCY

A statement of claim has been filed against the Company in the amount of $285,000 seeking damages and loss of rent related to a purported lease agreement with respect to a building in Calgary, Alberta. The Company is counter claiming an amount of $360,000 against the claimant. It is impossible at this time for the Company to predict with any certainty the outcome of such litigation. However, management is of the opinion that the claim is without merit and will defend the Company's position vigorously. These financial statements contain no provision for loss related to the claims.

                        RIVERVIEW MANAGEMENT CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1998 and 1997
                             ----------------------
                                   (Unaudited)

[BUCHANAN, BARRY & CO. LETTERHEAD]










                            REVIEW ENGAGEMENT REPORT




To the Directors of
Riverview Management Corporation





We have reviewed the consolidated balance sheet of Riverview Management Corporation as at June 30, 1998 and 1997 and the consolidated statements of earnings and retained earnings and changes in financial position for the eight months then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review, nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles.





                                                   /s/ BUCHANAN, BARRY & CO.
                                                   --------------------------
Calgary, Alberta                                   BUCHANAN, BARRY & CO.
August 13, 1998                                    CHARTEREDACCOUNTANTS

                        RIVERVIEW MANAGEMENT CORPORATION

                           CONSOLIDATED BALANCE SHEET
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)


                                     ASSETS



                                                                     1998                1997
                                                                   ----------        ----------
CURRENT
    Accounts receivable                                            $1,510,276        $1,539,994
    Prepaid expenses                                                   15,725            15,679
    Inventory                                                          19,041            51,840
                                                                   ----------        ----------
                                                                    1,545,042         1,607,513

CAPITAL ASSETS (Note 2)                                               206,577           111,552

DEPOSITS                                                                8,183             6,663
                                                                   ----------        ----------

                                                                   $1,759,802        $1,725,728
                                                                   ==========        ==========



                                   LIABILITIES

CURRENT
    Bank indebtedness                                              $  174,124        $  101,401
    Accounts payable and accrued liabilities                          937,919         1,162,768
    Income taxes payable                                              162,250           141,550
    Loan payable                                                       28,136            33,782
    Shareholder loan                                                  128,933            24,577
    Current portion of obligation under capital lease                  49,821                --
                                                                   ----------        ----------
                                                                    1,481,183         1,464,078
OBLIGATION UNDER CAPITAL LEASE (Note 3)                                17,250                --
                                                                   ----------        ----------
                                                                    1,498,433         1,464,078

MINORITY INTEREST                                                      21,676            83,600
                                                                   ----------        ----------
                                                                    1,520,109         1,547,678
                                                                   ----------        ----------

                              SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 4)                                                     40                40
RETAINED EARNINGS
                                                                      239,653           178,010
                                                                   ----------        ----------
                                                                      239,693           178,050
                                                                   ----------        ----------

                                                                   $1,759,802        $1,725,728
                                                                   ==========        ==========


APPROVED ON BEHALF OF THE BOARD

_______________________Director

_______________________Director



                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS
                    EIGHT MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)



                                                   1998                1997
                                                -----------         -----------
REVENUE
    System consulting                           $ 4,232,998         $ 2,863,237
    Hardware and software sales                   3,611,356           2,628,859
    Sundry                                              191                 577
                                                -----------         -----------
                                                  7,844,545           5,492,673
                                                -----------         -----------


EXPENSES
    Advertising and promotion                        85,851              52,471
    Amortization                                     68,510              43,775
    Automotive                                       38,590              18,662
    Bad debts                                         7,475               3,300
    Bank charges and interest                        23,764              11,283
    Equipment rental                                  7,280               8,498
    Hardware and software purchases               3,314,946           2,403,900
    Interest on capital lease obligation             12,161                  --
    Office                                           95,677              41,926
    Professional fees                                63,321              40,821
    Rent                                             75,501              57,308
    Salaries                                      3,500,311           2,217,073
    Staff development                               253,452             125,243
    Telephone                                       109,917              78,351
    Travel                                           14,017               8,063
                                                -----------         -----------
                                                  7,670,773           5,110,674
                                                -----------         -----------

EARNINGS BEFORE INCOME TAXES                        173,772             381,999
INCOME TAXES                                         65,275             141,550
                                                -----------         -----------
                                                    108,497             240,449

MINORITY INTEREST                                   (35,219)             63,065
                                                -----------         -----------

NET EARNINGS                                        143,716             177,384

RETAINED EARNINGS, beginning of period              141,937              46,626
                                                -----------         -----------
                                                    285,653             224,010

DIVIDENDS                                           (46,000)            (46,000)
                                                -----------         -----------

RETAINED EARNINGS, end of period                $   239,653         $   178,010
                                                ===========         ===========



                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

             CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                    EIGHT MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)




                                                          1998               1997
                                                        ---------         ---------
OPERATING ACTIVITIES
    Net earnings                                        $ 143,716         $ 177,384
    Adjustments to operations not involving cash
        Amortization                                       68,510            43,775
        Minority interest                                 (35,219)           63,065
                                                        ---------         ---------
                                                          177,007           284,224
                                                        ---------         ---------

    Change in non-cash working capital items
        Accounts receivable                              (144,732)         (459,733)
        Prepaid expense                                    (6,714)          (15,014)
        Inventory                                          (7,368)          (45,000)
        Accounts payable and accrued liabilities          (53,779)          245,041
        Deferred revenue                                       --           (13,778)
        Income taxes payable                               28,060           127,289
        Bonus payable                                    (184,500)         (108,600)
                                                        ---------         ---------
                                                         (369,033)         (269,795)
                                                        ---------         ---------
                                                         (192,026)           14,429
                                                        ---------         ---------


INVESTING ACTIVITIES
    Acquisition of capital assets                         (72,264)          (88,005)
    Advancement of deposits                                (1,520)           (6,663)
                                                        ---------         ---------
                                                          (73,784)          (94,668)
                                                        ---------         ---------

FINANCING ACTIVITIES
    Advances to shareholder                               126,454            21,050
    Repayment of loan payable                              (5,646)               --
    Repayment of capital lease obligation                 (21,053)               --
    Repayment of long-term debt                                --            (5,555)
    Dividends paid                                        (46,000)          (46,000)
                                                        ---------         ---------
                                                           53,755           (30,505)
                                                        ---------         ---------

NET CHANGE IN CASH (BANK INDEBTEDNESS)                   (212,055)         (110,744)

CASH, beginning of period                                  37,931             9,343
                                                        ---------         ---------

BANK INDEBTEDNESS, end of period                        $(174,124)        $(101,401)
                                                        =========         =========



                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)



1.    SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION
      These consolidated financial statements include the accounts of the company, its wholly-owned subsidiary Sysgold Inc. and Sysgold Ltd., an entity controlled by the company. The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. The consolidated financial statements represent nine months of the parent company and eight months of the subsidiaries as a result of different fiscal year-ends.

      INVENTORY
      Inventory has been valued at the lower of cost or net realizable value. Cost being determined on a first-in first-out basis.

      CAPITAL ASSETS
      Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:

                  Cellular phones                     2.7%      per month straight line
                  Computer hardware                     4%      per month straight line
                  Computer software                   100%      per annum declining balance
                  Leasehold improvements                        straight-line over the term of the lease
                  Office equipment                     20%      per annum declining balance
                  Equipment under capital lease        20%      per annum declining balance

      MEASUREMENT UNCERTAINTY
      The amount recorded for amortization of capital assets is based on estimates. Management requires estimates to forecast economic indicators for determining the net recoverable amount of such assets under generally accepted accounting principles. By their nature, these estimates are subject to measurement uncertainty and the effect of any changes in such estimates on the financial statements of future periods could be material. Management periodically reviews the useful lives of these assets to determine the adequacy of the amortization policy.

2.    CAPITAL ASSETS

                                                             1998                             1997
                                           --------------------------------------------------------
                                                         Accumulated       Net Book        Net Book
                                             Cost        Amortization       Value            Value
                                           --------      ------------      --------        --------
      Cellular phones                      $ 44,529        $ 23,007        $ 21,522        $ 15,844
      Computer hardware                     254,812         201,962          52,850          49,339
      Computer software                      28,752          25,883           2,869           4,354
      Leasehold improvements                 39,081          11,692          27,389          30,795
      Office equipment                       24,564           7,945          16,619          11,220
      Equipment under capital lease         104,377          19,049          85,328              --
                                           --------        --------        --------        --------

                                           $496,115        $289,538        $206,577        $111,552
                                           ========        ========        ========        ========




                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)



3.    OBLIGATION UNDER CAPITAL LEASE

                                                                1998              1997
                                                              --------         ---------
      The following is a schedule of future minimum
      lease payments under capital leases expiring
      between July 1999 and July 2000.

      Year ending October 31,
               1998                                           $ 49,819         $      --
               1999                                             30,222                --
               2000                                              2,090                --
                                                              --------         ---------
               Total minimum lease payments                     82,131                --

      Less  amount  representing  interest  imputed at
      rates of 14 - 34%                                        (15,060)               --
                                                              --------         ---------


      Balance of obligation                                     67,071                --
      Less current portion                                     (49,821)               --
                                                              --------         ---------

      Long-term portion of
      obligation                                              $ 17,250         $      --
                                                              ========         =========



4.    SHARE CAPITAL

      Authorized                                                                  1998              1997
                                                                               ----------        ----------
        Unlimited number of
            Class A common voting shares
            Class B common non-voting shares
            Class C common non-voting redeemable shares
            Class D common non-voting 8% cumulative
               preferred shares with a redemption
               price of $1 per share
      Issued
            100 Class A shares                                                 $       10        $       10
            100 Class B shares                                                         10                10
            100 Class C shares                                                         10                10
             10 Class D shares                                                         10                10
                                                                               ----------        ----------

                                                                               $       40        $       40
                                                                               ==========        ==========


                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)




5.    SUBSEQUENT EVENT

      The company purchased the remaining 33% interest in its subsidiary Sysgold Ltd. from the minority shareholder for cash proceeds of $315,000 on July 24, 1998. The shareholder buy-out was based on an effective valuation date of April 30, 1996. The purchase was accounted for using the purchase method. The purchase price allocation is estimated as follows:


      NET ASSETS ACQUIRED
          Current assets             $514,182
          Capital assets               67,257
          Other assets                 20,728
          Goodwill                    222,886
                                     --------
                                      825,053
                                     --------


          Current liabilities         411,740
          Other liabilities            98,313
                                     --------
                                      510,053
                                     --------

          Net Assets                 $315,000
                                     ========


6.    COMMITMENTS

      The company is committed under various operating leases including: office equipment lease; $930 per month expiring May 2000, premises lease; $3,653 per month expiring January 2002 and vehicle lease; $1,693 expiring March 2001. The basic minimum lease payments for the duration of the agreements is as follows:

          1999                             $ 75,311
          2000                               74,381
          2001                               59,068
          2002                               25,571
                                           --------

                                           $234,331
                                           ========




                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                            OCTOBER 31, 1997 and 1996
                            -------------------------

[BUCHANAN, BARRY & CO. LOGO]







                                AUDITORS' REPORT




To the Directors of
Riverview Management Corporation



We have audited the consolidated balance sheet of Riverview Management Corporation as at October 31, 1997 and 1996 and the consolidated statements of earnings and retained earnings and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at October 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.





Calgary, Alberta                            Buchanan, Barry & co.
August 13, 1998                             CHARTERED ACCOUNTANTS

                        RIVERVIEW MANAGEMENT CORPORATION

                           CONSOLIDATED BALANCE SHEET
                            OCTOBER 31, 1997 AND 1996


                                     ASSETS


                                                         1997          1996
                                                      ----------    ----------
CURRENT
Cash                                                  $   37,931    $    9,343
Accounts receivable                                    1,365,544     1,080,261
Prepaid expenses                                           9,011           665
Inventory                                                 11,673         6,840
                                                      ----------    ----------
                                                       1,424,159     1,097,109

CAPITAL ASSETS (Note 2)                                  202,823        67,319
DEPOSITS                                                   6,663            --
                                                      ----------    ----------

                                                      $1,633,645    $1,164,428
                                                      ==========    ==========



                                   LIABILITIES

CURRENT
Accounts payable and accrued liabilities              $  991,698    $  917,725
Bonus payable                                            184,500       108,600
Income taxes payable                                     134,190        14,261
Deferred revenue                                              --        13,778
Loan payable                                              33,782        33,782
Shareholder loans                                          2,479         3,527
Current portion of obligation under capital lease         32,821            --
Current portion of long-term debt (Note 3)                    --         5,555
                                                      ----------    ----------
                                                       1,379,470     1,097,228

OBLIGATION UNDER CAPITAL LEASE (Note 4)                   55,303            --
                                                      ----------    ----------
                                                       1,434,773     1,097,228

MINORITY INTEREST                                         56,895        20,534
                                                      ----------    ----------
                                                       1,491,668     1,117,762
                                                      ----------    ----------


                              SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 5)                                        40            40

RETAINED EARNINGS                                        141,937        46,626
                                                      ----------    ----------
                                                         141,977        46,666
                                                      ----------    ----------

                                                      $1,633,645    $1,164,428
                                                      ==========    ==========




APPROVED ON BEHALF OF THE BOARD

_______________________Director

_______________________Director

                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS
                      YEARS ENDED OCTOBER 31, 1997 AND 1996




                                                                    1997           1996
                                                                -----------     -----------
REVENUE
     System consulting                                          $ 4,587,504     $ 2,309,576
     Hardware and software sales                                  4,929,610       2,967,732
     Sundry                                                           3,675           9,949
                                                                -----------     -----------
                                                                  9,520,789       5,287,257
                                                                -----------     -----------


EXPENSES
     Advertising and promotion                                       97,897          42,430
     Amortization                                                    73,747          57,218
     Automotive                                                      37,860          25,947
     Bad debts                                                        5,878           3,556
     Bank charges and interest                                       15,986          13,474
     Employee benefits                                              343,976         173,462
     Equipment rental                                                12,720              --
     Hardware and software purchases                              4,500,816       2,724,037
     Interest on long-term debt and capital lease obligation          4,629           4,150
     Management fees                                                     --          74,357
     Memberships and subscriptions                                   26,161          27,351
     Office                                                          58,304          37,917
     Out sourced administration                                       3,802          12,679
     Professional fees                                               86,990          74,264
     Rent                                                           100,935          32,520
     Repairs and maintenance                                          2,770           3,177
     Salaries                                                     2,589,611       1,386,708
     Staff development                                              171,853          69,812
     Supplies                                                        18,727          23,067
     System consultants                                             901,976         354,185
     Telephone                                                      132,503          78,360
     Travel                                                          21,056          18,097
                                                                -----------     -----------
                                                                  9,208,197       5,236,768
                                                                -----------     -----------

EARNINGS BEFORE INCOME TAXES                                        312,592          50,489

INCOME TAXES                                                        134,920          14,991
                                                                -----------     -----------
                                                                    177,672          35,498
MINORITY INTEREST                                                    36,361           8,822
                                                                -----------     -----------
NET EARNINGS                                                        141,311          26,676

RETAINED EARNINGS, beginning of year                                 46,626          65,950
                                                                -----------     -----------
                                                                    187,937          92,626
DIVIDENDS                                                           (46,000)        (46,000)
                                                                -----------     -----------
RETAINED EARNINGS, end of year                                  $   141,937     $    46,626
                                                                ===========     ===========


                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

             CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                      YEARS ENDED OCTOBER 31, 1997 AND 1996



                                                           1997         1996
                                                        ---------     ---------
OPERATING ACTIVITIES
    Net earnings                                        $ 141,311     $  26,676
    Adjustments to operations not involving cash
        Amortization                                       73,747        57,218
        Minority interest                                  36,361         8,822
                                                        ---------     ---------
                                                          251,419        92,716
                                                        ---------     ---------

    Change in non-cash working capital items
        Accounts receivable                              (285,283)     (636,392)
        Prepaid expense                                    (8,346)          335
        Inventory                                          (4,833)       16,528
        Accounts payable and accrued liabilities           73,973       552,704
        Deferred revenue                                  (13,778)         (496)
        Income taxes payable                              119,929        (6,017)
        Bonus payable                                      75,900        78,600
                                                        ---------     ---------
                                                          (42,438)        5,262
                                                        ---------     ---------
                                                          208,981        97,978
                                                        ---------     ---------

INVESTING ACTIVITIES
    Acquisition of capital assets                        (209,251)      (66,001)
    Advancement of deposits                                (6,663)           --
                                                        ---------     ---------
                                                         (215,914)      (66,001)
                                                        ---------     ---------

FINANCING ACTIVITIES
    Advances (to) from shareholders                        (1,048)        5,423
    Dividends paid to minority shareholders                    --        (2,128)
    Advancement of capital lease obligation               104,376
    Repayment of capital lease obligation                 (16,252)
    Repayment of long-term debt                            (5,555)      (13,332)
    Dividends paid                                        (46,000)      (46,000)
                                                        ---------     ---------
                                                           35,521       (56,037)
                                                        ---------     ---------
NET CHANGE IN CASH                                         28,588       (24,060)
CASH, beginning of year                                     9,343        33,403
                                                        ---------     ---------
CASH, end of year                                       $  37,931     $   9,343
                                                        =========     =========



                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                            OCTOBER 31, 1997 AND 1996




1.    SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION
      These consolidated financial statements include the accounts of the company, its wholly-owned subsidiary Sysgold Inc. and Sysgold Ltd., an entity controlled by the company. The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. The fiscal year of the parent company is September 30th and the fiscal year of the two subsidiaries is October 31st.

      INVENTORY
      Inventory has been valued at the lower of cost or net realizable value. Cost being determined on a first-in first-out basis.

      CAPITAL ASSETS
      Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:

             Cellular phones                       2.7%   per month straight line
             Computer hardware                     4%     per month straight line
             Computer software                     100%   per annum declining balance
             Leasehold improvements                       straight-line over the term of the lease
             Office equipment                      20%    per annum declining balance
             Equipment under capital lease         20%    per annum declining balance


      MEASUREMENT UNCERTAINTY
      The amount recorded for amortization of capital assets is based on estimates. Management requires estimates to forecast economic indicators for determining the net recoverable amount of such assets under generally accepted accounting principles. By their nature, these estimates are subject to measurement uncertainty and the effect of any changes in such estimates on the financial statements of future periods could be material. Management periodically reviews the useful lives of these assets to determine the adequacy of the amortization policy.

2.    CAPITAL ASSETS

                                                             1997                            1996
                                           --------------------------------------------------------
                                                         Accumulated       Net Book        Net Book
                                             Cost        Amortization       Value            Value
                                           --------        --------        --------        --------
      Cellular phones                      $ 31,125        $ 15,551        $ 15,574        $ 11,323
      Computer hardware                     215,111         167,779          47,332          44,460
      Computer software                      21,896          19,444           2,452           1,723
      Leasehold improvements                 36,272           6,676          29,596             204
      Office equipment                       15,071           5,658           9,413           9,609
      Equipment under capital lease         104,377           5,921          98,456
                                           --------        --------        --------        --------

                                           $423,852        $221,029        $202,823        $ 67,319
                                           ========        ========        ========        ========




                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            OCTOBER 31, 1997 AND 1996





3.    LONG-TERM DEBT


                                                                                 1997               1996
                                                                             -------------        -------
      Bank loan bearing interest at prime plus 1%, secured by general
      assignment of book debts and a chattel mortgage over equipment         $          --        $ 5,555
      Less current portion                                                              --         (5,555)
                                                                             -------------        -------

                                                                             $          --        $    --
                                                                             =============        =======


4.    OBLIGATION UNDER CAPITAL LEASE

                                                                              1997              1996
                                                                            ---------         --------
      The following is a schedule of future minimum lease payments under capital leases expiring between July 1999 and July 2000.

      Year ending October 31,
                  1998                                                      $  49,819         $     --
                  1999                                                         46,155               --
                  2000                                                         19,370               --
                                                                            ---------         --------
                  Total minimum lease payments                                115,344               --
      Less amount representing interest imputed at rates of 14 - 34%          (27,220)              --
                                                                            ---------         --------

      Balance of obligation                                                    88,124               --

      Less current portion of obligation                                       32,821               --
                                                                            ---------         --------

      Long-term portion of obligation                                       $  55,303         $     --
                                                                            =========         ========



5.    SHARE CAPITAL

      Authorized                                                                       1997            1996
                                                                                     --------        --------
      Unlimited number of
          Class A common voting shares
          Class B common non-voting shares
          Class C common non-voting shares
          Class D common non-voting 8% non-cumulative preferred shares with a redemption price of $1 per share
      Issued
          100 Class A shares                                                         $     10        $     10
          100 Class B shares                                                               10              10
          100 Class C shares                                                               10              10
            10 Class D shares                                                              10              10
                                                                                     --------        --------

                                                                                     $     40        $     40
                                                                                     ========        ========



                                                           Buchanan, Barry & Co.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                            OCTOBER 31, 1997 AND 1996



6.    SUBSEQUENT EVENT

      The company purchased the remaining 33% interest in its subsidiary Sysgold Ltd. from the minority shareholder for cash proceeds of $315,000 on July 24, 1998. The shareholder buy-out was based on an effective valuation date of April 30, 1996. The purchase was accounted for using the purchase method. The purchase price allocation is estimated as follows:

      NET ASSETS ACQUIRED
                Current assets                          $514,182
                Capital assets                            67,257
                Other assets                              20,728
                Goodwill                                 222,886
                                                        --------
                                                         825,053
                                                        --------

                Current liabilities                      411,740
                Other liabilities                         98,313
                                                        --------
                                                         510,053
                                                        --------

                Net assets                              $315,000
                                                        ========



7.    COMMITMENTS

      The company is committed under various operating leases including: office equipment lease; $930 per month expiring May 2000, premises lease; $3,653 per month expiring January 2002 and vehicle lease; $1693 per month commencing March 1998 and expiring March 2001. The basic minimum lease payments for the duration of the agreements are as follows:

                1998                                    $ 68,535
                1999                                      75,311
                2000                                      70,661
                2001                                      64,151
                2002                                      10,958
                                                        --------

                                                        $289,616
                                                        ========



                                                           Buchanan, Barry & Co.

================================================================================

NO DEALER, SALES REPRESENTATIVE OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                      ---------------

                                TABLE OF CONTENTS


                                                                 Page
                                                                 ----
PROSPECTUS SUMMARY.......................................
THE OFFERING.............................................
RISK FACTORS.............................................
USE OF PROCEEDS..........................................
DIVIDEND POLICY..........................................
CAPITALIZATION...........................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS............
BUSINESS.................................................
MANAGEMENT...............................................
CERTAIN TRANSACTIONS.....................................
SELLING SHAREHOLDERS.....................................
DESCRIPTION OF CAPITAL STOCK.............................
PLAN OF DISTRIBUTION.....................................
LEGAL OPINION............................................
EXPERTS..................................................
INDEX TO FINANCIAL STATEMENTS............................          F-1



================================================================================

                                14,907,052 SHARES

                          FUTURELINK DISTRIBUTION CORP.

                        4,250,000 SHARES OF COMMON STOCK
                      UNDERLYING BIALIK EXCHANGEABLE SHARES

                        9,615,384 SHARES OF COMMON STOCK
                  UNDERLYING $5,000,000 CONVERTIBLE DEBENTURES

     1,041,667 SHARES OF COMMON STOCK UNDERLYING THOMSON KERNAGHAN WARRANTS

                                ----------------
                                   PROSPECTUS
                                ----------------



                                 August 24, 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

FUTURELINK USA

FutureLink USA's Articles and bylaws provide that it may indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of FutureLink USA, to the fullest extent allowed by the Colorado Business Corporation Act.

Sections 7-109-102 and 7-109-107 of the Colorado Business Corporation Act provide that a corporation may indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement which, in each case, were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if: (i) they acted in good faith; (ii) in the case of conduct in an official capacity with the corporation; the conduct was in the corporation's best interests; (iii) in all other cases, the conduct was at least not opposed to the corporation's best interests; and (iv) in the case of a criminal proceeding, they had no reasonable cause to believe the conduct was unlawful. The corporation may not indemnify an officer, director, employee or agent of the corporation: (i) in connection with a proceeding by the corporation or enforcing rights of the corporation in which such person is adjudged liable to the corporation or (ii) in connection with any proceeding charging improper personal benefit, whether or not acting in an official capacity, in which such person is adjudged liable on the basis that personal benefit was improperly received. Unless limited by its articles of incorporation, a corporation shall be required to indemnify an officer, director, employee, or agent who was wholly successful in defense of a proceeding, against reasonable attorneys' fees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Effective July 1, 1998, FutureLink USA purchased Directors and Officers Liability insurance with coverage of $2,000,000 from AON Financial Management out of Denver, CO.

FUTURELINK ALBERTA

FutureLink Alberta's Articles state that it may, in its sole discretion indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of the Corporation, to the fullest extent allowed by the Business Corporations Act (Alberta).

The Business Corporations Act (Alberta) provides that a corporation may indemnify its current and former officers and directors against reasonable expenses which, in each case, were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer or director of the corporation, if: (i) they acted honestly and in good faith; (ii) in the case of a criminal or administrative proceeding, they had no reasonable cause to believe the conduct was unlawful. Unless limited by its articles of incorporation, a corporation shall be required to indemnify an officer or who was wholly successful in defense of a proceeding, against reasonable attorneys' fees.

RIVERVIEW MANAGEMENT CORPORATION

RMC's Articles state that it may, in its sole discretion indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of the Corporation, to the fullest extent allowed by the Business Corporations Act (Alberta).

The Business Corporations Act (Alberta) provides that a corporation may indemnify its current and former officers and directors against reasonable expenses which, in each case, were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer or director of the corporation, if: (i) they acted honestly and in good faith; (ii) in the case of a criminal or administrative proceeding, they had no reasonable cause to believe the conduct was unlawful. Unless limited by its articles of incorporation, a corporation shall be required to indemnify an officer or who was wholly successful in defense of a proceeding, against reasonable attorneys' fees.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following tables sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions and non-accountable expense allowance. All of the amounts shown are estimates, except the Securities and Exchange Commission registration and NASD filing fees.


            Securities and Exchange Commission registration fee............................ $ 4,385.29
            Accounting fees and expenses................................................... $ 5,000.00
            Printing and engraving expenses................................................ $ 5,000.00
            Transfer agent and registrar (fees and expenses)............................... $ 2,000.00
            Blue sky fees and expenses (including counsel fees)............................ $ 2,000.00
            Other legal fees and legal expenses............................................ $25,000.00
            Miscellaneous expenses......................................................... $ 8,000.00
                                                                                            ----------
            Total.......................................................................... $51,385.29
                                                                                            ==========

ITEM 26.  RECENT SALE OF UNREGISTERED SECURITIES.
Since December 2, 1997 the following FutureLink USA Common Shares have been issued and remain outstanding (adjusted for all consolidations):


                                           NUMBER               ISSUE PRICE               AGGREGATE              CONSIDERATION
DATE                                      OF SHARES              PER SHARE               ISSUE PRICE              RECEIVED
----                                      ---------              ---------               -----------              --------
December 2, 1997 (post 200:1                203,500                  N/A                  $1,286,737               Services
consolidation) and post 30:1
consolidation

December 18, 1997                         10,000,000                $0.01                  $100,000                  Cash
      SUB-TOTAL-DEC 31, 1997              10,203,500                                      $1,386,737
January 20, 1998                            83,334                  $3.00                  $250,000                  Cash
January 20, 1998                           1,540,000                $0.22                  $338,800             Share Exchange
April 3, 1998                               68,480                  $3.75                  $256,800                  Cash
April 3, 1998                               37,333                  $3.75                  $140,000                  Cash
April 22, 1998                              46,666                  $3.00                  $140,000                  Cash
April 22, 1998                              20,000                  $3.00                   $60,000                  Cash
                                         ----------                 -----                 ---------
     SUB-TOTAL - MAY 31, 1998            11,999,313(1)                                    $2,572,337
July 7, 1998                               3,500,000                $0.001                  $3,500                 Services
TOTAL- JULY 31, 1998                     15,499,313(1)                                    $2,575,837


Notes:

         (1) The figures in this schedule reconcile to the audited financial statements and the records of the Corporation. The records of the transfer agent vary and are shown as the following as issued and outstanding: December 31, 1997 10,231,025; May 31, 1998 11,826,834; and
         July 20, 1998 15,499,303.

ITEM 27.  EXHIBITS.

        (a) EXHIBITS

The following exhibits pursuant to Rule 601 of Regulation SB are included herein.

      3.1.1 Articles of Incorporation of Cortez Uranium and Mining Co. (now known as FutureLink USA), as amended dated April 4, 1955 (to be filed by amendment).

      3.1.2 Articles of Incorporation of FutureLink Alberta dated March 28, 1996 as amended dated June 13, 1996 and November 17, 1997.

      3.1.3 Articles of Incorporation of Riverview Management Corporation dated August 18, 1987, as amended.

      3.2.1 ByLaws of Core Ventures, Inc. (now known as FutureLink USA), as adopted July 20, 1997.

      3.2.2     By-Laws of FutureLink Alberta.

      3.2.3 By-Laws of Riverview Management Corporation, as adopted September 9, 1987.

      4.1.1 Agreement by and between FutureLink and Thomson Kernaghan & Co. Ltd. dated August 14, 1998.

      4.1.2 Share Purchase Agreement by and among FutureLink USA, Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation, SysGold Ltd., and FutureLink Alberta dated August 4, 1998.

      4.1.3 Targetco Acquisition Agreement by and between FutureLink USA and FutureLink Alberta, dated August 3, 1998.

      5 Jeffer, Mangels, Butler & Marmaro LLP Legal Opinion (to be filed by amendment).

      10.1.1 Commercial Insurance Policy with Financial Management Alberta Ltd., dated February 10, 1998.

      10.1.2 Indemnity Agreement by and between Core Ventures, Inc. (now known as FutureLink USA) and John Anastasios Xinos, dated January 19, 1998.

      10.1.3 Letter of Intent from Core Ventures, Inc. (now known as FutureLink USA) to Printscan International, Inc., dated August 22, 1997.

      10.1.4 Lease Agreement, as amended by and between Coffee.Com Interactive Cafe Corp. (now known as FutureLink Alberta) and Manufacturers Life Insurance Company, dated March 20, 1997.

      10.1.5 Employment Agreement by and between SysGold Ltd. and Apprentice of Calgary dated January 1, 1998.

      10.1.6 Consulting and Confidentiality Agreement by and between SysGold, Inc. and S.1.Systems Ltd., dated August 13, 1997.

      10.1.7 Independent Contractor Agreement by and SysGold Ltd. and BV Ridge Consulting dated March 10, 1997.

      10.1.8 Revised Offer to Lease by and between SysGold Ltd. and Bow Valley Square Management Ltd., dated March 24, 1998.

      10.1.9 Generic Contract Information Systems Services Agreement by and between UMC Resources CANADA Ltd. and SysGold Ltd., dated
                July 1, 1998.

      10.1.10 Business Partner Agreement with addendum by and between SysGold Ltd. and Lotus Development Canada Limited.

      10.1.11 Final Invoice/Enrollment Contract by and between SysGold Ltd. and Microsoft Certified Solution Provider, dated
                December 12, 1997.

      10.1.12 Agreement of understanding by and between SysGold Ltd. and Seanix.

      10.1.13 Industry Partner Agreement by and between MISSolutions D.B.A. ETI Solutions and SysGold Ltd.

      10.1.14 Arbor Systems Integration Partner Agreement by and between Arbor Software Corporation and SysGold, Inc., dated March 1, 1998.

      10.1.15 Citrix Solutions Network Membership Agreement by and between Citrix Systems, Inc. and FutureLink Alberta, dated May 5, 1998.

      10.1.16 Solution Provider Contract by and between IBM Canada Ltd. and SysGold Ltd. dated July 17, 1998.

      10.1.17 Distributor Authorized Reseller Agreement by and between Hewlett Packard and SysGold, Inc., dated March 19, 1998.

      10.1.18 Security Agreement by and between Canadian Imperial Bank of Commerce and Riverview Management Corporation, dated December 11, 1997.

      10.1.19 Letter Agreement by and between FutureLink USA and NTN Network, dated April 29, 1998.

      10.1.20 Enrollment Agreement by and between Microsoft Corporation and FutureLink, dated April 28, 1998.

      10.1.21 Service Agreement by and between FutureLink and Willson Stationers Ltd., dated June 1, 1998.

      10.1.22 Service Agreement by and between FutureLink and Jaws Technologies, Inc., dated June 1, 1998.

      10.1.23 Service Agreement by and between FutureLink and Financial Management Alberta, Ltd.

      10.1.24 Service Agreement by and between FutureLink and Chell McNeill, Inc., dated April 17, 1998.

      10.1.25 Service Agreement by and between FutureLink and Sheraton Business Forms Ltd. dated July 1, 1998.

      10.1.26 Service Agreement by and between FutureLink and Bankton Financial Corporation, dated April 17, 1998.

      10.1.27 Business Credit Agreement by and between Canadian Imperial Bank of Commerce and SysGold Ltd., dated April 16, 1998.

      10.1.28 Share Purchase Agreement by and among Core Ventures, Inc. (now known as FutureLink USA), FutureLink Alberta, Cameron Chell, and Linda Carling, dated January 20, 1998.

      10.1.29   FutureLink USA Stock Option Plan dated June 29, 1998.

      21        Subsidiaries of Issuer include:

                1.  FutureLink Alberta
                2.  Riverview Management Corporation

      23.1      Consent of Jeffer, Mangels, Butler & Marmaro LLP.

      23.2      Consent of Ernst & Young.

      23.2.2    Consent of Halpin Antony Owen Mayer.

      23.2.3    Consent of Buchanan Barry & Co.


ITEM 28.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                        (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)
                                (Section 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta on the 24th day of August, 1998.

                          FUTURELINK DISTRIBUTION CORP.


                          By: /s/ CAMERON CHELL
                             --------------------------------------------
                               Cameron Chell, Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Cameron Chell or Raghu Kilambi, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement for the same Offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.


                 Signature                                Capacity                                    Date
                 ---------                                --------                                    ----
/s/ CAMERON CHELL                                  CEO and Director                            August 24, 1998
----------------------------------------
Cameron Chell

/s/ ROBERT KUBBERNUS                               Director                                    August 24, 1998
----------------------------------------
Robert Kubbernus

                                                   Director                                    August 24, 1998
----------------------------------------
Bryson Farrill

/s/ RAGHU KILAMBI                                  Director, Vice President Corporate          August 24, 1998
----------------------------------------           Finance, Corporate Secretary,
Raghu Kilambi                                      CFO and Chief Accounting Officer

/s/ LINDA M. MURRAY                                Assistant Corporate                         August 24, 1998
----------------------------------------           Secretary
Linda M. Murray

/s/ PHILIP LADOUCEUR                               Director                                    August 24, 1998
----------------------------------------
Philip Ladouceur

/s/ DON BIALIK                                     President                                   August 24, 1998
---------------------------------------
Don Bialik

/s/ ROBERT H. KOHN                                 Director                                    August 24, 1998
---------------------------------------
Robert H. Kohn